UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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THE GOODYEAR TIRE & RUBBER COMPANY
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March 10, 2025

Dear Fellow Goodyear Shareholder,

Thank you for your continued investment in Goodyear. On behalf of the Board of Directors, I am pleased to invite you to attend the 2025 Annual Meeting of Shareholders.

It is my privilege to serve as Chairman of Goodyear’s Board of Directors. On behalf of the full Board, I would like to reaffirm our commitment to representing the interests of our shareholders through robust, independent oversight of the Company. From that perspective, I am pleased to provide an update on some of our key priorities over the last year, as we continue to transform Goodyear to create long-term, sustainable value.

GOODYEAR FORWARD

The Board remains committed to overseeing the execution of the Goodyear Forward transformation plan, and to ensuring that these initiatives align with our overall Company strategy.

Over the past year, the Board conducted in-depth analyses of proposed strategic transactions, ultimately determining that it was in the best interest of both Goodyear and its shareholders to pursue the sales of our off-the-road tire business and the Dunlop brand, respectively. Given the impact of these transactions as key milestones under Goodyear Forward, we remain confident in the plan’s ability to continue guiding the Company toward lower leverage, a stronger balance sheet and significant margin expansion.

COMPANY LEADERSHIP

Along with the rest of the Board, I have had the pleasure of working with Mark Stewart since he joined Goodyear as CEO and President in January 2024. Mark’s transition into the CEO role has been seamless. Mark has modeled a firm commitment to the people and values that define Goodyear, as demonstrated by his unwavering focus on leading the Company forward along the path towards achieving its strategic priorities.

I would also like to thank Prashanth Mahendra-Rajah for his service to Goodyear following his departure from the Board in January 2025. We appreciate his leadership and dedication to acting in the best interest of our shareholders throughout his tenure.

In terms of Board composition, we continue to prioritize diverse backgrounds and skills among our Directors, ensuring that the Board’s collective expertise is aligned with the Company today and the evolution of our strategy going forward. Leveraging the complementary attributes of our Directors has facilitated the Board’s effective strategic input and oversight of the Company in its pursuit of sustainable value creation.

SHAREHOLDER ENGAGEMENT

In 2024, Goodyear continued its robust shareholder engagement program, ultimately meeting with shareholders representing 67% of outstanding shares. The full Board remains committed to considering feedback received during these engagements, which play an integral role in informing our deliberations and decision-making processes. Goodyear has taken meaningful steps in response to recent shareholder feedback, including streamlining the metrics under our incentive programs and expanding the use of sustainable materials across our products.

On behalf of the Board, thank you for your continued investment in and support of Goodyear as we enter a new and exciting era in our Company’s history. We look forward to welcoming you at our Annual Meeting.

Sincerely,
Laurette T. Koellner Chairman of the Board

March 10, 2025

Dear Fellow Goodyear Shareholder,

I’ve had the privilege over the last year, my first as CEO of Goodyear, to meet with many Goodyear colleagues, customers and partners around the world to understand their perspectives on our business and opportunities ahead. Many of them generously shared candid feedback on what Goodyear is doing well and where we should continue to build and leverage our strengths to position the Company for long-term, profitable growth. I’ve seen first-hand in visits to our factories and retail stores how our talented associates are working every day to execute on our strategic priorities and deliver value for shareholders.

We remain committed to achieving these strategic priorities with our Goodyear Forward transformation plan, which paves the way for increased profitability and efficiency through three pillars: optimizing our portfolio, delivering significant margin expansion, and reducing leverage. Over the past year, we have taken meaningful steps towards meeting these goals, including the sale of our off-the-road tire business and the pending sale of the Dunlop brand.

At the same time, we’ve executed on our objective to increase consumer engagement and elevate both Goodyear and our brands. In September 2024, we collaborated with Ferrari on the launch of their new 12Cilindri car, reflecting our operational and cultural shift towards a premium, technology-driven strategy. This is just one example of our growing focus on the premium segment of the market that reflects our commitment to maximizing opportunities across the full value chain.

I’m particularly proud of these milestones as we achieved them against the backdrop of a persistently challenging environment in 2024. Higher imports of low-cost tires into the U.S. and European markets continued to impact industry volumes and Goodyear’s performance. Despite these challenges, our focused execution on the Goodyear Forward plan drove significant improvement in our operating results for 2024. This also marks the first year we have expanded margins since 2015, excluding the year immediately following the COVID-19 pandemic.

We also announced increased targets for Goodyear Forward following its strong momentum to date. I am confident in the ability of our associates to continue our progress towards creating sustainable, long-term value while upholding Goodyear’s legacy of innovation.

I am grateful to our shareholders for your support as we move forward in our transformation journey. Since joining Goodyear, I have had the pleasure of engaging in productive conversations with many current and prospective investors. Your feedback continues to play a critical role in the executive team’s evaluation of our business, consideration of our priorities, and how we execute. I look forward to continuing our dialogue in the coming year.

Sincerely,
Mark W. Stewart Chief Executive Officer and President

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

To the shareholders:

The 2025 Annual Meeting of Shareholders of The Goodyear Tire & Rubber Company, an Ohio corporation (“Goodyear,” “Company,” “we,” “our” or “us”), will be held in a virtual format only on Monday, April 14, 2025 at 4:30 p.m., Eastern Time, for the following purposes (the “Annual Meeting”):

   To elect the twelve members of the Board of Directors named in the Proxy Statement to serve one-year terms expiring at the 2026 Annual Meeting of Shareholders (Proposal 1);

  To consider and approve an advisory resolution regarding the compensation of our named executive officers (Proposal 2);

   To consider and approve a proposal regarding the amendment of the 2022 Performance Plan of The Goodyear Tire & Rubber Company (Proposal 3);

  To consider and approve a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025 (Proposal 4);

   To consider and vote upon a shareholder proposal if properly presented at the meeting (Proposal 5); and

   To act upon such other matters and to transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Location:

Virtual Shareholders Meeting

www.virtualshareholdermeeting.com/GT2025

See page 103 for further information regarding attending the virtual meeting.

Time & Date:

Monday, April 14, 2025 at 4:30 p.m.,

Eastern Time

The Board of Directors fixed the close of business on February 18, 2025 as the record date for determining shareholders entitled to notice of, and to vote at, the 2025 Annual Meeting. Only holders of record of shares of common stock, without par value, of Goodyear (“Common Stock”) at the close of business on February 18, 2025 will be entitled to vote at the 2025 Annual Meeting and postponements or adjournments, if any, thereof.

If you are not able to attend, we hope that you will vote by proxy. These proxy materials contain detailed information about the matters on which we are asking you to vote. Please read the materials, including the Board’s recommendation on each Proposal, thoroughly. Your vote is very important to us.

March 10, 2025

By order of the Board of Directors

Daniel T. Young, Secretary

Please vote via the internet or by telephone or complete, date and sign your Proxy and return it promptly in the enclosed envelope

PROXY STATEMENT SUMMARY

This summary is an overview of information that you will find elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. This proxy statement and the form of proxy are first being sent to shareholders on or about March 10, 2025.

Proposals and Board Recommendations

Proposal		Board’s Voting Recommendation	Page Reference

1.	Election of Directors	FOR each Nominee	15

2.	Advisory Vote on Executive Compensation	FOR	22

3.	Amendment to 2022 Performance Plan	FOR	86

4.	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	97

5.	Shareholder Proposal regarding tire and road wear particle goals and timelines	AGAINST	99

Business Overview

Goodyear is one of the world’s leading manufacturers of tires, engaging in operations in most regions of the world. In 2024, our net sales were $18,878 million and Goodyear net income was $70 million. We develop, manufacture, distribute and sell tires for most applications through our strong portfolio of brands, led by the Goodyear brand, one of the most recognizable brand names in the world, as well as the Cooper, Dunlop, Mickey Thompson, Kelly, Mastercraft, Roadmaster, Debica, Sava and Fulda brands.

We are one of the world’s largest operators of commercial truck service and tire retreading centers. We operate approximately 800 retail outlets where we offer our products for sale to consumer and commercial customers and provide repair and other services. We have a pervasive distribution network that is focused on making the tire buying process easier — with a concentrated network of aligned third-party distributors, approximately 350 warehouse distribution facilities, and a leading business-to-consumer e-commerce platform.

We manufacture our products in 53 manufacturing facilities in 20 countries, including the United States, and we have marketing operations in almost every country around the world. We employ approximately 68,000 full-time and temporary associates worldwide.

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PROXY SUMMARY

2024 Operating Results

2024 marked a year of challenging industry dynamics that were reflected in our top line results. However, through commitment to and strong execution of the Goodyear Forward transformation plan, we strengthened our foundation and delivered significant improvements in segment operating income.

The replacement industry saw significant growth in the import of low-cost tires into the U.S. and European marketplace at unprecedented levels. These imported tires drove the overall replacement industry up 3% globally, resulting in Goodyear’s volume performance being lower than the industry, although it continues to be more in line with other tier 1 tire manufacturers. As we navigated through lower volume, we reduced production at our tire manufacturing facilities to prevent the build up of excess inventory. These actions resulted in higher unabsorbed fixed cost compared to 2023.

Despite these challenges, Goodyear maintained its leading position in the U.S. replacement market and remains a leader in other key markets around the world. Goodyear also continued to perform well at OE with year over year volume growth, outpacing the global industry which declined 2% from 2023. Our win rate on premium fitments, including electric vehicles, continues to be strong.

Overall, we delivered significant earnings growth compared to 2023, with segment operating income increasing $350 million, or 36%, and margin of 7%, up 220 basis points from last year. This marks the first year we have expanded segment operating income and margins since 2015, excluding the year immediately following COVID. The execution of the Goodyear Forward transformation plan was critical to delivering these results. As we navigated throughout the year, we were able to continuously raise our 2024 expectations on the Goodyear Forward plan, ultimately delivering $480 million of improvements and raising our expected 2025 exit run rate to $1.5 billion of benefits. Additionally, we delivered on critical milestones such as announcing the definitive agreement for the sale of the Dunlop brand to Sumitomo Rubber Industries within the first week of 2025 and closing on the sale of the off-the-road tire business to The Yokohama Rubber Company on February 3, 2025. These actions will allow us to reduce leverage and fund initiatives in connection with the Goodyear Forward transformation plan.

Looking forward, our focus remains on delivering our increased targets as part of the Goodyear Forward transformation plan including:

•	$1.5 billion of gross annual run rate benefits
•	10% segment operating margin by Q4 2025
•	Portfolio optimization with gross proceeds greater than $2 billion
•	Net leverage of 2.0x – 2.5x

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PROXY SUMMARY

Shareholder Engagement and Responsiveness

We believe that it is important for us to communicate regularly with shareholders regarding areas of interest or concern. We have a robust shareholder engagement program that includes an annual outreach that is focused on our long-term business strategy, executive compensation, corporate governance, corporate responsibility and other topics suggested by our shareholders. Our annual outreach helps to ensure that our shareholders are heard and able to communicate directly with us on these important matters.

Our annual engagement process

As part of our annual outreach (based on our outstanding Common Stock as of September 30, 2024):

We requested the opportunity to meet with shareholders representing 77% of outstanding shares held by institutional and other significant investors.	We engaged with shareholders representing 67% of outstanding shares held by institutional and other significant investors. The Chairperson of our Compensation Committee participated in many of the meetings.

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PROXY SUMMARY

Our outreach this year gave us an opportunity to discuss:

•	Business and Strategy: Recent financial and strategic highlights, including meaningful progress on our Goodyear Forward transformation plan.
•	Board of Directors: Ongoing refreshment efforts, as well as the alignment of director skills with Goodyear’s strategy and oversight responsibilities.
•	Executive Compensation: Overview of our compensation program and its evolution over time to reflect shareholder feedback.
•	Corporate Responsibility: Progress towards achieving the “Better Future” ambitions detailed in our Corporate Responsibility Report.

Actions Informed by Shareholder Feedback:

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PROXY SUMMARY

Executive Compensation Highlights

Our executive compensation program is designed to support achievement of our business objectives and to serve the long-term interests of our shareholders and is strongly aligned to Company performance and measurable financial and other metrics, thereby aligning management’s interests with our shareholders’ interests by focusing management on driving increased shareholder value. Our financial and other metrics also continue to be aligned with our strategic objectives, as shown in the table below.

Strategic Objective	Metric

Profitability	SOI Margin, Net Income and 3-year margin growth aligned with Goodyear Forward

Strong Liquidity	Free Cash Flow

Return Generated on Investments in Business	Cash Flow Return on Capital

Superior Shareholder Returns	Relative TSR Modifier

Specific Drivers of Business	Strategic Objectives

The resulting compensation for our named executive officers is comprised of a mix of variable and fixed compensation that is strongly linked to our performance. For 2024, our compensation metrics were:

	Incentive Program	Metrics	Weighting

ANNUAL INCENTIVES	Annual Incentive Plan	Free Cash Flow	40%
		Segment Operating Income (SOI) Margin	40%
		Strategic Objectives (New Mobility, Reduction in Greenhouse Gas Emissions and PEC Maturity)	20%

LONG-TERM AWARDS		2024-2026 Awards 2024 Performance Period Financial Metrics
	Performance-Based Awards (Paid out in Equity and Cash)	Net Income	40%
		Cash Flow Return on Capital	40%
		3-Year Average Margin Growth	20%

	Restricted Stock Units	Three-year ratable vesting

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PROXY SUMMARY

Director Nominees

Our well-qualified and diverse group of directors brings an important mix of leadership, boardroom and operating experience to Goodyear. Our directors provide us with critical insights on many important issues facing our business. These collective attributes enable the Board to exercise appropriate independent oversight of management and pursue long-term, sustainable shareholder value creation by providing strategic input on the development and oversight of the implementation of our long-term strategy.

Our Board seeks to have well-balanced tenures, with longer serving directors who provide knowledge of our business through industry cycles and newer directors with fresh perspectives.

Consistent with our Corporate Governance Guidelines, the Governance Committee seeks nominees who will provide a diversity of perspectives in Board deliberations, as well as diversity in personal characteristics, such as age, gender and ethnicity. The Governance Committee and the Board believe that Goodyear’s current Board composition is consistent with the goal of creating a Board that best serves the needs of the Company and the interests of its shareholders.

The composition of the nominees for election to the Board at the 2025 Annual Meeting is reflected below. See Proposal 1 for additional details.

vi

PROXY SUMMARY

Corporate Governance Highlights

WE HAVE AN ABIDING COMMITMENT TO GOOD GOVERNANCE, AS ILLUSTRATED BY THE FOLLOWING PRACTICES:

•  Annually elected directors; no classified board

•  Majority voting for the election of directors with a resignation policy

•  Independent Board Chairman with clear, robust responsibilities

•  100% independent audit, compensation and nominating committees

•  Regular executive sessions of the independent directors

•  Conduct annual Board and Committee evaluations

•  Proxy access available to 3 year, 3% shareholders for up to 20% of Board

•  Overboarding policy in place for directors

•  No poison pill in place

•  Shareholders have the right to call a special meeting at 25%

•  Robust claw-back policy for accounting restatements and detrimental conduct

•  Clear and robust corporate governance guidelines

•  Maintain a leading corporate responsibility program with Board oversight

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Notice of 2025 Annual Meeting of Shareholders and Proxy Statement
Proxy Statement Summary
1	Corporate Governance Principles and Board Matters

2	Board Leadership Structure

3	Board’s Role in Risk Oversight

5	Management Succession Planning

5	Consideration of Director Nominees

5	Director Selection Guidelines

6	Identifying and Evaluating Nominees for Director

8	Board Structure and Committee Composition

12	Corporate Responsibility

14	Communications with the Board

14	Board Independence

14	Overboarding Policy
15	Proposal 1 – Election of Directors
22	Proposal 2 – Advisory Vote to Approve the Compensation of Our Named Executive Officers
23	Compensation Discussion and Analysis Table of Contents
24	Compensation Discussion and Analysis

24	Executive Summary

27	Compensation Philosophy and Strategy

28	Process for Determining Executive Compensation

32	2024 Executive Compensation Elements

33	CEO Offer Letter

34	Annual Compensation

39	Long-Term Compensation

48	Retirement and Other Benefits

52	Compensation Policies and Practices
54	Compensation Committee Report
55	Executive Compensation

55	Summary Compensation Table

58	Grants of Plan-Based Awards

60	Outstanding Equity Awards at Fiscal Year-End

62	Option Exercises and Stock Vested

62	Defined Contribution Plan Benefits

63	Pension Benefits

66	Nonqualified Deferred Compensation

67	Potential Payments Upon Termination or Change-in-Control

73	Director Compensation Table

75	Risks Related to Compensation Policies and Practices

75	Pay Ratio

76	Item 402(v) Pay Versus Performance Table
80	Beneficial Ownership of Common Stock
83	Related Person Transactions
84	Principal Accountant Fees and Services
85	Report of the Audit Committee
86	Proposal 3 – Approval of Amendment of 2022 Performance Plan
97	Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm
99	Proposal 5 – Shareholder Proposal
102	General Information

102	Shares Voting

102	Vote Required

103	Attending the Virtual Annual Meeting

103	Adjourned Meeting

104	Voting Shares Held in Street Name

104	Savings Plan Shares

104	Voting of Proxy

105	Revocability of Proxy

105	Confidentiality

105	Shareholders Sharing the Same Address

106	Form 10-K

106	Costs of Solicitation

106	Submission of Shareholder Proposals and Nominations

107	Other Business
108	Exhibits

108	Exhibit A - Use of Forward-Looking Statements

110	Exhibit B - Use of Non-GAAP Financial Measures

111	Exhibit C - 2022 Performance Plan, as amended

USE OF FORWARD-LOOKING STATEMENTS AND NON-GAAP FINANCIAL MEASURES

For additional information regarding our use of forward-looking statements in this Proxy Statement, see Exhibit A. For additional information regarding total segment operating income and segment operating income margin, which are non-GAAP financial measures, including reconciliations to the most directly comparable GAAP financial measures, see Exhibit B.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Goodyear is committed to having sound corporate governance principles. Having such principles is essential to running Goodyear’s business efficiently and to maintaining Goodyear’s integrity in the marketplace. Goodyear’s Corporate Governance Guidelines, Business Conduct Manual, Board of Directors and Executive Officers Conflict of Interest Policy and charters for each of the Audit, Human Capital and Compensation, Corporate Responsibility and Compliance, Finance, and Governance Committees are available at https://corporate.goodyear.com/us/en/investors/governance.html. Please note, however, that information contained on the website is not incorporated by reference in this Proxy Statement or considered to be a part of this document. A copy of the committee charters and corporate governance policies may also be obtained upon request to the Goodyear Investor Relations Department.

COMMITTEE MEMBERSHIP AND MEETINGS HELD DURING 2024

Committees
	Independent	Audit	Human Capital & Compensation	Corporate Responsibility & Compliance	Finance	Governance	Executive

Ms. Clayton			MEMBER	CHAIR			MEMBER

Mr. Firestone			CHAIR		MEMBER		MEMBER

Mr. Geissler		MEMBER			MEMBER

Mr. Hinrichs			MEMBER	MEMBER

Ms. Koellner, Chairman			MEMBER			CHAIR	CHAIR

Ms. Lewis					CHAIR	MEMBER	MEMBER

Mr. Mahendra-Rajah		MEMBER		MEMBER

Mr. McGlade		CHAIR				MEMBER	MEMBER

Mr. Mitchell		MEMBER			MEMBER

Ms. Siu				MEMBER	MEMBER

Mr. Stewart							MEMBER

Mr. Wessel				MEMBER

Mr. Wood		MEMBER				MEMBER

Number of Meetings in 2024		6	5	4	4	4	0

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Board Leadership Structure

Board Leadership Structure

Since January 29, 2024, the Board has separated the roles of Chairman of the Board of Directors and Chief Executive Officer. Ms. Koellner, the former Lead Director, is Chairman of the Board. The Board believes that this leadership structure is the most appropriate for the Company and its shareholders at this time. The Board does not have a specific policy with respect to separating or combining the roles of Chairman and Chief Executive Officer, or whether the Chairman should be an employee or non-employee director, and will continue to review the Board leadership structure in light of corporate governance standards, market practice and the Company’s specific needs and circumstances.

Currently, the Board believes that having Ms. Koellner serve as Chairman and Mr. Stewart serve as Chief Executive Officer and President best positions the Company to compete successfully and advance our shareholders’ interests. We believe this structure promotes active participation of the independent directors and strengthens the role of the Board in fulfilling its oversight responsibility while recognizing the day-to-day management direction provided by the Chief Executive Officer.

Ms. Koellner has served as a member of the Board since February 2015 and as Lead Director from June 30, 2019 through January 29, 2024, when she was elected Chairman of the Board. Ms. Koellner’s deep knowledge of the Company and her significant board leadership and senior executive management experience, including extensive international business experience, as well as financial and human resources experience, is valuable to the Board in her role as Chairman.

The Governance Committee believes that Ms. Koellner is highly qualified to serve as our Chairman and that she provides strong leadership of the Board and the independent and non-management directors and diligently fulfills her duties as Chairman.

CHAIRMAN DUTIES

•	Preside at all meetings of the Board, including executive sessions of the independent directors

•	Interact directly with all members of the Board and provide for the Board to fulfill its responsibilities effectively

•	Call meetings or executive sessions of the independent directors, and coordinate and develop the agenda for those meetings or sessions

•	Approve the schedule of Board meetings to ensure that there is sufficient time for discussion of all agenda items

•	Approve all information sent to the Board, including meeting agendas, and advise on and specifically request the inclusion of information in meeting materials
•	Interview all Board candidates and make recommendations to the Governance Committee and the Board

•	Discuss with the Governance Committee the membership of Board committees and the selection of committee chairmen

•	Evaluate, together with the Compensation Committee, the CEO’s performance, and meet with the CEO to discuss that evaluation

•	Assist the Governance Committee in connection with the annual Board and committee evaluation process, and address any issues regarding director performance

•	If requested by major shareholders, ensure that she is available for consultation and direct communication in appropriate circumstances

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Board Leadership Structure

In addition to the comprehensive oversight responsibilities of our independent Chairman of the Board, the other independent directors have ample opportunity to, and regularly do, assess the performance of the CEO and provide meaningful direction to him.

The Board has strong and effective independent oversight of management:

•	83% of the Company’s director nominees are independent;

•	All members of the Audit, Compensation and Governance Committees are independent directors;

•	Committee Chairmen, all of whom are independent, approve agendas for their committee meetings;

•

Board and Committee agendas are prepared based on discussions with all directors and recommendations from management, and all directors are encouraged to request agenda items, additional information and/or modifications to schedules as they deem appropriate; and

•	The Board holds executive sessions of the independent directors at each Board meeting that are led by the Chairman of the Board.

The Board’s policy is that it must retain the flexibility to determine the most effective Board leadership structure at any particular point in time. As a result, the Board has the responsibility to establish our leadership structure, including in connection with any CEO succession. Some of the factors that the Board has considered, and may consider in the future, in combining or separating the Chairman and CEO roles, include:

•	The respective responsibilities of the Chairman of the Board and the CEO;

•

The effectiveness of the current Board leadership structure, including the Board’s assessment of the performance of the Chairman and CEO and whether the Board is maintaining strong, independent oversight of management;

•	Shareholder views on our Board leadership structure;

•	The Company’s operating and financial performance, including the potential impact of particular leadership structures on the Company’s performance;

•	The ability to attract or retain well-qualified candidates for the positions of CEO and Chairman of the Board;

•	Practices at other similarly situated U.S. public companies; and

•	Legislative and regulatory developments.

Board’s Role in Risk Oversight

Management continually monitors the material risks facing the Company, including competitive, strategic, operational, financial (accounting, liquidity and tax), legal, regulatory, cybersecurity, and environmental, social and governance risks. The Board as a whole has responsibility for oversight of management’s identification and management of, and planning for, those risks. Reviews of certain areas are conducted by relevant Board Committees that report their deliberations to the Board.

The Board and its Committees oversee risks associated with their principal areas of focus, as summarized below. The Board and its Committees exercise their risk oversight function by carefully evaluating the reports they receive from management and

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Board’s Role in Risk Oversight

by making inquiries of management with respect to areas of particular interest to the Board. Board oversight of risk is enhanced by the fact that the Chairman attends virtually all Committee meetings and that Committee reports are provided to the full Board following each Committee meeting. We believe that our leadership structure also enhances the Board’s risk oversight function since our Chairman regularly discusses the material risks facing the Company with management. Our CEO, who is also a director, is expected to report candidly to his fellow directors on his assessment of the material risks we face, based upon the information he receives as part of his management responsibilities. The Chairman and the CEO are well-equipped to lead Board discussions on risk issues.

BOARD/COMMITTEE AREAS OF RISK OVERSIGHT

Full Board

•  Strategic, financial and execution risk associated with the annual operating plan and strategic plan (including allocation of capital investments), as well as the Goodyear Forward transformation plan;

•  Major litigation and regulatory matters;

•  Significant acquisitions and divestitures; and

•  Management succession planning.

Audit Committee

•  Risks associated with financial matters, particularly financial reporting and disclosure, accounting, and internal controls, information technology and cybersecurity, and internal controls over environmental, social and governance (ESG) reporting.

Human Capital and Compensation Committee	• Risks associated with the establishment and administration of executive compensation, incentive compensation programs, human capital management and performance management of officers.

Governance Committee	• Risks associated with Board effectiveness and organization, corporate governance matters, and director succession planning.

Finance Committee	• Risks associated with liquidity, pension plans (including investment performance, asset allocation and funded status), tax strategies, currency and interest rate exposures, and insurance strategies.

Committee on Corporate Responsibility and Compliance	• Risks associated with health, safety and the environment, climate change, sustainability, product quality, and the Company’s legal and ethical compliance programs.

4

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Management Succession Planning

Management Succession Planning

The Board of Directors considers the selection and retention of, and succession planning for, the Chief Executive Officer and other senior leaders to be one of its most important responsibilities. In accordance with our Corporate Governance Guidelines, the CEO delivers a report regarding succession planning with respect to the office of the Chief Executive Officer and other members of the executive management team on at least an annual basis. The Board then discusses management succession with the CEO, and during an executive session when the CEO is not present. These discussions include an evaluation of potential internal candidates for succession and identification of additional experience that candidates should gain to be ready to succeed in their proposed new roles. The Board also retains, from time to time, outside advisors to assist the Board in assessing our senior leadership and identifying developmental needs. As necessary, the Board also considers the need to recruit talent externally if internal candidates do not possess the requisite skills. In practice, these discussions often occur more frequently than annually, based on the Company’s needs at any particular time.

The Board also reviews, on an annual basis, talent across the entire organization, including diversity and how promotions and new hires supplement the diversity pool, focusing on what skill sets are needed for our associates to be successful. More frequent updates on progress against our goals are provided to the Human Capital and Compensation Committee (the “Compensation Committee”) in their meetings throughout the year. Associates who may become members of the executive team in the next five to ten years are provided exposure to the Board through presentations and other networking events.

A recent example of the Board’s succession planning activities is the CEO transition in 2024. In November 2023, Mr. Kramer finalized his plans to retire as Chairman, CEO and President of the Company. In connection with Mr. Kramer’s planned retirement, which was previously discussed with the Board as part of the Company’s ongoing and active succession planning process, the Board retained a leading executive search firm and conducted an extensive search, which considered both internal and external candidates for the CEO role. Ultimately, in January 2024, we named Mark W. Stewart as CEO and President. In addition, the position of Chairman of the Board was transitioned from Mr. Kramer to Ms. Koellner, our former independent Lead Director.

Consideration of Director Nominees

The Governance Committee will consider properly submitted shareholder nominations of candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Director.” In evaluating nominations, the Governance Committee seeks to address the criteria described below under “Director Selection Guidelines.”

Any shareholder desiring to submit a proposed candidate for consideration by the Governance Committee should send the name of the proposed candidate, together with biographical data and background information concerning the candidate, to the Office of the Secretary, The Goodyear Tire & Rubber Company, 200 Innovation Way, Akron, Ohio 44316-0001.

Director Selection Guidelines

The Board of Directors has approved guidelines for selecting directors as part of our Corporate Governance Guidelines. Criteria considered in the selection of directors include:

•	Personal qualities and characteristics, including the highest personal and professional integrity, sound judgment, and reputation in the business community or a record of public service;

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Director Selection Guidelines

•	Substantial business experience or professional expertise and a record of accomplishments;

•	Experience and stature necessary to be highly effective, working with other members of the Board, in serving the long-term interests of shareholders;

•	Ability and willingness to devote sufficient time to the affairs of the Board and the Company and to carry out their duties effectively;

•

The needs of the Company at the time of nomination to the Board and the fit of a particular individual’s skills and personality with those of the other directors in building a Board that is effective and responsive to the needs of the Company;

•	Diverse business experience, substantive expertise, skills and background, as well as diversity in personal characteristics, such as age, gender and ethnicity; and

•	Ability to satisfy Goodyear’s and The Nasdaq Stock Market’s independence standards.

Identifying and Evaluating Nominees for Director

The Governance Committee (in this section, the “Committee”) is responsible for identifying, screening and recommending persons for nomination to the Board. The Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. On occasion, the Committee also retains third-party executive search firms to identify candidates. Under our prior master labor agreement with the United Steelworkers (the “USW”), the USW had the right to nominate a candidate for consideration for membership on the Board. Mr. Wessel, who became a director in December 2005, was identified and recommended by the USW.

Once a prospective nominee has been identified, the Committee makes an initial determination on whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members and the likelihood that the prospective nominee can satisfy the director selection guidelines described above. If the Committee determines, in consultation with the non-executive Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the standards and qualifications set out in Goodyear’s director selection guidelines. The Committee also considers such other relevant factors as it deems appropriate, including the balance of management and independent directors and the evaluations of other prospective nominees. The Committee seeks to have a diverse Board representing a range of backgrounds, knowledge and skills relevant to the Company’s business and the needs of the Board. We consider the members of our Board to have a diverse set of business and personal experiences, backgrounds and expertise, and to be diverse in terms of age, gender and ethnicity. These diversity characteristics are among the Board’s priorities when evaluating a pool of potential director candidates.

6

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Identifying and Evaluating Nominees for Director

In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, the Chairperson of the Committee, one or more other members of the Committee and others as appropriate, interview prospective nominees in person or virtually. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated for election to the Board, and the Board makes its decision after considering the recommendation and report of the Committee.

DIRECTOR SKILL MATRIX

Our Board nominees are committed, qualified individuals with a diverse and complementary blend of skills, business and personal experiences, backgrounds and expertise, including the following:

Skills

Public Company CEO/CFO

Financial Expert / M&A / Capital Markets

Industrial Manufacturing

Automotive / Auto Supply Chain

Technology

International

Marketing and Branded Consumer Products

Business Model Transformation

Legal / Regulatory

7

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Identifying and Evaluating Nominees for Director

Public Company CEO/CFO	Directors who have served in senior leadership roles at large organizations provide us with a practical understanding of organizations, processes, strategy, risk management and other factors that promote growth.

Financial Expert/M&A/Capital Markets	An understanding of finance and accounting assists our directors in overseeing our financial reporting and internal controls to ensure they are accurate and transparent.

Industrial Manufacturing	Directors with manufacturing experience provide valuable insight to management on the development and execution of our strategy.

Automotive / Auto Supply Chain	Directors with experience in automotive or the automotive supply chain provide valuable insight to management on our broader industry and the factors impacting it.

Technology	Directors with expertise in technology provide valuable insight to management in developing advanced technologies that enable us to deliver superior products and services to our customers and directors with cybersecurity experience help us to effectively manage our information technology and cybersecurity risks.

International	As a global company, we benefit from our directors who have experience with multinational companies or in international markets to help direct our global business plans and navigate challenges that we may encounter in our international operations.

Marketing and Branded Consumer Products	Marketing and branding initiatives are essential to our growth strategy to increase market share in a competitive industry.

Business Model Transformation	Directors who have enabled transformational growth help us consider how our products and services are delivered in the market as consumer preferences change over time.

Legal/Regulatory	Directors with knowledge of the legal and regulatory framework in which we operate help evaluate risks and how our business may be impacted by governmental actions and public policy.

Board Structure and Committee Composition

As of the date of this Proxy Statement, Goodyear’s Board has twelve directors, each elected annually, and the following six committees: (1) Audit, (2) Human Capital and Compensation, (3) Corporate Responsibility and Compliance, (4) Finance, (5) Governance and (6) Executive. The membership and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board, except for the Executive Committee which is provided for by our Code of Regulations. During 2024, the Board held 9 meetings. Each incumbent director attended at least 75% of all Board and applicable Committee meetings. Directors are expected to attend annual meetings of Goodyear’s shareholders. All of the directors who then served on the Board attended the last annual meeting of shareholders.

8

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Audit Committee

Audit Committee

MEMBERS:

Mr. Geissler

Mr. McGlade (Chairperson)

Mr. Mitchell

Mr. Wood

MEETINGS IN 2024: 6

The Board has determined that each member of the Audit Committee is independent within the meaning of Goodyear’s independence standards and applicable Securities and Exchange Commission (“SEC”) rules and regulations, Mr. McGlade, Mr. Mitchell and Mr. Wood are audit committee financial experts.

KEY RESPONSIBILITIES:

The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the integrity of Goodyear’s financial statements, Goodyear’s compliance with legal and regulatory requirements related to financial reporting, the independent registered public accounting firm’s qualifications and independence, and the performance of Goodyear’s internal auditors and independent registered public accounting firm. The Audit Committee appoints, evaluates and determines the compensation of Goodyear’s independent registered public accounting firm; reviews and approves the scope of the annual audit plan; reviews and pre-approves all auditing services and permitted non-audit services (and related fees) to be performed by the independent registered public accounting firm; oversees investigations into complaints concerning financial matters; reviews policies and guidelines with respect to risk assessment and risk management, including Goodyear’s major financial risk exposures; oversees Goodyear’s information technology and cybersecurity strategy; prepares the Audit Committee report for inclusion in the annual proxy statement; oversees management’s design, implementation and operation of disclosure and internal controls over ESG reporting; and annually reviews the Audit Committee charter and the Committee’s performance. The Audit Committee works closely with management as well as Goodyear’s independent registered public accounting firm. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from Goodyear for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The report of the Audit Committee is on page 85 of this Proxy Statement.

Human Capital and Compensation Committee

MEMBERS:

Ms. Clayton

Mr. Firestone (Chairperson)

Mr. Hinrichs

Ms. Koellner

MEETINGS IN 2024: 5

The Board has determined that each member of the Compensation Committee is independent within the meaning of Goodyear’s independence standards and applicable Nasdaq listing standards.

KEY RESPONSIBILITIES:

The Board of Directors has delegated to the Compensation Committee primary responsibility for establishing and administering Goodyear’s compensation programs for officers and other key personnel. The Compensation Committee oversees Goodyear’s compensation and benefit plans and policies for directors, officers and other key personnel, administers its incentive compensation plans (including reviewing and approving grants to officers and other key personnel), and reviews and approves annually all compensation decisions relating to officers, including the Chief Executive Officer. The Compensation Committee also prepares a report on executive compensation for inclusion in the annual proxy statement, reviews and discusses the Compensation Discussion and Analysis with management and recommends its inclusion in the annual proxy statement, and periodically reviews our human capital management strategies and progress. The report of the Compensation Committee is on page 54 of this Proxy Statement.

In performing its duties, the Compensation Committee meets periodically with the CEO to review compensation policies and specific levels of compensation paid to officers and other key personnel, and reports and makes recommendations to the Board regarding executive compensation policies and plans. The Compensation Committee informs the non-management directors of the Board of its decisions regarding compensation for the CEO and other significant

9

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Human Capital and Compensation Committee

Human Capital and Compensation Committee (continued)

decisions related to the administration of its duties. The Compensation Committee also will consider the results of shareholder advisory votes on executive compensation matters and the changes, if any, to Goodyear’s executive compensation policies, practices and plans that may be warranted as a result of any such vote and reviews an annual risk assessment of Goodyear’s executive compensation policies, practices and plans as part of its role in overseeing management’s identification and management of, and planning for, compensation-related risks. Under its charter, the Compensation Committee may delegate its authority to one or more of its members as appropriate.

The Compensation Committee has the authority to retain outside advisors, including independent compensation consultants, to assist it in evaluating actual and proposed compensation for officers. The Compensation Committee also has the authority to approve, and receive appropriate funding from Goodyear for, any such outside advisor’s fees. Prior to retaining any such advisors, the Compensation Committee considers the independence-related factors identified in applicable securities laws and Nasdaq listing standards. During 2024, the Compensation Committee retained Exequity LLP as its compensation consultant, and has determined that Exequity is independent. The Compensation Committee solicits advice from the compensation consultants on executive compensation matters relating to the CEO and other officers. This advice is described in more detail under the heading “Compensation Discussion and Analysis — Process for Determining Executive Compensation — Independent Compensation Consultant.”

Committee on Corporate Responsibility and Compliance

MEMBERS: Ms. Clayton (Chairperson) Mr. Hinrichs Ms. Siu Mr. Wessel MEETINGS IN 2024: 4

KEY RESPONSIBILITIES:

The Committee on Corporate Responsibility and Compliance reviews Goodyear’s legal and ethical compliance programs as well as its business conduct policies and practices and its policies and practices regarding its relationships with shareholders, employees, customers, governmental agencies and the general public. The Committee monitors Goodyear’s objectives, policies, programs and performance with respect to ESG matters, including its climate strategy, sustainability initiatives, and compliance with environmental laws and regulations. The Committee also monitors Goodyear’s objectives, policies, programs and performance with respect to workplace health and safety and product quality. The Committee may recommend appropriate new policies to the Board of Directors.

10

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Finance Committee

Finance Committee

MEMBERS: Mr. Firestone Mr. Geissler Ms. Lewis (Chairperson) Mr. Mitchell Ms. Siu MEETINGS IN 2024: 4

KEY RESPONSIBILITIES:

The Finance Committee consults with management and makes recommendations to the Board of Directors regarding Goodyear’s capital structure, dividend policy, tax strategies, compliance with terms in financing arrangements, insurance strategies, banking arrangements and lines of credit, pension plan funding, and significant mergers and acquisitions and other business development activities. The Finance Committee also reviews and consults with management regarding policies with respect to interest rate and foreign exchange risk, liquidity management, counterparty risk, derivative usage, credit ratings, and investor relations activities.

Governance Committee

MEMBERS:

Ms. Koellner (Chairperson)

Ms. Lewis

Mr. McGlade

Mr. Wood

MEETINGS IN 2024: 4

The Board has determined that each member of the Governance Committee is independent within the meaning of Goodyear’s independence standards.

KEY RESPONSIBILITIES:

The Governance Committee identifies, evaluates and recommends to the Board of Directors candidates for election to the Board. The Governance Committee also develops and recommends appropriate corporate governance guidelines, recommends policies and standards for evaluating the overall effectiveness of the Board of Directors in the governance of Goodyear and undertakes such other activities as may be delegated to it from time to time by the Board of Directors. The Governance Committee also makes recommendations to the Board of Directors regarding the composition, organization, structure and operations of the Board and its committees, including the leadership structure of the Board and separating or consolidating the positions of Chairman and Chief Executive Officer.

Executive Committee

MEMBERS: Ms. Clayton Mr. Firestone Ms. Koellner (Chairperson) Ms. Lewis Mr. McGlade Mr. Stewart MEETINGS IN 2024: 0

KEY RESPONSIBILITIES:

The Executive Committee is comprised of the Chairperson of each of the Board’s other standing committees, the Chief Executive Officer and the Chairman of the Board, who serves as Chairperson of the Executive Committee. The Executive Committee may transact all business and take any actions that can be done by the Board of Directors, except that it does not have authority to fill any Board or committee vacancies.

11

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Corporate Responsibility

Corporate Responsibility

Corporate responsibility is an integral part of our business strategy and how we work. We are committed to ethical and sustainable practices to protect the planet and people; give back to the community; provide a safe and healthy workplace; and engage our associates in these efforts. We believe this approach improves our ability to reach consumers with our products and drive long-term value across the business.

Goodyear defines sustainability as responsibly balancing environmental, societal and financial demands without compromising the ability of future generations to meet their needs. We have integrated sustainability throughout the organization, and we are creating value by identifying opportunities and risks, developing strategies to address them and collaborating with our customers and other stakeholders to understand their goals and how we can work together to help achieve them.

Goodyear Better Future, our corporate responsibility governance structure, outlines Goodyear’s high-priority sustainability topics. These topics are woven into how we work together to drive innovation and operational excellence, create value and help build a better future.

Through the double-materiality assessment process, which was conducted in alignment with Global Reporting Initiative (GRI) standards, Goodyear identified the topics that have the biggest impact — positive or negative, actual or potential, direct or indirect, intended or unintended — on our ability to create and preserve environmental, economic and social value. Our high-priority sustainability topics are:

Climate – Decarbonization, Adaptation and Resiliency — identifying climate risks and opportunities and the strategies and practices to reduce greenhouse gas (GHG) emissions, adapting to the changing climate and building a portfolio of products and services that meets the evolving needs of our customers and consumers.

Circularity – driving innovation in product, manufacturing, services and business model design; advancing the use of bio-based, renewable, waste and recycled materials; advancing product design to enhance product lifetimes, retreadability and optimized weights; and advancing product stewardship to enhance or enable circular solutions for tires.

Human and Labor Rights – promoting the protection of individuals’ social and economic well-being through responsible labor practices, the protection of human rights within the supply chain and workplace, and the prevention of abuse, exploitation and trafficking of humans of any age.

Supply Chain Governance and Transparency – evaluating the environmental and social sustainability impacts of Goodyear’s supply chain, working with our suppliers to reduce impacts and advancing our work towards traceability.

The pillars of our corporate responsibility framework are highlighted on the following page.

BOARD AND MANAGEMENT OVERSIGHT

While our full Board oversees and guides our strategic direction, the Board’s Committee on Corporate Responsibility and Compliance oversees our corporate responsibility and climate strategy objectives and regularly monitors our progress towards achieving them.

Our senior leadership team acts as a steering committee for Goodyear’s sustainability strategy and performance. Each member of the senior leadership team has compensation metrics and targets that are linked to achieving certain sustainability-focused goals.

12

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Corporate Responsibility

The Better Future Steering Committee, led by Goodyear’s Vice President and Chief Sustainability Officer, and currently comprised of 17 cross-functional, global leaders representing each region, as well as corporate functions in the areas of Procurement, Technology, Quality, Engineering, Law, Regulatory Affairs, Manufacturing Operations, Communications, Government and Public Affairs, Human Resources, Strategy and Finance, ensures functional goals are established for Goodyear’s high-priority sustainability topics.

BETTER FUTURE FRAMEWORK

Goodyear Better Future, our corporate responsibility framework, focuses on enhancing the management, transparency and communication of our high-priority sustainability topics.

The pillars of our framework are highlighted below.

Our Corporate Responsibility Report is typically published in the second quarter of each year. For more information on Goodyear’s commitment to corporate responsibility, please visit https://corporate.goodyear.com/us/en/commitments.html. Please note, however, that information contained on the website is not incorporated by reference in this Proxy Statement or considered to be a part of this document.

13

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Communications with the Board

Communications with the Board

As described on Goodyear’s website at https://corporate.goodyear.com/us/en/investors/governance/contact-board.html, shareholders may communicate with the Board or any of the directors (including the Chairman or the non-management directors as a group) by sending correspondence to the Office of the Secretary, The Goodyear Tire & Rubber Company, 200 Innovation Way, Akron, Ohio 44316-0001. All appropriate communications will be compiled by the Secretary and submitted to the Board or the individual directors on a periodic basis.

Board Independence

The Board has determined that ten of the twelve director nominees and current directors are independent within the meaning of Goodyear’s independence standards, which are based on the criteria established by The Nasdaq Stock Market and are included as Annex I to Goodyear’s Corporate Governance Guidelines. Mr. Stewart, our Chief Executive Officer and President, is not considered independent. In addition, in light of his relationship with the USW, Mr. Wessel is not considered independent. Further, the Board expects that Mr. Wessel will recuse himself from discussions and deliberations regarding Goodyear’s relationship with the USW. The Board also determined that the nature and size of the ordinary course commercial relationship between Goodyear and CSX Corporation did not impair the independence of Mr. Hinrichs. The relationship was de minimis, constituting less than five one-hundredths of one percent (0.05%) of either Goodyear’s or CSX’s consolidated gross revenues in the most recent fiscal year.

Overboarding Policy

Our Corporate Governance Guidelines provide that directors may not simultaneously serve on the board of directors of (i) more than four public companies, including the Company, or (ii) in the case of public company executive officers, more than two public companies, including the Company.

The Governance Committee annually reviews each director’s service on and contributions to the Board, including consideration of each director’s public company leadership roles and other outside commitments, prior to recommending a director or nominee for election to the Board. All of our directors are currently in compliance with our overboarding policy.

14

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board of Directors has selected the following twelve nominees recommended by the Governance Committee for election to the Board of Directors. The directors will hold office from their election until the next Annual Meeting of Shareholders, or until their successors are elected and qualified. If any of these nominees for director becomes unavailable, the persons named in the proxy intend to vote for an alternate designated by the current Board of Directors.

Mr. Mahendra-Rajah resigned from the Board effective January 15, 2025. Goodyear and the Board of Directors are deeply grateful to Mr. Mahendra-Rajah for his leadership and guidance during his tenure on the Board.

Norma B. Clayton

Director Since: November 28, 2022 Committees: Compensation Corporate Responsibility and Compliance (Chairperson) Executive Age: 66

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly Vice President for Learning, Training and Development of The Boeing Company

DESCRIPTION OF BUSINESS EXPERIENCE:

Ms. Clayton was Vice President for Learning, Training and Development of The Boeing Company, an aerospace manufacturer, from July 2007 until her retirement in March 2016. Ms. Clayton joined Boeing in February 1995 where she held a variety of leadership roles across engineering, plant operations and optimization, manufacturing excellence, quality and product safety, sourcing, supply chain and procurement, and human resources. Prior to joining Boeing, she spent several years leading plant operations and sourcing at Lockheed Martin, and prior to that, she held management roles in manufacturing and engineering at General Electric, after starting her career at General Motors.

OTHER PUBLIC COMPANY DIRECTORSHIPS HELD SINCE JANUARY 1, 2020:

Nucor Corporation (2021 – present)

Ms. Clayton is also currently the Chair of the Board of Trustees of Tuskegee University. Ms. Clayton’s global leadership experience in manufacturing, operations, technology, innovation and human resources will be valuable to Goodyear and its shareholders as it continues to build its business in a fast-evolving industry.

15

ELECTION OF DIRECTORS

James A. Firestone

Director Since: December 3, 2007 Committees: Compensation (Chairperson) Finance Executive Age: 70

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly Executive Vice President and President, Corporate Strategy and Asia Operations of Xerox Corporation

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Firestone was Executive Vice President and President, Corporate Strategy and Asia Operations of Xerox Corporation from January 2014 until his retirement on October 31, 2016. Mr. Firestone was President, Corporate Operations from October 2008 to December 2013 and President of Xerox North America from October 2004 to September 2008. Before joining Xerox in 1998, Mr. Firestone worked for IBM Corporation as general manager of the Consumer Division and for Ameritech Corporation as president of Consumer Services. He began his business career in 1978 with American Express, where during his 15-year tenure he ultimately rose to President, Travelers Cheques.

OTHER PUBLIC COMPANY DIRECTORSHIPS HELD SINCE JANUARY 1, 2020:

None

Mr. Firestone has extensive executive management experience in positions of increasing responsibility, including most recently as a senior executive officer of Xerox Corporation, which is of similar size and global complexity as Goodyear. He also has over 20 years of profit and loss management responsibility, as well as significant international business experience and merger and acquisition experience. These experiences provide him with unique and valuable insights as a director of Goodyear, particularly with respect to operations and finance matters.

Werner Geissler

Director Since: February 21, 2011 Committees: Audit Finance Age: 71

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly Vice Chairman, Global Operations of The Procter & Gamble Company
Operating Partner of Advent International

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Geissler was Vice Chairman, Global Operations of The Procter & Gamble Company from August 2007 until his retirement on December 31, 2014, and was Group President, Central & Eastern Europe, Middle East and Africa from July 2004 to July 2007. He joined Procter & Gamble in 1979 and held positions of increasing responsibility in various brand and general management and operations roles in Europe, the Middle East, Central Asia, Japan, Africa and the United States.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2020:

Philip Morris International Inc. (2015 – present)

Mr. Geissler, a native of Germany, has deep executive management experience, including as a senior executive officer of Procter & Gamble, where he oversaw Procter & Gamble’s extensive worldwide business operations. He has significant international business experience and profit and loss management responsibility. These experiences provide him with valuable insights as a director of Goodyear, particularly with respect to consumer marketing and international, operations and finance matters.

16

ELECTION OF DIRECTORS

Joseph R. Hinrichs

Director Since: July 25, 2023 Committees: Compensation Corporate Responsibility and Compliance Age: 58

CURRENT PRINCIPAL OCCUPATION:

President and Chief Executive Officer of CSX Corporation

DESCRIPTION OF BUSINESS EXPERIENCE:

Prior to joining CSX, a leading supplier of rail-based freight transportation in North America, in September 2022, Mr. Hinrichs served as president of Ford Motor Company’s global automotive business, where he led its $160-billion automotive operations. As part of this role, he oversaw Ford’s global business units and the Ford and Lincoln brands, as well as leading all of Ford’s automotive skill teams, including Product Development, Purchasing, Manufacturing, Labor Affairs, Marketing and Sales, Government Affairs, Information Technology, and Sustainability, Safety and Environmental Engineering. During his tenure at Ford, Mr. Hinrichs also served as executive vice president and president of Global Operations, executive vice president and president of the Americas, president of Asia Pacific and Africa, chairman and chief executive officer of Ford China, and president and chief executive officer of Ford Motor Company, Canada Ltd.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2020:

CSX Corporation (2022 – present)

Ascend Wellness Holdings (2021 – 2022)

Mr. Hinrichs brings more than 30 years of experience in the global automotive, manufacturing and energy sectors to the Company’s Board of Directors. He brings an unwavering commitment to operational excellence, extensive experience building global businesses through investment in people and culture and a deep understanding of balancing safety and efficiency.

Laurette T. Koellner

Director Since: February 23, 2015 Chairman of the Board Committees: Compensation Governance (Chairperson) Executive (Chairperson) Age: 70

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly President of Boeing International and Executive Chairman of International Lease Finance Corporation

DESCRIPTION OF BUSINESS EXPERIENCE:

Ms. Koellner most recently served as Executive Chairman of International Lease Finance Corporation, formerly an aircraft leasing subsidiary of American International Group, Inc. (“AIG”), from June 2012 until its sale in May 2014. Prior to AIG, she served in a variety of executive roles at The Boeing Company, an aerospace company, including Executive Vice President, Member of the Office of the Chairman, President of Connexion By Boeing, President of Boeing International, and a seven-year membership on Boeing’s most senior leadership team. While at Boeing, she also served as Vice President and General Auditor, Vice President and Corporate Controller, and Chief Human Resources and Administration Officer.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2020:

Nucor Corporation (2015 – present)

Papa John’s International, Inc. (2014 – present)

Celestica Inc. (2009 – January 2025)

Ms. Koellner has significant senior executive management experience, including extensive international business experience, as well as financial and human resources experience. Her service in leadership positions on several public company boards of directors provides her with the necessary skills to be Chairman and also provides us with important insights on business practices in a variety of industries.

17

ELECTION OF DIRECTORS

Karla R. Lewis

Director Since: April 12, 2021 Committees: Finance (Chairperson) Governance Executive Age: 59

CURRENT PRINCIPAL OCCUPATION:

President and Chief Executive Officer of Reliance, Inc.

DESCRIPTION OF BUSINESS EXPERIENCE:

Ms. Lewis is currently Chief Executive Officer of Reliance, Inc., a leading global diversified metal solutions provider and the largest metals service center company in North America, a position she was elected to on January 1, 2023. She joined Reliance in 1992 as Corporate Controller and has held various positions of increasing responsibility since then including serving as Chief Financial Officer from 1999 until January 2021 and President from January 2021 until December 2022. While serving as Chief Financial Officer, she was promoted to Senior Vice President in 2000, Executive Vice President in 2002 and Senior Executive Vice President in 2015. For four years prior to joining Reliance, Ms. Lewis was employed by Ernst & Young LLP (Ernst & Whinney) as a certified public accountant.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2020:

Reliance, Inc. (2021 – present)

Ms. Lewis has over 30 years of financial management experience from her service as Controller and Chief Financial Officer of Reliance. She also possesses extensive merger and acquisitions and integration experience, having worked on many such transactions during her career at Reliance. These experiences will be valuable to Goodyear and its shareholders in both the near-term and in the years to come.

John E. McGlade

Director Since: December 5, 2012 Committees: Audit (Chairperson) Governance Executive Age: 71

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly Chairman, President and
Chief Executive Officer of Air Products and Chemicals, Inc.

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. McGlade was Chairman, President and Chief Executive Officer of Air Products and Chemicals, Inc., a global provider of atmospheric, process and specialty gases, from March 2008 until his retirement on July 1, 2014. He joined Air Products in 1976 and held various positions of increasing responsibility, including as Group Vice President, Chemicals Group, and President and Chief Operating Officer.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2020:

None

Mr. McGlade has strong leadership skills and extensive management, international and operating experience. He has also had responsibility for the environment, health, safety and quality function during his career at Air Products. These experiences provide him with unique and valuable insights as a director of Goodyear, particularly with respect to operations matters. Mr. McGlade’s tenure as a Chief Executive Officer of a publicly traded company also provides him the necessary skills to be Chairperson of our Audit Committee and to be an “audit committee financial expert.”

18

ELECTION OF DIRECTORS

Max H. Mitchell

Director Since: July 25, 2023 Committees: Audit Finance Age: 61

CURRENT PRINCIPAL OCCUPATION:

Chairman of the Board, President and Chief Executive Officer of Crane Company

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Mitchell is President and Chief Executive Officer of Crane Company, a global manufacturer of innovative and technology-led solutions for the aerospace, defense, space and process flow industries, a position he has held since 2014. He was appointed to the additional role of Chairman in April 2024. Mr. Mitchell joined Crane in 2004, and has served as President and Chief Operating Officer, Executive Vice President and Chief Operating Officer, and President of Crane’s Process Flow Technologies Group. Before joining Crane, Mr. Mitchell served in various senior operating roles within the Danaher Corporation and Pentair. He began his career with the Ford Motor Company in finance and operations.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2020:

Crane Company (2014 – present)

Crane NXT, Co. (2023 – 2024)

Lennox International (2016 – 2022)

Mr. Mitchell’s expertise includes developing and driving corporate strategy and optimizing portfolio results, extensive knowledge of, and experience with, global markets, broad international and domestic mergers and acquisitions expertise, and driving a performance-based culture. Mr. Mitchell’s experience as a Chief Executive Officer of a publicly traded company also provides him the necessary skills to be an “audit committee financial expert.”

Hera Siu

Director Since: December 4, 2019 Committees: Corporate Responsibility and Compliance Finance Age: 65

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly Corporate Vice President and Chief Executive Officer, Greater China, of Cisco Systems, Inc.

DESCRIPTION OF BUSINESS EXPERIENCE:

Ms. Siu was Chief Executive Officer, Greater China, for Cisco Systems, Inc., a leading global technology company, from July 2017 until her retirement in September 2020. She previously served as Chief Operating Officer, Greater China, of Cisco from November 2016 until June 2017.

From February 2014 to June 2016, she served as Senior Vice President and Managing Director, Greater China, for Pearson, LLC, a global education company that leverages technology to enhance teaching and learning. Ms. Siu was employed by SAP, a global software and data processing firm, as Senior Vice President, and then President, of

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2020:

Vallourec SA (2021 – present)

ASMPT Limited (2022 – present)

TeamViewer AG (2021 – February 2025)

China and Hong Kong from April 2010 to June 2013, and as Senior Vice President, e-Commerce, Asia Pacific Region, from July 2013 to January 2014. Ms. Siu also previously held positions of increasing responsibility and leadership for companies including Nortel, Inc., Hong Kong Telecom, Ltd., Computer Associates, Inc., and Nokia Telecommunications, Ltd.

Ms. Siu possesses more than 30 years of management experience, with a strong understanding of outcome-based solutions and emerging business models. Her extensive technology background and deep knowledge of the China marketplace will be extremely valuable to Goodyear and its shareholders as Goodyear continues to focus on expanding its business.

19

ELECTION OF DIRECTORS

Mark W. Stewart

Director Since: January 29, 2024 Committees: Executive Age: 57

CURRENT PRINCIPAL OCCUPATION:

Chief Executive Officer and President of The Goodyear Tire & Rubber Company

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Stewart joined Goodyear in January 2024. Previously, from December 2018 to January 2024, he served as Chief Operating Officer of North America and a member of the Group Executive Council of Stellantis N.V., a leading global automaker and provider of innovative mobility solutions.

Previously, Mr. Stewart served as vice president, Customer Fulfillment, at Amazon, serving as the lead executive for customer fulfillment across 200 operations facilities in North America, leading operations, procurement, construction and engineering, and teams dedicated to pursuing automation, artificial intelligence, advanced robotics and conveyance.

Prior to Amazon, Mr. Stewart was executive vice president and chief operating officer for ZF TRW Automotive, a role culminating from over two decades of increasing responsibility, starting with plant, production and quality management roles and advancing to lead Tower

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2020:

None

Automotive’s Western Europe business as executive vice president, TRW’s North America Passenger Car and Commercial Global Steering business as vice president and general manager and TRW’s Asia Pacific business as vice president. Over the course of his career, Mr. Stewart has overseen diverse manufacturing and fulfillment operations across the globe, and has been based in the U.S., Belgium, Germany and China.

Mr. Stewart’s extensive automotive industry experience and knowledge of global markets, manufacturing, operations, fulfillment and technology provides our Board with valuable perspectives that are necessary to advance Goodyear’s business and the interests of our shareholders. As Chief Executive Officer, he will also provide the Board with management’s perspective on important issues that we are facing.

Michael R. Wessel

Director Since: December 6, 2005 Committees: Corporate Responsibility and Compliance Age: 65

CURRENT PRINCIPAL OCCUPATION:

President of The Wessel Group Incorporated

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Wessel has served as President of The Wessel Group Incorporated, a government and political affairs consulting firm, since May 2006. Prior to founding The Wessel Group, he served as Senior Vice President of the Downey McGrath Group, a government affairs consulting firm, from March 1999 to December 2005 and as Executive Vice President from January 2006 to April 2006.

Mr. Wessel is an attorney with over 30 years of experience as an economic and international trade policy advisor in Washington, D.C. Mr. Wessel has acted as an advisor to Congressman Richard Gephardt, both in the U.S. House of Representatives and to his presidential campaigns in 1987-88 and 2003-04, to the Clinton/Gore Transition

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2020:

None

Office in 1992 and 1993, and to Senator John Kerry’s presidential campaign in 2004. Mr. Wessel also served as a Commissioner on the U.S.-China Economic and Security Review Commission from April 2001 to December 2024.

Mr. Wessel’s extensive experience with public policy matters and his government service, including as an advisor to former Majority Leader Gephardt and as an appointee on government commissions, provides us with valuable perspectives on public policy matters impacting trade, international economic affairs and other matters of importance to Goodyear.

20

ELECTION OF DIRECTORS

Roger J. Wood

Director Since: July 25, 2023 Committees: Audit Governance Age: 62

CURRENT PRINCIPAL OCCUPATION:

Retired. Formerly Co-Chief Executive Officer of Tenneco, Inc.

DESCRIPTION OF BUSINESS EXPERIENCE:

Mr. Wood served as co-chief executive officer of Tenneco, Inc., one of the world’s leading designers, manufacturers and marketers of automotive products for original equipment and aftermarket customers, from 2018 to 2020. Mr. Wood previously served as chairman and chief executive officer of Fallbrook Technologies, a developer of transmission technologies, having joined in January 2018. He also served as president and chief executive officer of Dana Holding Corporation, a leading global supplier of highly engineered driveline, sealing and thermal management technologies for the automotive industry. He joined Dana after a 26-year career with BorgWarner Incorporated, a global product leader in delivering innovative and sustainable mobility solutions, serving most recently as executive vice president and group president for the Engine group.

OTHER PUBLIC COMPANY DIRECTORSHIPS

HELD SINCE JANUARY 1, 2020:

Brunswick Corp, (2012 – present)

PHINIA Inc. (2023 – present)

Tenneco, Inc. (2016 – 2020)

Mr. Wood brings more than three decades of industry leadership and expertise in global operations to Goodyear’s Board. His experience as a CEO of several public manufacturing companies provides unique insight and significant knowledge to the Board in the areas of manufacturing operations, business management, global operations and strategic planning, and also provides him the necessary skills to be an “audit committee financial expert.”

Your Board of Directors unanimously recommends that shareholders vote FOR each of the nominees for director named in this Proxy Statement (Proposal 1).

21

PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are seeking your vote to approve, on an advisory (or non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

Our Compensation Discussion and Analysis (“CD&A”), which starts on page 24, describes our executive compensation program. We encourage you to read the CD&A before casting your vote.

The advisory resolution below, commonly known as a “say-on-pay” proposal, gives you the opportunity to express your views on our executive compensation program for our named executive officers. The “say-on-pay” proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies, practices and plans described in this Proxy Statement.

The resolution is required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The resolution is not intended to indicate your approval of the matters disclosed under the heading “Risks Related to Compensation Policies and Practices” or future “golden parachute” payments. We will seek shareholder approval of any “golden parachute” payments at the time of any transaction triggering those payments to the extent required by applicable law.

We ask you to vote “FOR” the following resolution which will be presented by the Board of Directors at the Annual Meeting:

“RESOLVED, that the shareholders of The Goodyear Tire & Rubber Company approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders.”

Although this proposal is an advisory vote that will not be binding on the Compensation Committee or the Board of Directors, the Compensation Committee will consider the results of this shareholder advisory vote and the changes, if any, to our executive compensation policies, practices and plans that may be warranted as a result of this vote. The Board of Directors has determined, consistent with the shareholders’ vote on the matter in 2023, to hold an advisory vote regarding the compensation of our named executive officers every year until the next vote on the frequency of such advisory votes, which is currently expected to occur at the 2029 Annual Meeting of Shareholders.

Your Board of Directors unanimously recommends that shareholders vote FOR the advisory resolution to approve the compensation of our named executive officers (Proposal 2).

22

COMPENSATION DISCUSSION AND ANALYSIS TABLE OF CONTENTS

24	Executive Summary
24	2024 Operating Results
25	Shareholder Engagement and Responsiveness
26	Compensation Program Objectives and Metrics
26	2024 Payouts

27	Compensation Philosophy and Strategy
27	Pay for Performance

28	Process for Determining Executive Compensation
29	Executive Compensation Governance and Best Practices
29	Independent Compensation Consultant
30	Compensation Peer Group
31	Target Setting

32	2024 Executive Compensation Elements

33	CEO Offer Letter

34	Annual Compensation
34	Base Salary

34	Annual Incentive Plan

39	Long-Term Compensation
39	2024 Grants of Performance-Based Incentives
42	2024 Financial Performance
45	Impact of TSR Modifier and ESG Index on 2022-2024 Long-Term Incentive Awards
47	2024 Restricted Stock Unit Grants

48	Retirement and Other Benefits
48	Retirement Benefits
49	Severance and Change-in-Control Benefits
50	Perquisites and Other Benefits
51	Executive Deferred Compensation Plan

52	Compensation Policies and Practices
52	Stockholding Guidelines
52	Insider Trading Policy
52	Prohibition on Hedging and Pledging
53	Recovery of Compensation and Claw-Back Policy

USE OF FORWARD-LOOKING STATEMENTS AND NON-GAAP FINANCIAL MEASURES

For additional information regarding our use of forward-looking statements in this Proxy Statement, see Exhibit A. For additional information regarding total segment operating income and segment operating income margin, which are non-GAAP financial measures, including reconciliations to the most directly comparable GAAP financial measures, see Exhibit B.

23

COMPENSATION

DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis describes the Company’s executive compensation philosophy and programs, focusing in particular on the Compensation Committee’s decisions about named executive officers (“NEOs”) in 2024.

OUR NEOS FOR 2024 ARE:

Mark W. Stewart	Chief Executive Officer and President (effective January 29, 2024)

Christina L. Zamarro	Executive Vice President and Chief Financial Officer

Christopher R. Delaney	President, Europe, Middle East and Africa

David E. Phillips	Senior Vice President and General Counsel

Christopher P. Helsel	Senior Vice President and Chief Technology Officer

Richard J. Kramer	Retired Chairman, Chief Executive Officer and President

Stephen R. McClellan	Retired President, Americas

2024 OPERATING RESULTS

2024 marked a year of challenging industry dynamics that were reflected in our top line results. However, through commitment to and strong execution of the Goodyear Forward transformation plan, we strengthened our foundation and delivered significant improvements in segment operating income.

Segment Operating Income $1,318 +36.2% YoY	SOI Margin 7.0% +2.2 pts YoY

The execution of the Goodyear Forward transformation plan was critical to delivering these results. As we navigated throughout the year, we were able to continuously raise our 2024 expectations on the Goodyear Forward plan, ultimately delivering $480 million of improvements and raising our expected 2025 exit run rate to $1.5 billion of benefits.

24

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

Looking forward, our focus remains on delivering our increased targets as part of the Goodyear Forward transformation plan including:

•	$1.5 billion of gross annual run rate benefits
•	10% segment operating margin by Q4 2025
•	Portfolio optimization with gross proceeds greater than $2 billion
•	Net leverage of 2.0x – 2.5x

SHAREHOLDER ENGAGEMENT AND RESPONSIVENESS

At the 2024 annual meeting, our say-on-pay vote was approved by 94.9% of our shareholders. The Compensation Committee believes this reflects significant shareholder support for the Compensation Committee’s compensation philosophy and program design. Notwithstanding this level of support, the Compensation Committee continually reviews all elements of the compensation program to ensure that the design continues to align with the Company’s short-term and long-term objectives. Additionally, we continue to elicit and consider shareholders’ perspectives related to our executive compensation program, design elements and specific actions to inform the Compensation Committee’s decision-making process. The Compensation Committee made changes to the 2024 compensation program to align with the Company’s strategy and in response to the shareholder feedback described below.

Feedback we heard	How we responded

Shareholders are overwhelmingly supportive of our Goodyear Forward transformation plan to create a more profitable enterprise and drive substantial shareholder value creation.

•  Simplified the annual incentive plan and reduced the number of metrics to focus executives on key drivers of Goodyear Forward.

•  Aligned executive performance metrics and targets with the Goodyear Forward plan to encourage decision-making that supports our strategy, including new metrics on SOI margin and 3-year margin growth.

Shareholders expressed a preference for long-term awards payable in equity versus cash.	• Increased the proportion of equity-settled awards in our long-term compensation grants.

Shareholders asked for more disclosure on Mr. Stewart’s sign-on awards.	• We included robust disclosure in response to shareholder feedback. See “CEO Offer Letter”

Shareholders understand the benefits of individual strategic and operational objectives but questioned their relative weighting in our annual incentive plan.	• Reduced the weighting of the strategic objectives from 30% to 20%.

While our shareholders agree that 3-year performance periods in long-term incentive awards are ideal, they understand the volatility we are managing in our business given its cyclical nature and are not prescriptive on this point. Their preference over time is for us to move to 3-year performance periods once the environment is more stable.	• Added new 3-year margin growth metric in our long-term incentive plan, weighted at 20%.

25

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

COMPENSATION PROGRAM OBJECTIVES AND METRICS

The following table shows our compensation program’s strategic objectives and related metrics:

Strategic Objective	Metric

Profitability	SOI Margin, Net Income and 3-year margin growth

Strong Liquidity	Free Cash Flow

Return Generated on Investments in Business	Cash Flow Return on Capital

Superior Shareholder Returns	Relative TSR Modifier

Specific Drivers of Success of Business	Strategic Objectives

2024 PAYOUTS REFLECT MEANINGFUL PROGRESS ON ADVANCING GOODYEAR FORWARD

Our 2024 pay outcomes reflect pay-for-performance alignment and meaningful progress on our Goodyear Forward transformation plan in the face of significant growth in low-end imports that impacted the consumer replacement industry in key markets. Despite these challenges, the Company has continued to execute the Goodyear Forward plan and successfully delivered five consecutive quarters of margin expansion and growth in segment operating income.

In our annual incentive plan, the Company achieved below target results for free cash flow (FCF) and segment operating income margin (SOI Margin) metrics based on total company performance. As a result, for 2024, the Compensation Committee approved a 72% payout for overall company performance in our annual incentive plan. In addition, the Compensation Committee approved 41%, 54% and 117% payouts, respectively, for our Americas, EMEA and Asia Pacific business units. Based on individual performance, each officer had an opportunity to have their payout increased or decreased. For 2024, the Compensation Committee increased payouts up to 10% for two named executive officers based on the recommendation of the CEO.

For the completed 2022-2024 performance cycle, the payout for performance on our long-term awards was 69%, including the impact of the TSR modifier of 0.8x and the ESG index which increased payouts by 25 percentage points.

Earnings for the 2024 performance period under each of our 2022-2024, 2023-2025 and 2024-2026 long-term awards were approved at 81%, driven by near target performance on our net income metric and below target achievement on our cash flow return on capital (CFROC) metric. Actual payouts for the outstanding long-term awards remain subject to continued employment, the TSR modifier, and a Strategic Initiatives (SI) Index or 3-year margin growth metric, as applicable.

Our 2024 payouts reflect the continued rigor of our compensation program goals and meaningful progress on meeting our Goodyear Forward goals, despite a persistently challenging environment throughout 2024.

26

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Strategy

Compensation Philosophy and Strategy

The following core principles form the foundation of the compensation program for our executives, including the named executive officers:

FIRST, compensation programs should motivate our executives to take actions that are aligned with our short- and long-term strategic objectives, and appropriately balance risk versus potential reward.	SECOND, as executives move to a greater level of responsibility, the percentage of their pay based on performance should increase to ensure the highest level of accountability to shareholders.

THIRD, performance pay should offer an opportunity for above average compensation when our performance exceeds our goals balanced by the risk of below average compensation when it does not.

FOURTH, the percentage of total compensation paid in the form of equity should also increase as executives have increasing responsibility for corporate performance, thereby more closely aligning their interests with those of our shareholders.

PAY FOR PERFORMANCE

We believe that our compensation program is consistent with our performance-based compensation philosophy and serves the long-term interests of our shareholders. The payouts under our incentive compensation plans are strongly aligned with our performance under our operating plan — demonstrating our commitment to an executive compensation program that pays for performance.

Consistent with our philosophy, as illustrated below, almost 90% of total target compensation for our CEO is at-risk and almost 70% is performance-based.

In the above chart, total target compensation reflects base salary, target annual incentive opportunity and the grant date target value of long-term incentives, excluding CEO replacement awards.

27

COMPENSATION DISCUSSION AND ANALYSIS
Process for Determining Executive Compensation

Process for Determining Executive Compensation

The Compensation Committee undertakes ongoing review of our executive compensation policies, practices and plans to determine whether they are consistent with our compensation philosophy and objectives, and whether they need to be modified in light of changes in our business or the markets in general. The Compensation Committee also meets periodically with the CEO to review compensation policies and specific levels of compensation paid to officers and other key personnel, and reports and makes recommendations to the Board regarding executive compensation policies and plans. In addition, the CEO annually makes recommendations to the Compensation Committee regarding salary adjustments and the setting of annual and long-term incentive targets and awards for officers other than himself, including the other named executive officers. The Compensation Committee also obtains feedback, advice and recommendations on our compensation program from its independent compensation consultant and reviews Company performance, compensation practices of its peers, compensation surveys and other materials regarding executive compensation.

In determining the compensation of a named executive officer, the Compensation Committee considers various factors, including:

•	Company performance against corporate and operating unit objectives,

•	The Company’s relative shareholder return,

•	The compensation of officers with similar responsibilities at comparable companies,

•	Individual performance,

•	Current and future responsibilities, including succession considerations,

•	Retention considerations,

•	The awards given to the named executive officer in past years, and

•

The relationship between the compensation to be received by the officer and the compensation to be received by the other named executive officers (which we refer to as “internal pay equity”), including comparing the relationship to that found at comparable companies.

28

COMPENSATION DISCUSSION AND ANALYSIS
Process for Determining Executive Compensation

EXECUTIVE COMPENSATION GOVERNANCE AND BEST PRACTICES

The Compensation Committee has adopted a number of best practices that are consistent with our performance-based compensation philosophy and serve the long-term interests of our shareholders:

INDEPENDENT COMPENSATION CONSULTANT

The Compensation Committee has the authority to retain outside advisors, including compensation consultants, to assist it in evaluating actual and proposed compensation for our officers. In August 2021, the Compensation Committee selected Exequity as its independent compensation consultant, and Exequity continued as the Compensation Committee’s independent outside advisor through 2024.

29

COMPENSATION DISCUSSION AND ANALYSIS
Process for Determining Executive Compensation

As part of their engagement, the compensation consultant reviewed our executive compensation peer group and conducted a competitive analysis of compensation for the named executive officers as well as an analysis of the share usage, dilution and overhang of our equity compensation plan. The compensation consultant also assisted the Compensation Committee with a variety of other issues, including setting CEO compensation, the design and establishment of performance metrics and goals under our variable incentive plans, reviewing our compensation risk analysis and reviewing this Compensation Discussion and Analysis.

In addition, the compensation consultant reviewed and provided recommendations regarding our non-management director compensation program and made presentations to the Compensation Committee on trends and regulatory developments in executive compensation. When requested by the Compensation Committee, an Exequity representative attends Compensation Committee meetings and participates in private sessions with the Compensation Committee, and Committee members are free to consult directly with Exequity as desired. The compensation consultant works with Goodyear management only under the direction of the Compensation Committee and does not provide any advice or consulting services to the Company beyond matters involving executive and director compensation.

COMPENSATION PEER GROUP

The Compensation Committee annually reviews the pay levels and practices of peer companies in order to assess the competitive positioning of Goodyear’s pay levels and plan designs. For these purposes, the Compensation Committee utilizes the following peer group:

FOR 2024 COMPENSATION DECISIONS, THE PEER GROUP CONSISTED OF:

Adient plc	Emerson Electric Co.	PPG Industries, Inc.

Aptiv PLC	Fluor Corporation	Stanley Black & Decker, Inc.

BorgWarner Inc.	Kimberly-Clark Corporation	Textron Inc.

Cummins Inc.	Lear Corporation	Trane Technologies plc

Dana Inc.	PACCAR Inc.	Whirlpool Corporation

Eaton Corporation plc	Parker-Hannifin Corporation

Our peer group consists of 17 companies selected according to their similarity to our size and complexity, operations, products, revenues, markets, availability of executive pay information, and any other information the Compensation Committee deems appropriate. Such companies are likely to have executive positions comparable in breadth, complexity and scope of responsibility to ours.

The peer group does not include other companies in the tire industry because no other U.S.-based tire company is similar in size and complexity to us, and non-U.S.-based tire companies do not publish comparable compensation information.

We consider median market levels of compensation when setting total target compensation levels for our officers. The actual positioning of target compensation relative to the median varies based on each executive’s experience and skill set, and generally results in executives who are new in their role being placed lower in the range and those with more experience being placed higher in the range. We emphasize variable compensation because it minimizes fixed expense associated with salary and enables total compensation to fluctuate directly with performance against operating goals, strategic and operational

30

COMPENSATION DISCUSSION AND ANALYSIS
Process for Determining Executive Compensation

performance objectives and changes in share price. This approach aligns overall costs with performance and provides executives with a leveraged and attractive compensation opportunity that varies based on results.

The Compensation Committee, together with our compensation consultant, annually reviews the peer group. For 2024 compensation decisions, the Compensation Committee removed Tenneco Inc. from the peer group because it ceased to be publicly traded in November 2022. The Compensation Committee did not make any additional changes to its peer group for 2024 compensation decisions.

Data with respect to comparable elements of total target compensation is compiled for the peer group of companies described above from available sources, including, in most cases, the most recently available annual proxy statements and other SEC filings that address executive compensation matters.

TARGET SETTING

The Compensation Committee considers the following factors when establishing performance metrics and targets, including the related threshold and maximum target levels:

•	Corporate strategy, including the Goodyear Forward transformation plan

•	Macroeconomic and tire industry environment

•	Annual and long-term operating plans

•	Performance history

•	Input from its compensation consultant and management

•	Difficulty of the targets in light of the above factors

The Compensation Committee set the performance metrics, and related weightings and targets, for our 2024 executive compensation program in the beginning of March 2024. The Compensation Committee believes that the performance metrics it established will focus management’s attention on the key drivers of our business and that the performance targets it established are rigorous, while providing meaningful motivational value to our executives. The achievement of these performance targets would ensure that we continue to meet the significant challenges we face, are a stronger competitor and are positioned for ongoing recovery from volatile economic conditions as well as long-term growth. Generally, the Compensation Committee prefers to set targets that exceed prior years’ results. However, it also understands that this method is not always practical, especially in our highly cyclical industry that can be impacted by external forces beyond the control of management.

For Mr. Stewart’s replacement awards, the Compensation Committee set the performance metrics and related weightings at the time of his offer to correspond with the metrics and weightings of awards held by other executive officers. The Compensation Committee set the targets on March 1, 2024 when it set financial performance targets for all long-term awards.

For a discussion of our annual incentive plan metrics, targets and performance, see “Annual Compensation — Annual Incentive Plan – Annual Incentive Plan Metrics and Targets,” and for a discussion of our long-term incentive plan metrics, targets and performance, see “Long-Term Compensation — 2024 Grants of Performance-Based Incentives — Long-Term Compensation Metrics and Targets.” For a discussion of Mr. Stewart’s replacement awards, see “CEO Offer Letter”.

31

COMPENSATION DISCUSSION AND ANALYSIS
2024 Executive Compensation Elements

2024 Executive Compensation Elements

We provide executive compensation and benefits that are market-competitive in which a large portion of the total opportunity is variable and tied to our performance and changes in shareholder value over a multi-year period. The key components of compensation provided to our executive officers and how each supports our compensation objectives are presented in the following table:

32

COMPENSATION DISCUSSION AND ANALYSIS
2024 Executive Compensation Elements

The mix of long-term compensation between cash-based long-term incentives, performance shares and restricted stock units is based, in part, on the market value of our Common Stock, the number of shares available for grant under our shareholder-approved equity compensation plan, and considerations relating to managing the dilutive effect of share-based awards.

CEO Offer Letter

In connection with Mr. Stewart’s appointment as our Chief Executive Officer and President on January 29, 2024, we entered into an offer letter pursuant to which Mr. Stewart receives an annual base salary of $1,400,000 and participates in our annual incentive plan, with a target annual incentive of 160% of his annual base salary ($2,240,000), and our long-term incentive program, with a 2024 grant value of $9,000,000.

The Compensation Committee also considered that Mr. Stewart would forfeit certain unvested compensation upon the termination of employment with his prior employer to join Goodyear and determined that, in order to make a competitive offer, it was necessary and appropriate to make Mr. Stewart whole with respect to such forfeited awards. In replacement of forfeited awards at his prior employer, Mr. Stewart received (1) a payment of $8,560,000, paid 50% in cash and 50% in Common Stock, for awards from his prior employer that would have been payable or fully vested in 2024, and (2) a long-term incentive award with a grant value of $11,415,000, delivered $9,805,000 in performance share units and $1,610,000 in restricted stock units, for long-term awards from his prior employer that would have been payable or fully vested over the next three years. The long-term incentive replacement awards approximate the value of and vest on the same schedule as the forfeited awards and were made on the following terms:

	Value	Metrics
2024 Performance Share Units	$4,830,000	50% CFROC and 50% Net Income with a 1-year TSR modifier
2024-2025 Performance Share Units	4,975,000	50% CFROC and 50% Net Income for each year with a 2-year TSR modifier

2024 Restricted Stock Units	1,610,000	Time-based vesting

Mr. Stewart is eligible to participate in our defined contribution Excess Benefit Plan to the extent his annual base salary and annual incentive payments exceed Internal Revenue Service limitations and is eligible for a performance-based benefit under that plan. He is also a participant in the Executive Severance and Change in Control Plan, with a severance multiple of 2.0x base salary plus target annual incentive, as well as the other benefit plans and programs that generally are available to our executive officers and associates.

33

COMPENSATION DISCUSSION AND ANALYSIS
Annual Compensation

Annual Compensation

BASE SALARY

The Compensation Committee reviews the salaries of our executives annually against competitive market data. The Compensation Committee determined that base salary increases were appropriate for each of Ms. Zamarro, Mr. Phillips and Mr. Helsel to better align their pay with compensation paid to executives with similar responsibility and experience.

Consistent with the requirements of our master labor agreement with the USW, the base salaries of our CEO and the other executive officers are at or below the market-average, in aggregate.

Name	2023 Base Salaries	2024 Base Salaries[1]
Stewart	—	$1,400,000
Zamarro	725,000	840,000
Delaney	790,000	790,000
Phillips	650,000	715,000
Helsel	620,000	680,000
Kramer	1,450,000	1,450,000
McClellan	805,000	805,000
[1] Mr. Stewart’s base salary was effective January 29, 2024. The other base salary increases were effective January 1, 2024.

ANNUAL INCENTIVE PLAN

ANNUAL INCENTIVE PLAN METRICS AND TARGETS

All of our named executive officers are eligible to earn cash incentives under our annual incentive plan. For 2024, the Compensation Committee reduced the number of performance metrics to focus on key drivers of our Goodyear Forward transformation plan. The performance metrics in the annual incentive plan emphasized the importance of our profitability by adding Segment Operating Margin (SOI Margin) at a 40% weighting and our generation of cash by increasing Free Cash Flow (FCF) from a 20% to 40% weighting. In addition, the Compensation Committee reduced the weighting of strategic objectives from 30% to 20%, including company-focused strategic objectives tied to important, measurable, non-financial business priorities.

Payouts for corporate officers are based on overall company results. Payouts for operating unit officers are based 50% on their operating unit’s performance and 50% on overall company results for SOI Margin and FCF and on overall company results for strategic objectives. We believe these weightings hold our operating unit executives most accountable for financial results in the areas where they have the most control and influence, but also motivate them to work cooperatively with other operating units to maximize results for the entire Company. Actual payouts can range from 0% to 200% of target.

34

COMPENSATION DISCUSSION AND ANALYSIS
Annual Compensation

The following table shows our 2024 annual compensation targets compared to our 2023 actual results (dollars in millions):

Metric	2024 Target	2023 Actual[1]
SOI Margin	7.50%	4.80%

Free Cash Flow	$100	$406

1	Excluding impact of foreign currency, if applicable.

Our SOI Margin target for 2024 is aligned to our Goodyear Forward transformation plan and our goal to expand margin. The target for 2024 reflects a significant improvement over our 2023 SOI Margin. Our Free Cash Flow target for 2024 is lower than our 2023 actual, driven by an anticipated increase in capital expenditures in 2024 of $300 million related to Goodyear Forward initiatives.

ANNUAL INCENTIVE PLAN PAYOUTS

In February 2025, the Compensation Committee reviewed actual results for 2024 with respect to achievement of the company-wide and operating unit performance objectives. The table below shows the performance objectives, actual results for 2024 and corresponding payout percentage under our annual incentive plan for the SOI Margin and FCF metrics.

	Total Company Results Under Annual Incentive Plan

	50%	100%	200%	Actual Result	% Achieved	Weighted Payout Percentage

Overall Company Performance (2024):
Segment Operating Income Margin	5.75%	7.50%	7.75%	6.37%	78%	31.2%

Free Cash Flow	$0	$100	$250	$46	78%	31.2%

35

COMPENSATION DISCUSSION AND ANALYSIS
Annual Compensation

The table below shows the payout percentages under our annual incentive plan for each of our operating units.

	Operating Unit Results Under Annual Incentive Plan

	SOI Margin % Achieved	FCF % Achieved	Total % Achieved

Americas	0%	0%	0%
EMEA	64%	0%	26%

Asia Pacific	143%	200%	152%

“SOI Margin,” as defined in our incentive plans, means total segment operating income divided by net sales. Total segment operating income is the sum of the individual strategic business units’ segment operating income determined in accordance with US GAAP and net sales is calculated in accordance with US GAAP, each as adjusted per the tables below.

Our 2024 Segment Operating Income for purposes of our annual incentive plans was calculated as follows:

($ in millions)	2024
Total segment operating income (as reported)	$1,318
Insurance	(143)
Foreign exchange	31

Total segment operating income, as adjusted	$1,206

Our 2024 Net Sales for purposes of our annual incentive plans was calculated as follows:

($ in millions)	2024
Net Sales (as reported)	$18,878
Foreign exchange	62

Net Sales, as adjusted	$18,940

$1,206 million in segment operating income divided by $18,940 million in net sales resulted in an overall company SOI Margin of 6.37% for purposes of our incentive plans.

36

COMPENSATION DISCUSSION AND ANALYSIS
Annual Compensation

“Free cash flow,” as defined in our incentive plans, means the Company’s cash flows from operating activities, less capital expenditures and also excludes rationalization payments and pension contributions and direct payments. Our 2024 “free cash flow” also reflected the impact of certain other items noted in the table below. Our 2024 “free cash flow” for purposes of our incentive plans was calculated as follows:

($ in millions)	2024
Cash flows from operating activities (as reported)	$698
Capital expenditures	(1,188)
Rationalization payments	198
Goodyear Forward payments	105
Proceeds from asset sales	97
Insurance recoveries greater than annual operating plan	(91)
Pension contributions and direct payments	69
Insurance recoveries for damaged Property Plant & Equipment	62
Turkey economic conditions	41
Strategic investment	35
Foreign exchange	20

Free cash flow, as adjusted	$46

In response to feedback from shareholders, we reduced the weighting of strategic objectives from 30% to 20%. The strategic objectives consist of metrics on new mobility weighted at 10%, and greenhouse gas emissions and PEC maturity, each weighted at 5%. The Compensation Committee evaluated achievement against the objective goals described below to determine the payout with respect to each goal. In aggregate, the payout was 10% out of a maximum of 20%.

Metric	Goals	Achievement	Weighted Payout Percentage

New Mobility	Advance strategic growth initiative, Tires as a Service (TaaS), through attaining 36,000 vehicles contracted by the end of 2024	Not Achieved	0%

Greenhouse Gas (GHG) Emissions	14% reduction of manufacturing Scope 1 and Scope 2 GHG emissions versus our 2019 manufacturing Scope 1 and Scope 2 GHG emissions baseline	Achieved	5%

PEC Maturity	People Environment Care maturity attainment of 3.39 by year end 2024	Achieved	5%

The Compensation Committee established an aggregate incentive pool for all officers and determined the calculated payout for each officer. Then, the CEO assessed the officer’s contributions towards Company goals and made his recommendations with respect to individual payout amounts to the Compensation Committee, which considered the CEO’s recommendations and determined the final payouts. The Compensation Committee undertook the same process for the CEO and made the determination as to the final payout amount for the CEO.

37

COMPENSATION DISCUSSION AND ANALYSIS
Annual Compensation

The Compensation Committee approved the following awards for our named executive officers under our annual incentive plan:

Name	Target Award ($)	Actual Award ($)	Actual Award as a % of Target Award

Stewart	$2,068,640	$1,489,421	72%
Zamarro	840,000	688,800	82%
Delaney	790,000	426,600	54%
Phillips	643,500	495,495	77%
Helsel	578,000	416,160	72%
Kramer	1,350,240	972,173	72%

McClellan	212,520	87,133	41%

38

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

Long-Term Compensation

On March 1, 2024, the Compensation Committee made long-term incentive awards to executive officers. The target long-term incentive grants were composed of three components: (a) restricted stock units (RSUs) constituting approximately 30% of the target opportunity, (b) stock-settled performance units (PSUs) constituting approximately 30% of the target opportunity, and (c) cash-settled performance units (EPUs) constituting approximately 40% of the target opportunity. In 2024, the Compensation Committee increased the weighting of the stock-settled performance units from 20% to 30% and decreased the weighting of the cash-settled performance units from 50% to 40%. The following table summarizes the target award values for our executives in accordance with our annual long-term program:

			Performance-Based Awards

		Stock-Settled Awards

Name	Aggregate Target Award	2024-2026 RSUs[1]	2024-2026 PSUs[2]	2024-2026 EPUs

Stewart	$9,000,000	$2,700,000	$2,700,000	$3,600,000
Zamarro	3,350,000	1,005,000	1,005,000	1,340,000
Delaney	2,900,000	870,000	870,000	1,160,000
Phillips	1,800,000	540,000	540,000	720,000

Helsel	1,625,000	487,500	487,500	650,000

1

See the “Grants of Plan-Based Awards” Table at page 58 for information regarding the number of restricted stock units actually granted, which was determined by dividing the amount in this column by the closing market price of our Common Stock on the date of grant.

2

See the “Grants of Plan-Based Awards” Table at page 58 for information regarding the target number of performance shares actually granted, which was determined by dividing the amount in this column by the closing market price of our Common Stock on the date of grant.

The Compensation Committee did not make long-term awards to Mr. Kramer and Mr. McClellan in 2024 due to their respective retirements.

2024 GRANTS OF PERFORMANCE-BASED INCENTIVES

Long-term performance-based incentives granted in 2024 have the following characteristics:

•

The payout is based on our consolidated results over a three-year performance cycle. Performance is measured 40% on Net Income, 40% on Cash Flow Return On Capital (“CFROC”), and 20% on 3-Year Margin Growth, with targets for Net Income and CFROC established at the beginning of each year.

•

Net Income and 3-Year Margin Growth are used as measures of improvement in profitability. CFROC is an efficiency metric that measures how much return is generated in proportion to the investment in the business in terms of plant, property and equipment and working capital.

•	The payout based on financial performance can range from 0% to 200% for the 2024-2026 performance cycle based on actual results on the financial metrics.

•

The payout for the financial metrics is subject to a modifier (0.8x to 1.2x) based on three-year relative total shareholder return (TSR) versus peer companies over the entire three-year performance cycle ending December 31, 2026. Performance at the 55th percentile is required to achieve a 1.0x modifier, with the modifier capped at 1.0x if absolute TSR is negative over the three-year period, regardless of relative performance.

•	The overall maximum payout is 200% of target.

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COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

LONG-TERM COMPENSATION METRICS AND TARGETS

On March 1, 2024, the Compensation Committee set financial performance metrics and targets for (i) year 3 of the 2022-2024 long-term awards, (ii) year 2 of the 2023-2025 long-term awards, and (iii) year 1 of the 2024-2026 long-term awards. The Compensation Committee also set goals for 3-year average margin growth for the full three-year 2024-2026 performance cycle.

The performance metrics in our long-term awards emphasize the importance of our earnings (as measured by net income) and the efficiency of our utilization of free cash flow (as measured by CFROC), each weighted at 40%.

40

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

The following table shows our 2024 long-term compensation targets compared to our 2023 actual results (dollars in millions):

Metric	2024 Target	2023 Actual

Net Income	$395	$ 76

CFROC	0.9%	3.2%

Our 2024 net income target was set higher than our 2023 actual results, reflecting an improvement in segment operating income of approximately $560 million. Our net income target for 2024 required that we more than offset inflationary cost headwinds of approximately $200 million via execution of the Goodyear Forward plan and improvements in price and product mix versus raw material costs.

Our 2024 CFROC target was lower than our 2023 actual results, reflecting an anticipated increase in capital expenditures in 2024 compared to 2023 related to Goodyear Forward initiatives.

In response to shareholder feedback and to ensure that executives are focused on long-term margin growth and value creation, the Compensation Committee introduced a three-year margin growth metric weighted at 20%. To reflect the cyclical nature of our industry, the Compensation Committee provided that the target will be adjusted if industry growth is below -1% or above 3%.

Metric	2024-2026 Target

3- Year Margin Growth	6.08 pts.

Relative Total Shareholder Return (TSR) Modifier

To add further rigor to the long-term awards and ensure executives are focused on Goodyear’s stock price performance and aligned with our shareholders, the Compensation Committee also provided that the awards will be modified based on Goodyear’s relative total shareholder return performance versus an index of 20 highly relevant peer companies.

This modifier is designed to assess Goodyear’s success in creating shareholder value relative to other capital-intensive automotive and cyclical industrial companies with comparable leverage and strong correlations to Goodyear’s Common Stock performance. This group of companies better reflects our relative success in enhancing shareholder value than would comparisons to the peer companies used for benchmarking executive pay or a broad-based market index like the S&P 500, which we used for grants made prior to 2022. This approach has the further benefit of creating greater comparability throughout economic cycles. The Compensation Committee believes this reflects the understanding investors have of risk and reward in making investment decisions.

THE COMPARISON GROUP CONSISTS OF:

Adient plc	Flowserve Corporation	nVent Electric plc

American Axle & Manufacturing	Ford Motor Company	Stoneridge, Inc.

Aptiv PLC	General Motors Company	Terex Corporation

BorgWarner Inc.	Harley Davidson, Inc.	The Timken Company

Carpenter Technology Corporation	Hillenbrand, Inc.	WESCO International, Inc.

Dana Inc.	Lear Corporation	Whirlpool Corporation

Eastman Chemical Co.	Minerals Technologies Inc.

41

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

The TSR modifier measures the relative performance of our Common Stock versus the TSR peer group over the three-year performance cycle of our long-term incentive awards and is calculated based on the trailing two-month average closing price for our Common Stock and the TSR peer group (as in existence at the end of the period), assuming the reinvestment of dividends. The TSR modifier will cause the payout for the financial metrics in our long-term incentive awards to increase or decrease as follows:

Goodyear Common Stock vs. Comparison Group[1]	TSR Modifier	Performance at the 55th percentile is required to achieve a 1.0x modifier, with the modifier capped at 1.0x if absolute TSR is negative over the three-year period, regardless of relative performance.
≥ 75th Percentile	1.2x
= 55th Percentile	1.0x
≤ 25th Percentile	0.8x
1 Results between these performance levels will be interpolated.

2024 FINANCIAL PERFORMANCE

The table below shows the net income performance goals, actual results and payout percentages for the 2024 performance period applicable to each of the 2022-2024, 2023-2025 and 2024-2026 performance cycles. Actual payouts are determined at the end of the 3-year performance cycle based on the attainment of performance targets and are subject to the modifier discussed above. With respect to the 2024 performance period of the 2022-2024 and 2023-2025 performance cycles, each year was weighted evenly (33%), goals were set at the beginning of the performance period, and the maximum payout for performance metrics was 150% of the target award opportunity. The 2024-2026 award is stratified into three evenly weighted one-year performance periods making up 80% of the award and a three-year performance period making up 20% of the award. With respect to the one-year 2024 performance period and three-year 2024-2026 performance period, goals were set at the beginning of the performance periods and the maximum payout for the performance metrics was 200% of the target award opportunity. The three-year 2024-2026 performance period will be complete on December 31, 2026.

($ in millions)					Net Income
	Threshold	Target	Maximum	Actual Result	% Achieved
2022-2024 and 2023-2025	$150	$395	$418	$302	96%

2024-2026	$150	$395	$440	$302	96%

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COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

“Net income,” as defined in our long-term incentive plans, means the Company’s net income, excluding charges (after-tax and minority interest) for rationalizations, certain asset write-offs and accelerated depreciation, goodwill and intangible asset impairment charges, certain pension curtailment and settlement charges, charges relating to the refinancing of debt, changes in tax valuation allowances and other discrete tax items, and the cumulative effect of accounting changes. Our 2024 “net income” also excluded the impact of certain other items noted in the table below. Our 2024 “net income” for purposes of our long-term incentive plans was calculated as follows:

($ in millions)	2024
Goodyear net income (as reported)	$70
Rationalizations, asset write-offs, and accelerated depreciation	198
Intangible asset impairment	94
Goodyear Forward costs	94
Insurance recoveries, net of expenses	(83)
Net gains on asset sales and other dispositions	(60)
Changes in tax valuation allowances and other discrete tax items	(9)
Pension curtailment and settlement charges (credits)	(2)

Net income	$302

The table below shows the cash flow return on capital performance goals, actual results and payout percentages for the 2024 performance period applicable to each of the 2022-2024, 2023-2025 and 2024-2026 performance cycles.

	Cash Flow Return on Capital
	Threshold	Target	Maximum	Actual Results	% Achieved
2022-2024 and 2023-2025	0.0%	0.9%	1.55%	0.24%	65%

2024-2026	0.0%	0.9%	2.20%	0.24%	65%

“Cash flow return on capital,” as defined in our long-term incentive plans, means free cash flow, as adjusted, divided by the sum of average net fixed assets and average working capital. See also the reconciliation of “free cash flow” on page 37.

Our 2024 cash flow return on capital for purposes of our long-term incentive plans was calculated as follows:

($ in millions)	2024
Free cash flow, as adjusted for annual incentive plan	$ 46
Foreign exchange	(20)
Free cash flow, as adjusted for long-term incentive plans	26
Average working capital + average net fixed assets	10,900

CFROC	0.24%

Based on the results during the 2024 performance period, the Compensation Committee approved earnings on the long-term incentive awards for that one-year period in an amount equal to 81% of the target amount for each of the 2022-2024, 2023-2025 and 2024-2026 awards.

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COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

The table below shows amounts earned by each of the named executive officers in respect of their long-term incentive grants for the 2024 performance period for each of the 2022-2024, 2023-2025 and 2024-2026 awards. For 2022-2024 and 2023-2025, the amounts earned represent one-third of the respective target award opportunity. For 2024-2026, the amounts earned represent one-third of the target award for the Net Income and CFROC metrics (weighted 80% of the total award opportunity). The amount earned in respect of the 3-Year Margin Growth metric will be determined at the end of the three-year performance period.

Name	Aggregate Target Award[1]	Portion of Actual Award Payable in Cash[2]	Portion of Actual Award Payable in Shares (# of Shares)[2]

2022-2024 Award, 2024 Performance Period

Stewart	$—	$—	—

Zamarro	94,496	60,800	1,568

Delaney	587,944	377,900	9,760

Phillips	293,972	189,000	4,880

Helsel	246,714	158,600	4,094

Kramer	2,236,569	1,437,800	37,127

McClellan	587,944	377,900	9,760

2023-2025 Award, 2024 Performance Period

Stewart	$—	$—	—

Zamarro	539,851	303,800	10,648

Delaney	695,778	391,500	13,724

Phillips	359,901	202,500	7,098

Helsel	341,908	192,400	6,744

Kramer	2,555,314	1,437,800	50,403

McClellan	695,778	391,500	13,724

2024-2026 Award, 2024 Performance Period

Stewart	$1,684,886	$777,600	49,382

Zamarro	627,154	289,441	18,381

Delaney	542,913	250,561	15,912

Phillips	336,975	155,520	9,876

Helsel	304,219	140,401	8,916

Kramer	—	—	—

McClellan	—	—	—

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COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

Name	Aggregate Target Award[1]	Portion of Actual Award Payable in Cash[2]	Portion of Actual Award Payable in Shares (# of Shares)[2]

Replacement Award, 2024 PSU, 2024 Performance Period

Stewart	$4,498,725	$—	331,269

Replacement Award, 2024-2025 PSU, 2024 Performance Period

Stewart	$2,441,167	$—	170,607

1	The aggregate target award is the sum of the target cash award and the grant date fair value of the target share award.

2

Payable contingent on continued service through December 31, 2024 for the 2022-2024 award, December 31, 2025 for the 2023-2025 award, and December 31, 2026 for the 2024-2026 award, and subject to a three-year relative TSR modifier for each award, a three-year ESG Index for the 2022-2024 awards, and a three-year Strategic Initiatives Index for the 2023-2025 award. The CEO Replacement Awards are payable contingent on continued service through May 15, 2025 for the 2024 PSU and May 15, 2026 for the 2024-2025 PSU, and subject to relative TSR modifiers of equivalent length.

IMPACT OF TSR MODIFIER AND ESG INDEX ON 2022 – 2024 LONG-TERM INCENTIVE AWARDS

Our stock was at the 17th percentile of companies in the comparison group during the three-year period ended December 31, 2024, resulting in a TSR modifier of 0.80 times. See pages 41 and 42 for more information on the calculation of the TSR modifier.

To determine achievement on the ESG Index, the Compensation Committee evaluated performance of the ESG Index goals against the objective criteria developed at the beginning of the three-year performance period ended December 31, 2024 for the 2022-2024 awards. Achieving one goal would result in an ESG Index of plus 15 percentage points and achieving both goals would result in an ESG Index of plus 25 percentage points. The Compensation Committee determined that the Company achieved both goals resulting in an ESG Index of plus 25 percentage points. The goals and achievements are summarized below:

Metric	Goals	Achievement

Greenhouse Gas Emissions	Progress towards Scope 1 and Scope 2 GHG emission goals—14% reduction versus our 2019 baseline	23% Reduction Achieved

Sustainability	Develop tire with 85% sustainable content consistent with our durability and rolling resistance standards and DOT requirements.	Developed tire with 90% sustainable content Achieved

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COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

The Compensation Committee approved the payout of shares of Common Stock and cash to the named executive officers with respect to the 2022-2024 performance cycle as follows.

	Cash Award ($)
	Performance Period
Name	2022 [1]	2023 [2]	2024	Impact of TSR Modifier	Impact of ESG Index	Total Payout of 2022-2024 Awards

Stewart	$—	$—	$—	$—	$—	$—

Zamarro	25,500	36,800	60,800	(24,700)	56,400	154,800

Delaney	158,678	228,700	377,900	(153,178)	350,100	962,200

Phillips	79,356	114,300	189,000	(76,556)	175,000	481,100

Helsel	66,600	96,000	158,600	(64,200)	147,000	404,000

Kramer	603,500	869,800	1,437,800	(582,300)	1,331,400	3,660,200

McClellan	158,678	228,700	377,900	(153,178)	350,100	962,200

1	Previously reported, to the extent applicable, in the Proxy Statement dated March 13, 2023.

2	Previously reported, to the extent applicable, in the Proxy Statement dated. March 7, 2024.

	Shares Award (# of Shares)
	Performance Period
Name	2022 [1]	2023 [2]	2024	Impact of TSR Modifier	Impact of ESG Index	Total Payout of 2022-2024 Awards

Stewart	—	—	—	—	—	—

Zamarro	658	949	1,568	(635)	1,452	3,992

Delaney	4,097	5,904	9,760	(3,954)	9,039	24,846

Phillips	2,048	2,951	4,880	(1,976)	4,518	12,421

Helsel	1,719	2,477	4,094	(1,658)	3,793	10,425

Kramer	15,584	22,459	37,127	(15,035)	34,377	94,512

McClellan	4,097	5,904	9,760	(3,954)	9,039	24,846

1	Previously reported, to the extent applicable, in the Proxy Statement dated March 13, 2023.

2	Previously reported, to the extent applicable, in the Proxy Statement dated March 7, 2024.

46

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Compensation

The Compensation Committee approved the payout of shares of Common Stock to Mr. Stewart with respect to the 2024 performance cycle of his one-year replacement PSU award as follows:

	Shares Award (# of Shares)
	Performance Period
Name	2024	Impact of TSR Modifier	Impact of ESG Index	Total Payout of 2024 Replacement Award

Stewart	331,269	(66,254)	n/a	265,015

2024 RESTRICTED STOCK UNIT GRANTS

Restricted stock units granted in 2024 to the named executive officers have the following terms:

•	the restricted stock units ratably vest and convert into shares of Common Stock each year during the three years following the grant date, contingent on continued service to the vesting date, and

•	restricted stock units accrue dividend equivalents, if any, that are subject to the same vesting requirements as the underlying restricted stock units.

The portion of long-term compensation provided in the form of restricted stock units grants each year is determined based on the availability of Common Stock under our equity compensation plans, as well as market data on long-term compensation.

The table below shows the aggregate grant date fair value and the number of restricted stock units granted to each of our named executive officers in 2024.

Name	Aggregate Grant Date Fair Value ($)	Number of Restricted Stock Units (#)

Stewart[1]	$4,309,989	364,944

Zamarro	1,004,995	85,097

Delaney	869,996	73,666

Phillips	539,988	45,723

Helsel	487,494	41,278

Kramer[2]	—	—

McClellan[2]	—	—

1	Includes RSUs granted to Mr. Stewart as part of his replacement award.

2	The Compensation Committee did not grant RSUs to Mr. Kramer or Mr. McClellan in 2024 due to their respective announced retirements.

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COMPENSATION DISCUSSION AND ANALYSIS
Retirement and Other Benefits

Retirement and Other Benefits

RETIREMENT BENEFITS

Retirement benefits are important to attracting, motivating and retaining talented executives with a history of leadership and to providing retirement replacement income. Retirement benefits are an important factor in an executive’s decision to accept or reject a new position.

We provide our named executive officers with retirement benefits under both tax-qualified and non-qualified retirement plans. Tax-qualified plan benefits are pursuant to a defined benefit pension plan, the Goodyear Salaried Pension Plan (the “Salaried Plan”), which was frozen effective December 31, 2008, and a defined contribution plan, the Goodyear Employee Savings Plan for Salaried Employees (the “Savings Plan”). Non-qualified plan benefits are pursuant to a defined benefit plan, the Goodyear Supplementary Pension Plan (the “Supplementary Plan”), which was closed to new entrants effective December 31, 2021. We also maintain a non-qualified defined benefit Excess Benefit Plan, which was also frozen effective December 31, 2008, that pays an additional pension benefit over that paid from the Salaried Plan if a participant does not meet the eligibility requirements of the Supplementary Plan.

For all employees who do not meet the eligibility requirements of the Supplementary Plan, there is also a corresponding non-qualified defined contribution Excess Benefit Plan (the “DC Plan”) that mirrors the retirement contributions feature of the Savings Plan. Effective January 1, 2022, the DC Plan provides a performance-based benefit to designated participants, pursuant to which contributions are equal to the participant’s annual base salary paid during the applicable performance period, limited to twelve (12) months, plus the award to be payable under the annual incentive plan, if any, multiplied by the applicable percentage set forth below based on company-wide achievement under the annual incentive plan:

•	Minimum (0%): 0%

•	Threshold (50%): 7%

•	Target (100%): 14%

•	Maximum (200%): 28%

Mr. Stewart is currently eligible to receive a performance-based benefit under the DC Plan.

The Supplementary Plan provides additional pension benefits to certain officers who meet the criteria outlined above. Ms. Zamarro, Mr. Delaney, Mr. Phillips and Mr. Helsel are participants in the Supplementary Plan. The Compensation Committee has adopted a policy prohibiting the grant of additional service credit to participants in the Supplementary Plan and closed the plan to new entrants effective December 31, 2021.

Only Mr. Helsel, Mr. Kramer and Mr. McClellan are eligible to participate in the Salaried Plan. None of our NEOs have outstanding benefits under the defined benefit Excess Benefit Plan. Participants in the Savings Plan, including all active NEOs, are currently eligible to receive Company matching contributions and retirement contributions.

The number reported in the “Change in Pension Value” column in the Summary Compensation Table reflects the change in each named executive officer’s pension value in 2024. Changes in pension value are caused largely by two factors: (1) additional pension benefits accrued by the named executive officers under the Supplementary Plan when they receive

48

COMPENSATION DISCUSSION AND ANALYSIS
Retirement and Other Benefits

higher compensation due to roles of increasing responsibility or through strong performance and due to the passage of time, and (2) changes in assumptions used for financial reporting purposes, such as changes in discount rates and updated actuarial assumptions regarding life expectancies.

For more information regarding the terms of these plans and the named executive officers’ accrued benefits under these plans, see “Defined Contribution Plan Benefits” at page 62 and “Pension Benefits” beginning on page 63.

As previously disclosed, the Compensation Committee approved retention agreements with Mr. Kramer and Mr. McClellan in May 2021 that were tied to the pension benefit obligation under the Supplementary Plan. These agreements provided for lump sum payments equal to the difference between the Supplementary Plan benefit calculated based on the interest rate on January 1, 2021 (0%) and the benefit based on the interest rate at the time of their respective retirement. The payments were within the range previously disclosed in prior proxy statements. See footnote 6 to the Summary Compensation Table (pg. 55) for the final calculation of those payments.

SEVERANCE AND CHANGE-IN-CONTROL BENEFITS

Our Executive Severance and Change in Control Plan (the “Executive Severance Plan”) provides for the payment of severance benefits to our officers, including all of the named executive officers, if their employment is terminated under certain circumstances during certain periods before or within two years following a change-in-control of the Company. The Executive Severance Plan does not provide for any excise tax gross-ups or walk-away rights.

The Executive Severance Plan is designed to attract, retain and motivate officers, provide for stability and continuity in the event of an actual or threatened change-in-control, and ensure that our officers are able to devote their full time and attention to the Company’s operations in the event of an actual or threatened change-in-control.

The Executive Severance Plan and the related change-in-control triggers (commonly referred to as “double triggers”) generally provide for the payment of severance benefits if employment is terminated under certain circumstances during certain periods before or within two years following a change-in-control of the Company. The change-in-control triggers in our equity compensation plans are substantially similar to those in the Executive Severance Plan. We selected the specific change-in-control triggers used in the Executive Severance Plan and our equity compensation plans, such as the acquisition of 20% or more of Goodyear’s Common Stock, a significant change in the composition of the Board of Directors or the acquisition of actual control of Goodyear, based upon our review of market practices, including provisions included in similar agreements of other public companies. Based upon that review, we determined that the terms and conditions of the Executive Severance Plan, including the specific change-in-control triggers, were consistent with market practices.

The Executive Severance Plan also provides severance benefits to our officers, including each of the named executive officers, if their employment is terminated by us other than for Cause (as defined in the Executive Severance Plan), death or disability, and other than in connection with a change-in-control.

To be eligible to receive benefits under the Executive Severance Plan, an officer must execute a release and agree, among other things, to certain confidentiality, non-disparagement, non-solicitation and non-competition covenants.

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COMPENSATION DISCUSSION AND ANALYSIS
Retirement and Other Benefits

The Compensation Committee believes that our severance benefits are in the best interests of the Company and our shareholders, are a necessary component of a competitive compensation program, and are in line with severance benefits in place at other companies.

For additional information regarding the terms of the Executive Severance Plan and benefits payable under that plan, see “Potential Payments Upon Termination or Change-in-Control” at page 67.

PERQUISITES AND OTHER BENEFITS

We provide certain executive officers, including our named executive officers, with limited personal benefits and perquisites, as described below and in footnote 6 to the Summary Compensation Table at page 55. The Compensation Committee has reviewed and approved the perquisites described below. The Compensation Committee recognizes that these perquisites are an important factor in protecting our executive officers and in enabling them to focus on our business with minimal disruption.

We generally do not provide any tax reimbursements to our executive officers for any of the perquisites we provide them.

Safety and Security. We maintain a comprehensive security policy, and as a component of this policy, we may determine that in appropriate circumstances, certain executive officers should be required to have personal security protection. Under our security policy, we require that the executive accept such personal security protection because we believe it is in the best interests of the Company and its shareholders that the executive not be vulnerable to security threats to the executive or his or her family members.

We pay for the cost of home security systems for a limited number of executive officers in order to enhance their safety and protect our investment in them. We cover the cost of installation, monitoring and maintenance for these systems. In addition, the Compensation Committee has approved the use of our corporate aircraft for personal travel for a limited number of executives in connection with our overall security program. We paid for the procurement, installation and maintenance of personal residential security measures for Mr. Stewart and for the costs of security personnel, equipment and other measures that we deemed necessary.

Tire Program. We offer our executive officers and Board members the opportunity to receive up to two sets of tires per year at our expense, including the cost of tires, mounting, balancing and disposal fees.

Financial Planning and Tax Preparation Services. We offer financial assistance to our executive officers to help them cover the cost of financial planning and tax preparation services. In providing this benefit, we seek to alleviate our executives’ concern regarding personal financial planning so that they may devote their full attention to our business. The maximum annual cost to the Company under this program is $9,000 per officer.

Annual Physical Exams. We strongly encourage our executive officers to have an annual comprehensive physical examination which we pay for in order to enhance their physical well-being and protect our investment in them.

Relocation. In circumstances where we are recruiting an executive candidate who would have to relocate to accept our job or promotion offer, we provide such individuals with relocation benefits to assist his or her relocation. We provide all employees, including our executive officers, tax gross-up payments for relocation assistance costs under our standard relocation program. The Compensation Committee believes that not reimbursing taxes for employees who move at the Company’s request is an

50

COMPENSATION DISCUSSION AND ANALYSIS
Retirement and Other Benefits

unfair financial burden. This policy removes any financial disincentive for an executive to relocate and, therefore, enhances the Company’s ability to recruit employees and have its employees gain experience in a variety of our global operations.

Club Memberships. We pay the annual dues for a corporate club membership that is available to Mr. Stewart and Mr. Helsel. None of the other named executive officers utilize this corporate club membership. The membership is intended to be used primarily for business purposes, although members may use the club for personal purposes so long as they pay all incremental costs, other than the annual dues, related to that personal use.

From time to time, certain of the named executive officers may receive tickets to sporting and other events for their personal use, typically when those tickets would not otherwise be used for business purposes, which use results in no incremental cost to the Company.

EXECUTIVE DEFERRED COMPENSATION PLAN

The Goodyear Deferred Compensation Plan for Executives (the “Deferred Compensation Plan”) is a non-qualified deferred compensation plan that provides named executive officers and other highly compensated employees the opportunity to defer various forms of compensation. For participants, this offers an additional means to save for retirement on a tax-deferred basis. There is no guaranteed return associated with any deferred amounts. During 2024, none of the named executive officers made deferrals under the Deferred Compensation Plan.

For additional information regarding the terms of the Deferred Compensation Plan and participant balances, see “Nonqualified Deferred Compensation” at page 66.

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COMPENSATION DISCUSSION AND ANALYSIS
Compensation Policies and Practices

Compensation Policies and Practices
STOCKHOLDING GUIDELINES
In keeping with our objective of aligning our executives’ interests with our shareholders’ interests, we require our executives to hold equity in the Company equal in value to a designated multiple of their base salaries. Under the Company’s stockholding guidelines, officers must hold 100% of the net shares issued to them until they achieve the required stock ownership level, unless they demonstrate a need to sell shares due to a financial hardship. The required ownership values for our named executive officers vary based on the executive’s level of responsibility as follows:

Title	Required Ownership as a Multiple of Base Salary

Chief Executive Officer	6x

President, Executive Vice President or Senior Vice President	3x
All shares of Common Stock owned outright by officers (or their spouses) and held by them in the Goodyear stock fund of the Savings Plan, shares of restricted stock or restricted stock units, and share equivalent units held in our deferred compensation plan are counted as ownership in assessing compliance with the guidelines. Unvested performance shares and unexercised stock options are not counted toward compliance with the guidelines. The stock price used in assessing compliance with the guidelines as of May 1st of each year will be the average closing stock price for the prior
200-day
period.
If an officer has met their stockholding requirement, they are required to retain 25% of the net shares received from any vested shares of Common Stock or any exercised options for at least one year from the date of vesting or exercise and may only sell or otherwise dispose of shares to the extent they will still meet their stockholding requirement following that sale or disposition.
During 2024, each of our named executive officers complied with our stockholding guidelines
and satisfied, or is working towards satisfying, their stockholding requirement.
INSIDER TRADING POLICY
We have adopted an insider trading policy governing the purchase, sale and/or other dispositions of our securities by our directors, officers, employees and related persons that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. We comply with all applicable securities laws when transacting in our own securities.
PROHIBITION ON HEDGING AND PLEDGING
We have adopted, as part of our insider trading policy, prohibitions on the short sale of our Common Stock and other securities and the issuance, purchase or sale of, or trading or dealing in, puts, calls or other options or rights relating to our Common Stock and other securities. These provisions prohibit our directors, officers and employees from hedging the risk of their ownership of our Common Stock. We also prohibit our directors, officers and employees from holding our Common Stock and other securities in a margin account or otherwise pledging them as collateral for a loan.

52

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Policies and Practices

RECOVERY OF COMPENSATION AND CLAW-BACK POLICY
Claw-Back Policy
In October 2023, we adopted a compensation recovery policy (i.e., “claw-back” policy) in compliance with Rule
10D-1
of the Exchange Act and Nasdaq listing standards. The claw-back policy provides for the recovery of the amount of incentive compensation erroneously awarded to certain current and former officers (“covered officers”) during the prior three fiscal years if the Company is required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the securities laws. Subject to limited exceptions, the amount subject to recovery equals the excess that the covered officer received over the amount that would have been paid to the covered officer after taking into account the accounting restatement. The claw-back policy applies to incentive compensation received on or after October 2, 2023.
In addition, our claw-back policy goes beyond the minimum requirements of the Nasdaq listing standards by providing the Compensation Committee discretion to recover additional amounts paid to elected officers, in the event of misconduct that results in a violation of law or Company policy that causes significant financial or reputational harm to the Company. Additional amounts recoverable by the Company include any bonus or other incentive-based or equity-based compensation, regardless of whether based on attainment of a financial reporting measure, and any profits realized from the sale of securities during a specified time period.
The Compensation Committee will determine the method for recouping incentive compensation under the claw-back policy, which may include, without limitation, requiring reimbursement of compensation paid; seeking recovery of any gain realized on the vesting, exercise, sale, settlement, transfer or other disposition of equity-based awards; offsetting amounts from compensation otherwise owed; and/or cancelling outstanding vested or unvested awards.
Other Recovery of Compensation
If the Compensation Committee determines that an officer has engaged in conduct detrimental to the Company, the Compensation Committee may take a range of actions to remedy this conduct, prevent its recurrence and impose appropriate discipline. Discipline would vary depending on the facts and circumstances, and may include (1) termination of employment, (2) cancelling or reducing any outstanding compensatory grants or awards, (3) initiating an action for breach of fiduciary duty or fraud which could include recovery of any unjustly obtained incentive compensation, and (4) requiring reimbursement of compensation or other payments in accordance with provisions of the Sarbanes-Oxley Act of 2002, our claw-back policy described above or the terms of the relevant compensation plan. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.
In addition, under our equity compensation plans, the Compensation Committee may require a plan participant who engages in competition with us within 18 months after their termination of employment to return or forfeit the realized value of all awards under those plans during such period of time that the Compensation Committee determines. Our Executive Severance Plan also provides for the recovery or forfeiture of severance payments if a person receiving payments pursuant to the plan violates certain confidentiality, non-disparagement,
non-solicitation
and
non-competition
covenants.

53

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2024.

THE HUMAN CAPITAL AND COMPENSATION COMMITTEE

James A. Firestone, Chairperson

Norma B. Clayton

Joseph R. Hinrichs

Laurette T. Koellner

54

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth information regarding the compensation of the CEO, the Chief Financial Officer (the “CFO”), and the persons who were, at December 31, 2024, the other three most highly compensated executive officers of Goodyear, and Mr. Kramer, our former CEO, and Mr. McClellan, who would have been among the three most highly compensated executive officers had he continued to serve as such on December 31, 2024 (collectively, the “named executive officers”), for services in all capacities to Goodyear and its subsidiaries during 2022, 2023 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2]	Option Awards ($)[3]	Non-Equity Incentive Plan Compensation ($)[4]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[5]	All Other Compensation ($)[6]		Total ($)

Mark W. Stewart[8]	2024	$1,299,487	$4,280,000	$16,798,406	$—	$2,267,021	$ —	$1,061,125		$25,706,039
Chief Executive Officer and President

Christina L. Zamarro	2024	840,000	375,000	1,661,518	—	1,374,541	845,392	87,765		5,184,216
Executive Vice President	2023	725,000	—	2,122,986	—	1,189,350	435,273	113,175	[7]	4,585,784
and Chief Financial Officer

Christopher R. Delaney	2024	790,000	—	1,612,572	—	1,643,483	870,165	30,652		4,946,872
President, Europe, Middle	2023	781,667	—	1,324,749	—	1,809,800	633,472	29,853		4,579,541
East and Africa	2022	760,000	—	1,471,271	—	951,128	173,290	24,789		3,380,478

David E. Phillips	2024	715,000	—	964,258	—	1,140,959	493,689	20,575		3,334,481
Senior Vice President and	2023	633,333	100,000	678,585	—	1,160,426	419,492	14,504		3,006,340
General Counsel	2022	591,667	—	718,028	—	632,734	—	21,364		1,963,793

Christopher P. Helsel	2024	680,000	—	871,853	—	990,361	1,176,777	61,276		3,780,267
Senior Vice President and Chief Technology Officer

Richard J. Kramer[8]	2024	845,833	—	1,241,883	—	4,596,873	3,068,287	8,504,082		18,256,958
Retired Chairman, Chief	2023	1,433,333	—	4,915,483	—	6,592,600	1,666,533	132,353		14,740,302
Executive Officer and	2022	1,366,667	—	5,658,051	—	3,109,500	—	183,130		10,317,348
President

Stephen R. McClellan[8]	2024	204,299	—	333,822	—	1,053,455	1,851,383	3,071,438		6,514,397
Retired President, Americas	2023	796,667	—	1,324,749	—	2,071,225	659,383	89,091		4,941,115
	2022	770,000	—	1,471,271	—	1,011,698	—	103,882		3,356,851

1

As disclosed in the Proxy Statement dated March 7, 2024, these amounts reflect payments made in 2024 pursuant to Mr. Stewart’s replacement awards and Ms. Zamarro’s retention award associated with Goodyear Forward.

55

EXECUTIVE COMPENSATION
Summary Compensation Table

2

Represents the aggregate grant date fair value as of the respective grant date for each award, excluding forfeitures. Because the grant date for a performance-based unit occurs when performance targets are approved, the values in this column include for 2024, 1/3 of each of the 2022-2024 and 2023-2025 awards, and the portion of the 2024-2026 awards with respect to the one-year performance period ended December 31, 2024 and the 3-year performance period ending December 31, 2026. This column also includes Mr. Stewart’s 2024 and 2024-2025 replacement PSU awards. The awards remain subject to continued service, TSR modifiers and ESG/SI Indices, as applicable. The grant date values in this table do not necessarily correspond to the actual value that will be received by the executive officers. The maximum amount to be awarded with respect to the equity portion of our long-term incentive awards for each of the named executive officers is shown in the Grants of Plan-Based Awards Table in the column “Estimated Future Payouts Under Equity Incentive Plan Awards — Maximum.” The assumptions made in valuing stock awards reported in this column are discussed in Note to the Consolidated Financial Statements No. 1, “Accounting Policies” under “Stock-Based Compensation” and Note to the Consolidated Financial Statements No. 18, “Stock Compensation Plans” included in Goodyear’s Annual Report for the year ended December 31, 2024. For additional information regarding such grants, see “Compensation Discussion and Analysis — Long-Term Compensation — 2024 Grants of Performance-Based Incentives.” See also “Grants of Plan-Based Awards” below.

3

Represents the aggregate grant date fair value as of the respective grant date for each award. The assumptions made in valuing option awards reported in this column, if any, are discussed in Note to the Consolidated Financial Statements No. 1, “Accounting Policies” under “Stock-Based Compensation” and Note to the Consolidated Financial Statements No. 18, “Stock Compensation Plans” included in Goodyear’s Annual Report for the year ended December 31, 2024. No stock options were granted to any of the named executive officers in 2024, 2023, or 2022.

4

Represents amounts awarded under our annual and long-term incentive compensation plans. For additional information regarding annual cash incentive awards in 2024, see “Compensation Discussion and Analysis — Annual Compensation — Annual Incentive Plan.”

Amounts awarded under our long-term incentive compensation plans are, for 2024, in respect of the one-year performance period ended December 31, 2024 for the 2022-2024, 2023-2025 and 2024-2026 awards. For active named executive officers, the 2023-2025 awards and the 2024-2026 awards remain subject to the named executive officer’s continued service through December 31, 2025 or December 31, 2026, respectively, and TSR modifiers and the SI Index, as applicable. For additional information regarding long-term incentive awards, see “Compensation Discussion and Analysis — Long-Term Compensation — 2024 Grants of Performance-Based Incentives,” “— 2024 Financial Performance,” and “— Impact of TSR Modifier and ESG Index on 2022-2024 Long-Term Incentive Awards.”

The following table provides further information on the amounts payable, or earned but not yet payable, for performance periods ending on December 31, 2024:

		Currently Payable 2022-2024 Long-Term Incentive			Not Yet Payable 2024 Period
	2024 Annual Incentive	2024 Period	Impact of TSR Modifier	Impact of ESG Index	2023-2025 Long- Term Incentive	2024-2026 Long- Term Incentive
Stewart	$1,489,421	$—	$—	$—	$—	$777,600
Zamarro	688,800	60,800	(24,700)	56,400	303,800	289,441
Delaney	426,600	377,900	(153,178)	350,100	391,500	250,561
Phillips	495,495	189,000	(76,556)	175,000	202,500	155,520
Helsel	416,160	158,600	(64,200)	147,000	192,400	140,401
Kramer	972,173	1,437,800	(582,300)	1,331,400	1,437,800	—
McClellan	87,133	377,900	(153,178)	350,100	391,500	—

5

Represents total change in pension value for each named executive officer, which reflects both the accrual of additional benefits and changes in the assumptions used to value the benefits. The discount rate used to calculate the Supplementary Plan pension value increased from 5.09% to 5.40% and the interest rate used to determine the lump sum value of the Supplementary Plan benefit stayed constant at 2.75% on December 31, 2023 and December 31, 2024. These changes in assumptions accounted for a portion of the total change in pension value for each of the named executive officers. The table below allocates the total change in pension value between the actual increase in accrued benefits, including the growth in pension value due to the passage of time, and assumption changes.

	Change in Pension Value
	Due to Benefit Accrual	Due to Assumption Changes	Total
Stewart	$ —	$ —	$—
Zamarro	855,699	(10,307)	845,392
Delaney	799,063	71,102	870,165
Phillips	525,452	(31,763)	493,689
Helsel	1,101,917	74,860	1,176,777
Kramer	2,167,489	900,798	3,068,287
McClellan	452,258	1,399,125	1,851,383

56

EXECUTIVE COMPENSATION
Summary Compensation Table

No nonqualified deferred compensation earnings are required to be reported because the Deferred Compensation Plan does not provide for “above-market” or preferential earnings as defined in applicable SEC rules and regulations.

6

The tables below provide details on All Other Compensation for our named executive officers. Perquisites available to our officers are detailed on page 50. The Perquisites and Other category includes personal security expenses, relocation expenses and related tax gross-ups, the provision of up to two sets of automobile tires per year, personal financial planning services, annual physical exams, dues for club memberships, accrued vacation payouts, and increases in the value of retiree medical benefits. Personal security services with a value of $559,912 were provided to Mr. Stewart. Relocation expenses and related tax gross-ups under our global relocation policy with a value of $75,487 and $24,184, respectively, were provided to Mr. Stewart. Unused banked vacation (under a plan that was frozen on December 31, 2016) with a value of $167,309 and $83,596 was paid to Mr. Kramer and Mr. McClellan, respectively, upon their retirement. Mr. Helsel and Mr. McClellan are eligible to receive retiree medical benefits at age 62; the present value of those accumulated retiree medical benefits increased by $175 and decreased by $1,634, respectively. The aggregate incremental cost to the Company for the personal use of company aircraft is determined based on the average direct operating costs of the aircraft allocable to personal use.

	Perquisites and Other	Personal Use of Company Aircraft	Contributions to Savings Plan	Performance-Based Benefit Accrual	TOTAL
Stewart	$684,184	$ 75,119	$20,700	$281,122	$1,061,125
Zamarro	26,015	41,050	20,700	—	87,765
Delaney	9,952	—	20,700	—	30,652
Phillips	6,775	—	13,800	—	20,575
Helsel	23,326	—	37,950	—	61,276
Kramer	168,928	101,294	37,950	—	308,172
McClellan	92,596	—	37,950	—	130,546

The value of Mr. Kramer’s and Mr. McClellan’s retention agreements tied to the pension benefit obligation under the Supplementary Plan were calculated as follows:

	Retirement Date	Measurement Date	PBGC Rate	SERP Value	Rate Lock Value	Total Value
Kramer	7/31/2024	8/1/2024	2.50%	$28,471,610	$8,195,910	$36,667,520
McClellan	4/1/2024	5/1/2024	2.25%	10,245,022	2,940,892	13,185,914

7	Ms. Zamarro’s 2023 All Other Compensation has been increased by $34,579 to reflect additional personal use of company aircraft for attendance at external board meetings.

8

Mr. Stewart became Chief Executive Officer and President on January 29, 2024. Mr. Kramer transitioned from Chairman of the Board, Chief Executive Officer and President to Senior Advisor on January 29, 2024. Mr. Kramer retired from the Company on July 31, 2024. Mr. McClellan retired from the Company on April 1, 2024.

57

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards

Grants of Plan-Based Awards

The following table summarizes grants of plan-based awards made to the named executive officers during 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)[3]	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Stewart	1/29/2024							291,156	$4,279,993	[4]

	2/26/2024	$1,800,000	$3,600,000	$7,200,000

	2/26/2024				53,345	106,689	213,378		1,268,532	[5]

	2/26/2024				204,488	408,975	817,950		4,498,725	[6]

	2/26/2024				105,314	210,627	421,254		2,441,167	[7]

	2/26/2024							228,619	2,699,991

	2/26/2024							136,325	1,609,998	[8]

Zamarro	2/26/2024	670,000	1,340,000	2,680,000

	2/26/2024				968	1,936	3,872		19,496	[9]

	2/26/2024				6,573	13,146	26,292		164,851	[10]

	2/26/2024				19,856	39,712	79,424		472,176	[5]

	2/26/2024							85,097	1,004,995

Delaney	2/26/2024	580,000	1,160,000	2,320,000

	2/26/2024				6,025	12,050	24,100		121,344	[9]

	2/26/2024				8,472	16,944	33,888		212,478	[10]

	2/26/2024				17,189	34,378	68,756		408,754	[5]

	2/26/2024							73,666	869,996

Phillips	2/26/2024	360,000	720,000	1,440,000

	2/26/2024				3,013	6,025	12,050		60,672	[9]

	2/26/2024				4,382	8,764	17,528		109,901	[10]

	2/26/2024				10,669	21,337	42,674		253,697	[5]

	2/26/2024							45,723	539,988

Helsel	2/26/2024	325,000	650,000	1,300,000

	2/26/2024				2,528	5,056	10,112		50,914	[9]

	2/26/2024				4,163	8,326	16,652		104,408	[10]

	2/26/2024				9,632	19,263	38,526		229,037	[5]

	2/26/2024							41,278	487,494

Kramer	2/26/2024				22,918	45,836	91,672		461,569	[9]

	2/26/2024				31,113	62,226	124,452		780,314	[10]

McClellan	2/26/2024				6,025	12,050	24,100		121,344	[9]

	2/26/2024				8,472	16,944	33,888		212,478	[10]

1

Grants of the cash portion of our long-term incentive awards were made under the 2022 Performance Plan. For additional information regarding such awards, see “Compensation Discussion and Analysis — Long-Term Compensation — 2024 Grants of Performance-Based Incentives”. All NEOs received annual cash incentive awards under the Executive Annual Incentive Plan for the year ending December 31, 2024 that were earned and paid out in the amounts of $1,489,421, $688,800, $426,600, $495,495, $416,160, $972,173, and $87,133, respectively. For additional information regarding the annual cash incentive awards under the Executive Annual Incentive Plan, see “Compensation Discussion and Analysis — Annual Compensation — Annual Incentive Payouts.”

58

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards

2

Grants of the equity portion of our long-term incentive awards were made under the 2022 Performance Plan. For additional information regarding such grants, see “Compensation Discussion and Analysis — Long-Term Compensation — 2024 Grants of Performance-Based Incentives”.

3

Grants of restricted stock units were made under the 2022 Performance Plan. For additional information regarding such grants, see “Compensation Discussion and Analysis — Long-Term Compensation — 2024 Restricted Stock Unit Grants.”

4	Represents the grant date fair value of the Common Stock awarded as part of Mr. Stewart’s replacement award.

5	Represents the grant date fair value of the one-year 2024 performance period and the three-year 2024-2026 performance period for the 2024-2026 performance cycle.

6	Represents the grant date fair value of the 2024 performance period for the 2024 CEO PSU replacement award.

7	Represents the grant date fair value of the 2024 performance period for the 2024-2025 CEO PSU replacement award.

8	Represents the grant date fair value of the CEO RSU replacement award.

9	Represents the grant date fair value of the 2024 performance period for the 2022-2024 performance cycle.

10	Represents the grant date fair value of the 2024 performance period for the 2023-2025 performance cycle.

59

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information about outstanding equity awards held by the named executive officers as of December 31, 2024.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)[1]	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)[2]	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[3]

Stewart						849,948	[5]	$7,649,532	378,279	[12]	$3,404,511
	—	—	—	—

Zamarro						274,469	[6]	$2,470,221	75,550	[12]	$679,950
	25,000	—	$10.12	2/25/2030

Delaney						242,080	[7]	$2,178,720	70,965	[12]	$638,685
	40,677	—	$28.09	8/24/2025
	39,010	—	29.90	2/22/2026
	34,147	—	35.26	2/27/2027
	12,176	—	32.72	10/9/2027
	411,167	—	10.12	2/25/2030

Phillips						133,544	[8]	$1,201,896	42,294	[12]	$380,646
	150,000	—	$10.12	2/25/2030

Helsel						121,240	[9]	$1,091,160	38,596	[12]	$347,364
	150,000	—	$10.12	2/25/2030

Kramer						670,664	[10]	$6,035,976	62,226	[12]	$560,034
	256,993	—	$27.16	2/23/2025
	259,228	—	29.90	2/22/2026
	264,486	—	35.26	2/27/2027
	750,000	—	10.12	7/31/2029	[4]

McClellan						152,502	[11]	$1,372,518	16,944	[12]	$152,496
	55,725	—	$27.16	2/23/2025
	51,593	—	29.90	2/22/2026
	53,394	—	35.26	2/27/2027
	411,167	—	10.12	4/1/2029	[4]

1	Because the options in this column were fully vested as of December 31, 2024, the vesting schedules for these options are not reported.

2

The exercise price of each option granted under our equity compensation plans is equal to 100% of the per share fair market value of the Common Stock on the date granted (calculated as the closing market price for such date). The option exercise price and/or withholding tax obligations may be paid by delivery of shares of Common Stock valued at the fair market value on the date of exercise.

3

Calculated by multiplying $9.00, the closing market price of our Common Stock on December 31, 2024, by the number of shares of restricted stock, restricted stock units or performance share units that are not vested or are unearned at December 31, 2024.

4

The expiration date is the lesser of the remainder of the term of the Non-Qualified Stock Option grant or five years from the date of retirement. Mr. Kramer retired on July 31, 2024 and Mr. McClellan retired on April 1, 2024.

5

265,015, 170,607 and 49,382 earned performance share units vest on May 15, 2025, May 15, 2026 and December 31, 2026, respectively (subject to TSR modifiers), and 76,207, 136,325, 76,206, and 76,206 restricted stock units vest on March 1, 2025, May 15, 2025, March 1, 2026 and March 1, 2027, respectively.

60

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End

6

17,090 and 18,381 earned performance share units vest on December 31, 2025 (subject to TSR modifier and SI Index, as applicable) and December 31, 2026 (subject to TSR modifier), respectively, and 8,715, 28,366, 59,158, 28,366, 86,028 and 28,365 restricted stock units vest on February 28, 2025, March 1, 2025, February 27, 2026, March 1, 2026, December 13, 2026, and March 1, 2027, respectively.

7

22,026 and 15,912 earned performance share units vest on December 31, 2025 (subject to TSR modifier and SI Index, as applicable) and December 31, 2026 (subject to TSR modifier), respectively, and 54,228, 24,556, 76,248, 24,555, and 24,555 restricted stock units vest on February 28, 2025, March 1, 2025, February 27, 2026, March 1, 2026, and March 1, 2027, respectively.

8

11,392 and 9,876 earned performance share units vest on December 31, 2025 (subject to TSR modifier and SI Index, as applicable) and December 31, 2026 (subject to TSR modifier), respectively, and 27,114, 15,241, 39,439, 15,241, and 15,241 restricted stock units vest on February 28, 2025, March 1, 2025, February 27, 2026, March 1, 2026, and March 1, 2027, respectively.

9

10,823 and 8,916 earned performance share units vest on December 31, 2025 (subject to TSR modifier and SI Index, as applicable) and December 31, 2026 (subject to TSR modifier), respectively, and 22,756, 13,760, 37,467, 13,759, and 13,759 restricted stock units vest on February 28, 2025, March 1, 2025, February 27, 2026, March 1, 2026, and March 1, 2027, respectively.

10

103,492 restricted shares (which Mr. Kramer will receive when the value of the shares is deductible by the Company for federal income tax purposes), 80,893 earned performance share units vest on December 31, 2025 (subject to TSR modifier and SI Index, as applicable), and 206,262 and 280,017 restricted stock units vest on February 28, 2025 and February 27, 2026, respectively.

11

22,026 earned performance share units vest on December 31, 2025 (subject to TSR modifier and SI Index, as applicable), and 54,228 and 76,248 restricted stock units vest on February 28, 2025 and February 27, 2026, respectively.

12	Unearned performance share units that will vest on December 31, 2025 or December 31, 2026, subject to the achievement of the respective performance goals and TSR modifier and SI Index, as applicable.

During the restriction period for shares of restricted stock, the recipient is not entitled to delivery of the shares, restrictions are placed on the transferability of the shares, and all or a portion of the shares will be forfeited if the recipient terminates employment for reasons other than as approved by the Compensation Committee. Upon expiration of the restriction period, the appropriate number of shares of Common Stock will be delivered to the grantee free of all restrictions. During the restriction period for shares of restricted stock, the grantee shall be entitled to vote restricted shares and receive dividends. For grants made after April 2013, shares of restricted stock will be credited with notional dividends that vest and are payable in cash (without interest) at the same time and subject to the same conditions as the underlying shares of restricted stock. Restricted stock units do not have any voting rights but receive dividend equivalents that vest and are payable in shares of Common Stock at the same time and subject to the same conditions as the underlying restricted stock units. Earned and unearned, but unvested, performance share units do not have any voting rights and are not entitled to receive dividend equivalents. For additional information regarding the terms of the performance share units, see “Compensation Discussion and Analysis — Long-Term Compensation — 2024 Grants of Performance-Based Incentives.”

61

EXECUTIVE COMPENSATION
Option Exercises and Stock Vested

Option Exercises and Stock Vested

The following table sets forth certain information regarding option exercises by, and the vesting of stock awards for, the named executive officers during 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Stewart	—	$—	291,156	$4,279,993	[2]
Zamarro	—	—	11,309	122,342	[3]
Delaney	—	—	73,031	792,679	[4]
Phillips	—	—	35,621	385,781	[5]
Helsel	—	—	31,840	346,736	[6]
Kramer	—	—	284,577	3,095,276	[7]

McClellan	—	—	73,031	792,679	[8]

1	Represents the difference between the exercise price and the fair market value of our Common Stock on the date of exercise.

2	Represents the total value realized upon the immediate vesting of 291,156 shares of Common Stock granted as part of a replacement award to Mr. Stewart.

3

Represents the total value realized upon the vesting of 3,992 performance share awards for 2022-2024, which were paid 100% in shares of Common Stock, and the total value realized upon the vesting of 7,317 restricted stock units.

4

Represents the total value realized upon the vesting of 24,846 performance share awards for 2022-2024, which were paid 100% in shares of Common Stock, and the total value realized upon the vesting of 48,185 restricted stock units.

5

Represents the total value realized upon the vesting of 12,421 performance share awards for 2022-2024, which were paid 100% in shares of Common Stock, and the total value realized upon the vesting of 23,200 restricted stock units.

6

Represents the total value realized upon the vesting of 10,425 performance share awards for 2022-2024, which were paid 100% in shares of Common Stock, and the total value realized upon the vesting of 21,415 restricted stock units.

7

Represents the total value realized upon the vesting of 94,512 performance share awards for 2022-2024, which were paid 100% in shares of Common Stock, and the total value realized upon the vesting of 190,065 restricted stock units.

8

Represents the total value realized upon the vesting of 24,846 performance share awards for 2022-2024, which were paid 100% in shares of Common Stock, and the total value realized upon the vesting of 48,185 restricted stock units.

Defined Contribution Plan Benefits

The Savings Plan is a tax-qualified defined contribution plan that permits eligible employees, including all of the named executive officers, to contribute 1% to 50% of their compensation to their Savings Plan account, subject to an annual contribution ceiling ($23,000 in 2024) and an annual compensation limit ($345,000 in 2024), whichever occurs first. Savings Plan participants who are age 50 or older and contributing at the maximum plan limits or at the annual contribution ceiling are entitled to make “catch-up” contributions annually of an additional 25% of their compensation up to a specified amount ($7,500 in 2024). Participants in the Savings Plan are eligible to receive Company matching contributions and retirement contributions in addition to the retirement benefits described below under “Pension Benefits.” Savings Plan participants are also eligible to make after-tax contributions subject to limits imposed by the Internal Revenue Code of 1986, as amended (the “Code”). Contributions are invested, at the direction of the participant, in any one or more of the fifteen available funds and/or in mutual funds under a self-directed account.

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EXECUTIVE COMPENSATION
Pension Benefits

Pension Benefits

Goodyear’s Salaried Pension Plan is a defined benefit plan qualified under the Code in which U.S.-based salaried employees hired before January 1, 2005 participate, including Mr. Helsel, Mr. Kramer and Mr. McClellan. Accruals in the Salaried Plan were frozen effective December 31, 2008. The Salaried Plan was designed to provide tax-qualified pension benefits for most Goodyear salaried employees.

The Salaried Plan contains formulas based on age and service. These formulas are multiplied by five-year average compensation below and above a breakpoint ($51,000 in 2008, the year the Salaried Plan was frozen), with the result representing a lump sum benefit under the plan. Compensation is held to the qualified plan limit under the Code, which was $230,000 for 2008. A portion of the benefit may be paid by employee contributions. Effective December 31, 2007, all active participants in the Salaried Plan became vested and are entitled to a benefit upon any termination of employment. Benefits are available on a five-year certain and continuous annuity basis at age 65, by converting the lump sum to an annuity. Annuity benefits payable to a participant who retires prior to age 65 are subject to a reduction for each month retirement precedes age 65. Benefits under the Salaried Plan are funded by an irrevocable tax-exempt trust.

Participation in the Salaried Plan was frozen effective December 31, 2004. Subsequent hires, including Mr. Stewart, Ms. Zamarro, Mr. Delaney and Mr. Phillips participate in the retirement contributions feature of the Savings Plan. Under the Savings Plan, each participant receives an allocation each pay period equal to a percentage of compensation, with compensation held to the qualified plan limit under the Code. Effective January 1, 2009, Salaried Plan participants, including Mr. Helsel, Mr. Kramer and Mr. McClellan, also began receiving allocations under the retirement contributions feature of the Savings Plan.

Goodyear also maintains the Supplementary Plan, a non-qualified plan which provides additional retirement benefits to our officers, including all of the named executive officers other than Mr. Stewart. The Supplementary Plan was closed to new entrants effective December 31, 2021. The Supplementary Plan provides pension benefits to participants who retire with at least 30 years of service, retire after age 55 with at least ten years of service or retire after age 65 with at least five years of service. The formula for an annuity benefit is based on a percentage determined using credited service (22% with 10 years, 38% with 20 years, 48% with 30 years and 54% with 40 years) times five-year average compensation above the breakpoint ($84,300 in 2024), with compensation inclusive of base salary and annual incentive payments. The five-year average compensation uses the highest five calendar years, not necessarily consecutive, out of the last ten years. Benefits are offset for the Salaried Plan, the retirement contributions feature of the Savings Plan, applicable non-U.S. benefits and certain prior employer benefits. Under the Supplementary Plan, benefits payable to a participant who retires prior to age 62 are subject to a reduction of 0.4% for each month retirement precedes age 62. All benefits from the Supplementary Plan will be paid in a lump sum. For participants considered to be among the top 50 wage earners of the Company, benefits cannot be distributed prior to six months after separation of service. Mr. Helsel, Mr. Kramer and Mr. McClellan are vested in their Supplementary Plan benefits. Ms. Zamarro, Mr. Delaney and Mr. Phillips are not vested in their Supplementary Plan benefits. Mr. Stewart is not a participant in the Supplementary Plan due to its closure to new entrants effective December 31, 2021.

Mr. Helsel was eligible for immediate commencement of the benefit from the Salaried Plan as of December 31, 2024. Mr. Kramer and Mr. McClellan were eligible for immediate commencement of the benefit from the Salaried Plan as of their

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EXECUTIVE COMPENSATION
Pension Benefits

retirement dates. Mr. Stewart, Ms. Zamarro, Mr. Delaney and Mr. Phillips are not participants in the Salaried Plan. The chart below indicates the date at which each named executive officer is or will be eligible to receive a benefit from the Supplementary Plan.

SUPPLEMENTARY PLAN

Name	Earliest Eligibility for Benefit Commencement
Stewart	Not eligible[1]
Zamarro	January 1, 2027
Delaney	September 1, 2025
Phillips	November 1, 2030
Helsel	Currently eligible
McClellan	Currently eligible
Kramer	Currently eligible

1	Mr. Stewart is a participant in the Performance-Based Benefit of the DC Plan as participation in the Supplementary Plan was frozen December 31, 2021.

We also maintain a non-qualified defined benefit Excess Benefit Plan that pays an additional pension benefit over that paid from the Salaried Plan if a participant does not meet the eligibility requirements of the Supplementary Plan. For employees hired after December 31, 2004, and for all employees as of December 31, 2008, who do not meet the eligibility requirements of the Supplementary Plan, there is a corresponding defined contribution Excess Benefit Plan that mirrors the retirement contributions feature of the Savings Plan. Like the qualified plans, effective December 31, 2008 accruals were frozen under the defined benefit Excess Benefit Plan and all affected participants began receiving defined contribution allocations under the defined contribution Excess Benefit Plan. For further information on the Performance-Based Benefit of the DC Plan refer to “Compensation Discussion and Analysis — Retirement and Other Benefits” on page 48.

The Pension Benefits table below shows for the named executive officers the number of years of credited service, present value of accumulated benefit, and payments during the last fiscal year, for each defined benefit plan.

The “Present Value of Accumulated Benefit” is the lump sum value as of December 31, 2024 of the expected pension benefit payable at age 62 that was earned as of December 31, 2024. That is, the benefit reflects service and compensation only through 2024, not projected for future years. The benefit payment at age 62 is assumed to be the lump sum form. The present value is measured using the same assumptions used for financial reporting purposes (and which are set forth following the Pension Benefits Table), with the exception of the commencement age. The commencement age is assumed to be 62 because that is the age at which the Supplementary Plan benefit is payable with no reduction for early retirement. If a participant would not have 10 years of service at age 62, then the benefit is assumed to be payable at the age when 10 years of service would be attained. If a participant has announced their intention to retire as of December 31, 2024, then the benefit is assumed to be payable at their age on their expected retirement date.

Generally, a participant’s years of credited service under the Supplementary Plan are based on years of employment with Goodyear. However, in the past, credit for service prior to employment with Goodyear was infrequently granted. Mr. Kramer received 13.6 additional years of credited service following his hiring by Goodyear in respect of service with a prior employer. The benefits paid to Mr. Kramer under the Supplementary Plan will be reduced by amounts he is entitled to receive under the pension plan maintained by his prior employer. Due to this service grant, the present value of accumulated benefit in the

64

EXECUTIVE COMPENSATION
Pension Benefits

Pension Benefits Table is $5,646,722 higher for Mr. Kramer. None of the other named executive officers have received any additional years of credited service. The Compensation Committee has adopted a policy prohibiting the grant of additional service credit to participants in the Supplementary Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)[1]	Payments During Last Fiscal Year ($)
Stewart	N/A
Zamarro	Supplementary Pension Plan	17.17	$2,378,352	$—
Delaney	Supplementary Pension Plan	9.33	3,633,525	—
Phillips	Supplementary Pension Plan	13.50	1,933,637	—
Helsel	Supplementary Pension Plan	28.58	5,056,070	—
	Salaried Pension Plan	12.58	72,668	—
Kramer	Supplementary Pension Plan	38.00	27,680,943	669,083
	Salaried Pension Plan	8.83	324,047	—
McClellan	Supplementary Pension Plan	36.33	—	10,245,022
	Salaried Pension Plan	21.00	531,515	23,774

1

All amounts shown are estimates as of December 31, 2024; the actual benefits to be paid to the named executive officers will be based on their credited service, compensation, and other factors at the time of their retirement. Messrs. Kramer and McClellan retired in 2024.

The amounts set forth in the table above are based on the following assumptions:

•	the measurement date is December 31, 2024

•	the form of payment is a lump sum

•	the interest rate used to calculate the Supplementary Plan lump sum payment for benefits commencing in 2025 or later: 2.75%

•	the interest rate used to calculate the Supplementary Plan lump sum payment for Mr. Kramer was 2.50% and for Mr. McClellan was 2.25%

•	the interest rate used to calculate the Salaried Plan lump sum payment for benefits commencing in 2025 or later: 5.62% (Mr. Helsel, Mr. Kramer and Mr. McClellan)

•	the mortality assumptions used to calculate the lump sum are those set forth in Code Section 417(e) for the Salaried Plan and those set forth in UP-1984 Mortality for the Supplementary Plan

•	the discount rate used to determine the present value of the accumulated benefit is 5.40% for the Supplementary Plan and 5.62% for the Salaried Plan

•

the benefit commencement age is the later of age 62 and the age at which 10 years of service is attained (or, if older, age at the measurement date); given their actual retirements, the benefit commencement age for Mr. Kramer and Mr. Wells is 61 and 59, respectively

•	the accumulated benefit is calculated based on credited service and pay as of December 31, 2024 (for the Salaried Plan, credited service and pay as of December 31, 2008).

65

EXECUTIVE COMPENSATION
Nonqualified Deferred Compensation

Nonqualified Deferred Compensation

The Deferred Compensation Plan is a non-qualified deferred compensation plan that provides named executive officers and certain other highly compensated employees the opportunity to defer their base salary, annual incentive and cash-based long-term incentive payments. Deferred amounts may be invested in one of five investment alternatives or, with respect to annual incentive payments, Goodyear stock units. Four of these investment alternatives are funds managed by The Northern Trust Company, and currently include a money market fund, an equity index fund, a bond fund and a balanced fund. The average interest rate payable with respect to funds invested in the Northern Trust money market fund was 5.11% for the year ended December 31, 2024. The fifth investment vehicle is a growth fund managed by American Century Investments. Investment elections among the five investment alternatives may be changed daily. Deferrals of annual incentive payments into Goodyear stock units will result in a 20% premium paid in stock units that will vest in one year. There is no guaranteed return associated with any deferred amounts, and deferred amounts are subject to the claims of creditors in the event of our bankruptcy. Distribution of deferred amounts may begin after separation of service or in a selected number of years ranging from one to 20. Payment of deferred amounts will be in a lump sum or up to 15 annual installments, as elected at the time of deferral. Redeferral of amounts originally deferred prior to January 1, 2005 is allowed only if elected one year prior to the scheduled payout. Any stock units are converted to shares of Common Stock and distributed to the participant on March 31 of the fourth year following the end of the plan year under which the award was earned.

The following table sets forth certain information regarding nonqualified deferred compensation of the named executive officers.

Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)[2]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Stewart	$—	$—	$—	$—	$—
Zamarro	—	—	—	—	—
Delaney	—	—	—	—	—
Phillips	—	—	—	—	—
Helsel	—	—	—	—	—
Kramer	—	—	27,132	—	251,453
McClellan	—	—	—	—	—

1	Represents deferral in 2024 of base salary and/or incentive payments in respect of performance in 2023.

2

No portion of these earnings were included in the Summary Compensation Table because the Deferred Compensation Plan does not provide for “above-market” or preferential earnings as defined in applicable SEC rules and regulations.

66

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change-in-Control

Potential Payments Upon Termination or Change-in-Control

We provide for the payment of severance and certain other benefits to our named executive officers upon certain types of terminations of employment, as described below.

EXECUTIVE SEVERANCE PLAN

The Executive Severance Plan provides severance benefits to the Company’s officers, including all of the named executive officers, as follows:

(1)

If a participant’s employment is terminated by the Company and its affiliates other than for Cause (as such term is defined below), death or disability (and other than in connection with a change-in-control, as described in paragraph (2) below), such participant will generally receive: (i) earned but unpaid base salary and annual incentive compensation and accrued paid vacation, sick leave, sabbatical, holiday and other paid time off; (ii) a pro-rated annual incentive payment based on actual performance for the entire fiscal year in an amount not to exceed the participant’s target annual incentive; (iii) a cash severance payment equal to the sum of the participant’s base salary and target annual incentive at the time of severance multiplied by the participant’s severance multiple, which is established by the Compensation Committee and currently ranges from 1.0x to 2.0x; (iv) if the sum of the participant’s age plus years of credited service is equal to or greater than 75, vesting of the participant’s benefit under the Supplementary Plan; (v) continued health care coverage for a number of years equal to the participant’s severance multiple; and (vi) outplacement services in an amount not to exceed $25,000. Mr. Stewart’s severance multiple is 2.0x and each of the other active named executive officers’ severance multiple is 1.5x.

(2)

If a participant’s employment is terminated involuntarily other than for Cause, death, disability or mandatory retirement or by the participant for Good Reason during the pendency of, and for ninety days following the cessation of, a Potential Change in Control (as such term is defined below) or within two years following a Change in Control (as such term is defined below), such participant will generally receive: (i) earned but unpaid base salary and annual incentive compensation and accrued paid vacation, sick leave, sabbatical, holiday and other paid time off; (ii) a pro-rated annual incentive payment based on the participant’s target annual incentive; (iii) a cash severance payment equal to twice the sum of the participant’s base salary and target annual incentive; (iv) if the participant has at least five years of service, vesting of the participant’s Supplementary Plan benefit; (v) continued health care coverage for up to two years; and (vi) outplacement services in an amount not to exceed $25,000 and reimbursement for certain legal fees incurred in connection with certain claims made under the Executive Severance Plan.

To be eligible to receive the benefits described above, the participant must execute a release and agree, among other things, to certain confidentiality, non-disparagement, non-solicitation and non-competition covenants.

The Executive Severance Plan has been effective since February 28, 2013 and now renews for one-year periods unless the Company provides notice, at least 90 days prior to the end of the current term, of its intent not to renew the Executive Severance Plan. The Executive Severance Plan automatically renewed for an additional one-year period ending on February 28, 2026.

As used in the Executive Severance Plan:

“Cause” means (1) the continued failure by an eligible employee to substantially perform the employee’s duties with the Company (other than any such failure resulting from the employee’s incapacity due to physical or mental illness), (2) the

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EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change-in-Control

engaging by the employee in conduct which is demonstrably injurious to the Company, monetarily or otherwise, (3) the employee committing any felony or any crime involving fraud, breach of trust or misappropriation or (4) any breach or violation of any agreement relating to the employee’s employment with the Company where the Company, in its discretion, determines that such breach or violation materially and adversely affects the Company.

A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(1)

any person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company other than securities acquired by virtue of the exercise of a conversion or similar privilege or right unless the security being so converted or pursuant to which such right was exercised was itself acquired directly from the Company) representing 20% or more of (A) the then outstanding shares of Common Stock of the Company or (B) the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(2)

the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors (the “Incumbent Board”): individuals who, on February 28, 2013, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, without limitation, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on February 28, 2013 or whose appointment, election or nomination for election was previously so approved or recommended; or

(3)

there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation pursuant to which (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation will continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) no person will become the beneficial owner, directly or indirectly, of securities of the Company or such surviving entity or any parent thereof representing 20% or more of the outstanding shares of common stock or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such merger or consolidation) and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation (or any parent thereof) resulting from such merger or consolidation; or

(4)

the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, (A) more than 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of which (or of any parent of such entity) is owned by shareholders of the Company in substantially the same proportions as their ownership of the Company

68

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change-in-Control

immediately prior to such sale, (B) in which (or in any parent of such entity) no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the outstanding shares of common stock resulting from such sale or disposition or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such sale or disposition) and (C) in which (or in any parent of such entity) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors.

“Good Reason” means the occurrence during the pendency of, and for ninety days following the cessation of, a Potential Change in Control or within two years following a Change in Control, without the affected eligible employee’s written consent, of any of the following:

(1)

the assignment to the employee of duties that are materially inconsistent with the employee’s authority, duties or responsibilities immediately prior to a Potential Change in Control or, in the absence thereof, a Change in Control (other than pursuant to a transfer or promotion to a position of equal or enhanced responsibility or authority) or any other action by the Company which results in a material diminution in such authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the employee, provided, however, that any such material diminution that is primarily a result of the Company no longer being a publicly traded entity or becoming a subsidiary or division of another entity shall not be deemed “Good Reason” for purposes of the Executive Severance Plan, except that an employee shall have Good Reason if the Company is no longer a publicly traded entity and, immediately before the Change in Control that caused the Company no longer to be a publicly traded entity, substantially all of the employee’s duties and responsibilities related to public investors or government agencies that regulate publicly traded entities;

(2)

a change in the location of such employee’s principal place of business by more than 50 miles when compared to the employee’s principal place of business immediately before a Potential Change in Control or, in the absence thereof, a Change in Control;

(3)

a material reduction in the Employee’s annual base salary or target annual incentive opportunity from that in effect immediately before a Potential Change in Control or, in the absence thereof, a Change in Control; and

(4)

the failure by any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform the Executive Severance Plan in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place.

A “Potential Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(1)	the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

(2)	the Company or any person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

(3)

any person becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company other than securities acquired by virtue of the exercise of a conversion or similar privilege or right unless the security being so converted or

69

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change-in-Control

pursuant to which such right was exercised was itself acquired directly from the Company) representing 20% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(4)	the Board adopts a resolution to the effect that a Potential Change in Control has occurred.

The description above is meant only to be a summary of the provisions of the Executive Severance Plan. The Executive Severance Plan was an exhibit to a Form 8-K filed with the SEC on March 6, 2013.

QUANTIFICATION OF TERMINATION BENEFITS

The table below shows amounts that would be payable to each of the named executive officers, as of December 31, 2024, upon the termination of their employment in the circumstances indicated in each row of the table. The amounts shown are calculated on the assumption that the triggering event occurred on December 31, 2024. As Mr. Kramer and Mr. McClellan retired during 2024, the table includes amounts paid in connection with their retirement only. For the other named executive officers, we have assumed that, if a named executive officer resigned or was terminated for Cause, the Compensation Committee would have exercised its discretion to cancel any outstanding awards in respect of the performance cycles ending on December 31, 2024 prior to the payment of those awards in February 2025. Other assumptions used to determine the amounts shown are described below.

Cash Severance. The amounts shown in the rows captioned “Termination Without Cause” and “Involuntary Termination Within Two Years of Change in Control” are calculated in accordance with the terms of the Executive Severance Plan. (See “Executive Severance Plan” above.) Cash severance is not payable in any other circumstance.

Annual and Long-Term Cash Incentives. The amounts shown in the table for annual and long-term cash incentives are the amounts earned for the annual or three-year performance cycles ended December 31, 2024. The amounts shown in the rows captioned “Death/Disability” and “Retirement” also include the amounts earned but not yet payable for completed performance periods under the 2023-2025 and 2024-2026 long-term cash incentive awards. The amounts shown in the row captioned “Involuntary Termination Within Two Years of Change in Control” also include (a) the amounts earned but not yet payable for completed performance periods and (b) the unearned amounts at the target amount of the award opportunity for uncompleted performance periods under the 2023-2025 and 2024-2026 long-term cash incentive awards.

Equity. The amounts shown in the table for equity with respect to restricted stock units in the rows captioned “Death/Disability” and “Retirement” reflect pro-rata vesting, and in the row captioned “Involuntary Termination Within Two Years of Change in Control” reflect the full vesting, of the restricted stock units upon the occurrence of those events. In each case, the amounts shown are calculated based on a per share price of $9.00, the closing market price of our Common Stock on December 31, 2024.

The amounts shown in the table for equity with respect to performance share awards are the amounts earned for the three-year performance cycle ended December 31, 2024. The amounts shown in the rows captioned “Death/Disability” and “Retirement” also include the amounts earned but not yet payable for completed performance periods under the 2023-2025 and 2024-2026 performance share awards. The amounts shown in the row captioned “Involuntary Termination Within Two Years of Change in Control” also include (a) the amounts earned but not yet payable for completed performance periods and

70

EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change-in-Control

(b) the unearned amounts at the target amount of the award opportunity for uncompleted performance periods under the 2023-2025 and 2024-2026 performance share awards and Mr. Stewart’s replacement award. In each case, the amounts shown are calculated based on a per share price of $9.00, the closing market price of our Common Stock on December 31, 2024.

Our equity compensation plans provide that unexercised stock options terminate automatically if the optionee ceases to be an employee of Goodyear or one of its subsidiaries for any reason, except that (a) upon retirement or disability of the optionee more than six months after the grant date, each stock option will become immediately exercisable and remain exercisable until the earlier of five years or its expiration date, (b) in the event of the death of the optionee more than six months after the grant date, each stock option will become immediately exercisable and remain exercisable until the earlier of three years after the date of death of the optionee or its expiration date, and (c) in the event of the termination of the optionee’s employment by us other than for cause, each vested stock option will remain exercisable for 90 days following the date of termination of their employment.

Additional Retirement Benefits. The table below shows the additional retirement benefits, if any, that would be payable to the named executive officer if the named executive officer’s employment was terminated on December 31, 2024, and that named executive officer was vested in the benefit as of that date. Mr. Stewart has accrued performance-based benefits in the DC Plan, but is not yet vested in those benefits. Mr. Kramer was vested in his Supplementary Plan benefit at his retirement on July 31, 2024. He will receive the majority of his benefit in February 2025, after receiving a partial payout for taxes in 2024. Mr. McClellan was vested in his Supplementary Plan benefit at his retirement on April 1, 2024 and received benefits in November 2025. Hr. Helsel is vested in his Supplementary Plan benefit and will receive benefits upon retirement. Ms. Zamarro, Mr. Delaney and Mr. Phillips are not yet vested in a Supplementary Plan benefit, are not eligible to participate in the Salaried Plan or the defined benefit Excess Benefit Plan, and would instead receive substantially smaller benefits from the DC Plan. The Supplementary Plan and Salaried Plan amounts shown in the Pension Benefits table are the present values at December 31, 2024 of benefits that would be payable in lump sum form at the later of age 62 and the age at which 10 years of service is attained (or age at December 31, 2024, if older than 62). The amounts shown in the table below are the additional amounts that would be payable, together with the amounts shown in the Pension Benefits table, in lump sum form after termination of employment at December 31, 2024. The additional amounts are solely due to differences in the assumptions used to value the benefit as of December 31, 2024. See “Compensation Discussion and Analysis — Retirement and Other Benefits — Retirement Benefits” for more information.

In the event of an “Involuntary Termination Within Two Years of Change in Control,” Ms. Zamarro’s, Mr. Delaney’s and Mr. Phillips’ benefits under the Supplementary Plan will become vested since they each have five years of credited service. For Ms. Zamarro, the difference between the amount payable from the Supplementary Plan upon a triggering event ($2,984,034) and the value presented in the Pension Benefits table ($2,378,352) is solely due to differences in the assumptions used in the calculations. For Mr. Delaney, the difference between the amount payable from the Supplementary Plan upon a triggering event ($4,024,293) and the value presented in the Pension Benefits table ($3,633,525) is solely due to differences in the assumptions used in the calculations. For Mr. Phillips, the difference between the amount payable from the Supplementary Plan upon a triggering event ($2,275,512) and the value presented in the Pension Benefits table ($1,933,637) is solely due to differences in the assumptions used in the calculations. Mr. Helsel is already vested in the Supplementary Plan benefit, so

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EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change-in-Control

there is no additional retirement benefit in the event of a change in control. Under the terms of the DC Plan, Mr. Stewart would receive all of the compensation accrued under the performance-based benefit of that plan ($281,122) in the event of a change in control.

All Other Benefits. The amounts shown for all other benefits for each scenario include the payment of accrued vacation. In addition, the amounts shown in the row captioned “Termination Without Cause” include reimbursement of COBRA payments and payments for outplacement services (capped at $25,000), and the amounts shown in the row captioned “Involuntary Termination Within Two Years of Change in Control” include reimbursement of COBRA payments, payments for outplacement services (capped at $25,000), and reimbursement for legal fees, if any (assumed to be $0 for purposes of the table below).

For purposes of the table below, resignations, terminations without cause, and involuntary terminations upon a change in control are treated like a retirement if the employee is eligible for retirement as of the date of termination. Mr. Kramer and Mr. McClellan retired on July 31, 2024 and April 1, 2024, respectively. Mr. Helsel was eligible for retirement on December 31, 2024.

Name	Triggering Event	Cash Severance	Annual and Long-Term Cash Incentives	Equity	Additional Retirement Benefits	All Other Benefits	Total

Stewart	Death/Disability	$—	$2,267,021	$6,950,254	$—	$—	$9,217,275
	Retirement	—	1,489,421	—	—	—	1,489,421
	Termination Without Cause	7,280,000	1,489,421	—	—	49,228	8,818,649
	Involuntary Termination Within Two Years of Change in Control	7,280,000	4,907,021	11,054,050	281,122	49,228	23,571,421
Zamarro	Death/Disability	—	2,122,240	1,672,015	—	2,827	3,797,082
	Retirement	—	843,600	35,928	—	2,827	882,355
	Termination Without Cause	2,520,000	843,600	35,928	—	42,372	3,441,900
	Involuntary Termination Within Two Years of Change in Control	3,360,000	3,853,307	3,186,099	2,984,034	47,221	13,430,661
Delaney	Death/Disability	—	2,267,761	2,006,275	—	60,769	4,334,805
	Retirement	—	1,388,800	223,614	—	60,769	1,673,183
	Termination Without Cause	2,370,000	1,388,800	223,614	—	113,849	4,096,263
	Involuntary Termination Within Two Years of Change in Control	3,160,000	3,601,727	3,041,019	4,024,293	123,209	13,950,248
Phillips	Death/Disability	—	1,457,115	1,098,305	—	26,125	2,581,545
	Retirement	—	976,595	111,789	—	26,125	1,114,509
	Termination Without Cause	2,037,750	976,595	111,789	—	65,671	3,191,805
	Involuntary Termination Within Two Years of Change in Control	2,717,000	2,235,115	1,694,331	2,275,512	70,519	8,992,477
Helsel	Death/Disability	—	1,269,361	984,912	771,442	29,750	3,055,465
	Retirement	—	1,269,361	984,912	771,442	29,750	3,055,465
	Termination Without Cause	1,887,000	1,269,361	984,912	771,442	82,922	4,995,637
	Involuntary Termination Within Two Years of Change in Control	2,516,000	1,983,527	1,532,349	771,442	92,312	6,895,630
Kramer	Retirement	—	6,939,973	6,886,584	8,195,910	—	22,022,467
McClellan	Retirement	—	1,677,733	1,596,132	—	—	3,273,865

72

EXECUTIVE COMPENSATION
Director Compensation Table

Director Compensation Table

The table below sets forth information regarding the compensation paid to our non-management directors during 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	All Other Compensation ($)[2]	Total ($)
Clayton	$140,920	$160,000	$—	$300,920
Firestone	155,000	160,000	2,095	317,095
Geissler	130,000	160,000	557	290,557
Hinrichs	130,000	160,000	1,395	291,395
Koellner	329,766	160,000	—	489,766
Lewis	145,000	160,000	—	305,000
Mahendra-Rajah[3]	130,000	160,000	1,533	291,533
McGlade	155,000	160,000	—	315,000
Mitchell	130,000	160,000	—	290,000
Palmore[4]	39,437	—	2,284	41,721
Siu	130,000	160,000	617	290,617
Wessel	130,000	160,000	—	290,000
Williams[4]	39,437	—	—	39,437

Wood	130,000	160,000	1,361	291,361

1

Represents an annual grant of restricted stock units as of the annual meeting, pursuant to the Outside Directors’ Equity Participation Plan. For further information regarding this plan, see the description below.

As of December 31, 2024, the following directors held the total number of restricted stock units and deferred share equivalent units indicated next to his or her name:

Name	Number of Restricted Stock Units	Number of Deferred Share Equivalent Units	Total Share Equivalents
Clayton	32,439	17,917	50,356
Firestone	159,677	4,337	164,014
Geissler	134,588	—	134,588
Hinrichs	19,507	—	19,507
Koellner	101,690	16,861	118,551
Lewis	50,802	—	50,802
Mahendra-Rajah	49,429	5,240	54,669
McGlade	116,397	—	116,397
Mitchell	19,507	—	19,507
Palmore	—	—	—
Siu	72,384	—	72,384
Wessel	159,677	14,219	173,896
Williams	—	—	—
Wood	19,507	—	19,507

73

EXECUTIVE COMPENSATION
Director Compensation Table

2	Represents income associated with the Company’s provision of up to two sets of automobile tires per year to the directors.

3	Mr. Mahendra-Rajah resigned from the Board effective January 15, 2025, and a portion of his Stock Award valued at $36,284 was canceled.

4	Mr. Palmore and Mr. Williams did not stand for re-election to the Board at the Company’s 2024 annual meeting of shareholders and their terms ended on April 8, 2024.

Goodyear directors who are not officers or employees of Goodyear or any of its subsidiaries receive, as compensation for their services as a director, a combination of cash retainer and stock awards pursuant to the Outside Directors’ Equity Participation Plan (the “Directors’ Equity Plan”).

The Compensation Committee reviews pay levels for non-management directors each year with assistance from its compensation consultant, who prepares a comprehensive assessment of Goodyear’s non-management director compensation program. That assessment includes benchmarking of director compensation against the same peer group used for executive compensation purposes, an update on recent trends in director compensation, and a review of related corporate governance best practices. Following that review, the Board of Directors, consistent with the recommendation of the Compensation Committee, increased the outside directors’ annual cash compensation from $130,000 to $140,000 and increased the grant date fair value of annual stock awards from $160,000 to $180,000, effective at the 2025 annual meeting. The last increase to annual compensation was effective in October 2021. Details of 2024 compensation are set forth in the table below:

Compensation Component	Amount
Annual Cash Retainer	$130,000
Annual Equity Retainer	160,000
Non-Executive Chairman of the Board (if applicable)	200,000
Lead Director (if applicable)	55,000
Audit Committee Chairperson	25,000
Human Capital and Compensation Committee Chairperson	25,000
Corporate Responsibility and Compliance Committee Chairperson	15,000
Finance Committee Chairperson	15,000

Governance Committee Chairperson	15,000

Any director who attends more than 24 Board and committee meetings will receive $1,700 for each additional meeting attended ($1,000 if the meeting was attended virtually or by telephone). In addition, the Board may form special committees from time to time and determine the compensation of the chairperson of such committees. Travel and lodging expenses incurred in attending Board and committee meetings are paid by Goodyear. Neither Mr. Stewart nor Mr. Kramer received additional compensation for their service as a director.

Outside directors also participate in the Directors’ Equity Plan, which is intended to further align the interests of directors with the interests of shareholders by making part of each director’s compensation dependent on the value and appreciation over time of our Common Stock. In 2024, the Directors’ Equity Plan provided for an annual grant of restricted stock units with a grant date fair value of $160,000 based on the closing market price of our Common Stock on the date of the annual meeting (or, for directors elected other than at an annual meeting, on the effective date of their election as a director). Restricted stock unit awards granted in 2024 and prior years will be paid to directors in shares of Common Stock on the fifth business day of the quarter following the quarter during which the director leaves the Board. The Directors’ Equity Plan also permits each participant annually to

74

EXECUTIVE COMPENSATION
Director Compensation Table

elect to have 25%, 50%, 75% or 100% of his or her cash retainer and meeting fees deferred and converted into share equivalent units based on the closing market price of our Common Stock on the payment date. Under the Directors’ Equity Plan, the restricted stock units and share equivalent units receive dividend equivalents at the same rate as our Common Stock, which dividends will be converted into restricted stock units or share equivalent units, as the case may be, based on the closing market price of our Common Stock on the dividend payment date. Share equivalent units accrued prior to October 1, 2010 will be converted to a dollar value at the closing market price of our Common Stock on the later of the first business day of the seventh month following the month during which the participant ceased to be a director and the fifth business day of the year next following the year during which the participant ceased to be a director. Amounts earned and vested on or after January 1, 2005, will be paid out in a lump sum on the fifth business day following the conversion from share equivalent units to a dollar value. Share equivalent units accrued on or after October 1, 2010 will be paid to directors in shares of Common Stock on the fifth business day of the quarter following the quarter during which the director leaves the Board.

The stockholding guidelines for directors specify that a director must accumulate and hold a number of shares equal in value to five times the annual cash retainer. Shares owned directly and restricted stock units and share equivalent units accrued to a Directors’ Equity Plan account are counted as ownership in assessing compliance with the guidelines. The stock price to be used in assessing compliance with the guidelines as of May 1st of each year will be the average closing stock price for the prior 200-day period. During 2024, each of our directors complied with our stockholding guidelines.

Risks Related To Compensation Policies And Practices

We have reviewed our compensation policies and practices for our employees and have concluded that the risks arising from those policies and practices are not reasonably likely to have a material adverse effect on us.

Pay Ratio

For 2024, the annual total compensation of the CEO, as set forth in the Summary Compensation Table, was $25,706,039, and the median of the annual total compensation of all employees, other than the CEO, was $51,465, resulting in a ratio of 499:1 (the “pay ratio”).

In determining the median employee, we collected information regarding taxable wages for all employees, defined consistently with applicable SEC regulations, of the Company and its consolidated subsidiaries as of October 1, 2022 for the period beginning January 1, 2022 and ending September 30, 2022. Taxable wages generally included an employee’s actual income, including wages, overtime, bonuses and other cash incentives, that are subject to taxation in the applicable jurisdiction. We converted earnings paid in local currencies to U.S. dollars by applying the average exchange rate used for the preparation of our financial statements for the period from January 1, 2022 to September 30, 2022.

For 2024, we used the same median employee that was identified in 2022 since there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure.

We did not utilize the “de minimis” exception, statistical sampling or other similar methods, or any cost-of-living adjustment, as permitted by applicable SEC regulations, in calculating the pay ratio.

75

EXECUTIVE COMPENSATION
Item 402(v) Pay Versus Performance Table

Item 402(v) Pay Versus Performance Table

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table (SCT) Total for PEO1 1	Compensation Actually Paid to PEO1 2	Summary Compensation Table (SCT) Total for PEO2 1	Compensation Actually Paid to PEO2 2	Average SCT Total for Non-PEO NEOs 1	Average Compensation Actually Paid to Non-PEO NEOs 3	TSR	Peer Group TSR 4	Net Income (in millions)	SOI (Company- Selected Measure) (in millions) 5

2024	$25,706,039	$32,783,193	$18,256,958	$10,045,072	$4,752,047	$2,555,429	$58.56	$80.91	$60	$1,318

2023			14,740,302	16,802,641	5,336,338	5,688,099	93.18	104.54	(687)	968

2022			10,317,348	(11,700,294)	3,264,573	(2,598,280)	66.05	104.59	209	1,276

2021			21,415,578	39,794,054	6,743,039	11,818,873	138.73	142.18	780	1,288

2020			16,003,113	13,870,027	4,333,433	4,338,563	70.99	117.51	(1,250)	(14)

1	The named executives included in the above table were:

Year	Principal Executive Officer (PEO)	Non-PEO Named Executives

2024	Richard Kramer (PEO2); Mark Stewart (PEO1)	Ms. Zamarro and Messrs. Delaney, Phillips, Helsel, and McClellan

2023	Richard Kramer	Ms. Zamarro and Messrs. Wells, McClellan and Delaney

2022	Richard Kramer	Messrs. Wells, McClellan, Delaney, Phillips and Patterson

2021	Richard Kramer	Messrs. Wells, McClellan, Delaney and Patterson

2020	Richard Kramer	Messrs. Wells, McClellan, Delaney and Patterson

2
The following table sets forth the adjustments made to the SCT Total for PEO1 and PEO2 during 2024 to determine compensation actually paid (CAP) to such PEO, with “fair value” calculated in accordance with ASC Topic 718 as of the end of the specified period:

	PEO1	PEO2

SCT Total for PEO	$25,706,039	$18,256,958

Deduct aggregate change in actuarial present value of accumulated benefit under pension plans reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the SCT	—	(3,068,287)

Add “service cost” for pension plans a	—	864,154

Add “prior service cost” for pension plans b	—	—

Deduct amounts reported under “Stock Awards” Column of the SCT	(16,798,406)	(1,241,883)

Deduct amounts reported under “Option Awards” Column of the SCT	—	—

Add the fair value of awards granted in the covered year that remain outstanding and unvested as of covered year-end c	19,595,567	582,547

Add (Subtract) change in fair value of awards granted in any prior year that remain outstanding and unvested as of the covered year-end d	—	(2,880,456)

Add the fair value of awards granted and vested during the covered year e	4,279,993	370,440

Add (Subtract) change in fair value from prior year-end to vesting date of awards granted in any prior year that vested during the covered year f	—	(2,838,401)

Subtract fair value of awards granted in any prior year that were forfeited or failed to vest during the covered year	—	—

Add dividends on unvested awards paid during the covered year	—	—

Add incremental fair value of awards modified during the covered year	—	—

Compensation Actually Paid:	32,783,193	10,045,072

76

EXECUTIVE COMPENSATION
Item 402(v) Pay Versus Performance Table

a	Service cost is actuarially determined for services rendered during the covered year.

b	There were no plan amendments or initiations during the covered year.

c
For Mr. Stewart in 2024, the value includes the fair value of the 2024 RSU awards, the 2024 PSU replacement award, the portion of the 2024-2025 PSU replacement award related to the one-year
2024 performance period and the portions of the 2024-2026 PSU award related to the one-year
2024 performance period and three-year performance period ending December 31, 2026. For Mr. Kramer in 2024, the value includes the fair value of 1/3 of the 2023-2025 PSU award with respect to the one-year
2024 performance period. The values do not necessarily correspond to the actual value that will be received by the executive officers upon vesting.

d
For Mr. Stewart in 2024, there were no prior year awards to revalue. For Mr. Kramer in 2024, the value includes the change in fair value of the 2022 RSU award, 2023 RSU award and 1/3 of the 2023-2025 PSU award with respect to the 2023 performance period. The values do not necessarily correspond to the actual value that will be received by the executive officers upon vesting.

e
For Mr. Stewart in 2024, the value includes the value of the Common Stock replacement award granted upon hire. For Mr. Kramer in 2024, the value includes 1/3 of the 2022-2024 PSU award with respect to the 2024 performance period.

f
For Mr. Stewart in 2024, there were no prior year awards vested in 2024. For Mr. Kramer in 2024, the value includes the 2021 RSU award, the 2021 Value Creation Plan PSU award, 2/3 of the 2022-2024 PSU award with respect to the 2022 and 2023 performance periods and 1/4 of the 2020 non-qualified
stock option award.

3
The following table sets forth the adjustments made to the Average SCT Total for
Non-PEO
NEOs during 2024 to determine the average CAP to the
Non-PEO
NEOs, with “fair value” calculated in accordance with ASC Topic 718 as of the end of the specified period:

Covered Year 2024

Average SCT Total for non-PEO NEOs	$4,752,047

Deduct aggregate change in actuarial present value of accumulated benefit under pension plans reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the SCT	(1,047,481)

Add “service cost” for pension plans a	255,636

Add “prior service cost” for pension plans b	—

Deduct amounts reported under “Stock Awards” Column of the SCT	(1,088,805)

Deduct amounts reported under “Option Awards” Column of the SCT	—

Add the fair value of awards granted in the covered year that remain outstanding and unvested as of covered year-end c	713,102

Add (Subtract) change in fair value of awards granted in any prior year that remain outstanding and unvested as of the covered year-end d	(636,775)

Add the fair value of awards granted and vested during the covered year e	59,990

Add (Subtract) change in fair value from prior year-end to vesting date of awards granted in any prior year that vested during the covered year f	(452,285)

Subtract fair value of awards granted in any prior year that were forfeited or failed to vest during the covered year	—

Add dividends on unvested awards paid during the covered year	—

Add incremental fair value of awards modified during the covered year	—

Compensation Actually Paid:	2,555,429

a	Service cost is actuarially determined for services rendered during the covered year.

b	There were no plan amendments or initiations during the covered year.

c
For 2024, the value includes the fair value of the 2024 RSU awards, the portions of the 2024-2026 PSU award related to the one-year
2024 performance period and three-year performance period ending December 31, 2026 and 1/3 of the 2023-2025 PSU award with respect to the one-year
2024 performance period. The values do not necessarily correspond to the actual value that will be received by the executive officers upon vesting.

d
For 2024, the value includes the change in fair value of the 2022 RSU awards, 2023 RSU awards and 1/3 of the 2023-2025 PSU awards with respect to the 2023 performance period. The values do not necessarily correspond to the actual value that will be received by the executive officers upon vesting.

e	For 2024, the value includes 1/3 of the 2022-2024 PSU award with respect to the 2024 performance period.

f
For 2024, the value includes the 2021 RSU award, the 2021 Value Creation Plan PSU award, 2/3 of the 2022-2024 PSU award with respect to the 2022 and 2023 performance periods and portions of the 2020 non-qualified
stock option award.

4	Dow Jones US Auto Parts Index

77

EXECUTIVE COMPENSATION
Item 402(v) Pay Versus Performance Table

5
We determined total segment operating income (SOI) to be the most important financial performance measure used to link company performance to Compensation Actually Paid to our NEOs in 2024. Total Segment Operating Income is the sum of the individual strategic business units’ (SBUs’) Segment Operating Income as determined in accordance with U.S. GAAP. This performance measure may not have been the most important financial performance measure for years 2023, 2022, 2021 and 2020, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

RELATIONSHIP BETWEEN PAY AND PERFORMANCE
The Pay versus Performance Table demonstrates the strong link between Compensation Actually Paid (CAP) and Company performance. The following table illustrates the value of our CEO and other NEOs’ CAP and the Company’s TSR.
Compensation Actually Paid and Company TSR

The following table illustrates the value of our CEO and other NEOs’ CAP and net income:
Compensation Actually Paid and Net Income

78

EXECUTIVE COMPENSATION
Item 402(v) Pay Versus Performance Table

The following table illustrates the value of our CEO and other NEOs’ CAP and the Company’s SOI (Company-Selected Measure):
Compensation Actually Paid and SOI

The following table compares the Company’s TSR to the Peer Group TSR:
Company TSR and Peer Group TSR

REQUIRED TABULAR DISCLOSURE OF MOST IMPORTANT MEASURES
The items listed below represent the most important financial metrics we used to determine executive compensation for 2024 as further described in our Compensation Discussion and Analysis within the sections titled “Annual Compensation” and “Long-Term Compensation.”

Most Important Performance Measures for Determining NEO Pay

SOI

SOI Margin

Free Cash Flow

Adjusted Net Income

Cash Flow Return on Capital

Relative TSR versus Comparison Group

79

BENEFICIAL OWNERSHIP OF COMMON STOCK

Beneficial Ownership of Common Stock

The persons identified in the table below have reported that they beneficially owned more than 5% of the outstanding shares of the Common Stock as follows:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Common Stock Outstanding Beneficially Owned
BlackRock, Inc.
50 Hudson Yards New York, NY 10001	35,959,736	[1]	12.6%
The Vanguard Group, Inc.

100 Vanguard Blvd. Malvern, PA 19355	29,095,385	[2]	10.2%
Wellington Management Group LLP
280 Congress Street Boston, MA 02210	25,253,689	[3]	8.9%
Dan Hagan 601 E Broadway, Suite 203 PO Box 1225 Columbia, MO 65205	25,000,000	[4]	8.8%
Dimensional Fund Advisors LP
6300 Bee Cave Rd., Building One Austin, TX 78746	16,501,512	[5]	5.8%

1

At December 31, 2023, sole voting power in respect of 35,269,295 shares and sole dispositive power in respect of 35,959,736 shares, as stated in a Schedule 13G/A filed with the SEC on January 23, 2024.

2

At December 29, 2023, shared voting power in respect of 257,679 shares, sole dispositive power in respect of 28,532,612 shares and shared dispositive power in respect of 562,773 shares, as stated in a Schedule 13G/A filed with the SEC on February 13, 2024.

3

At September 30, 2024, shared voting power in respect of 20,394,105 shares and shared dispositive power in respect of 25,253,689 shares, as stated in a Schedule 13G/A filed with the SEC on November 8, 2024.

4	At October 24, 2024, sole voting power in respect of 25,000,000 shares and sole dispositive power in respect of 25,000,000 shares, as stated in a Schedule 13G/A filed with the SEC on February 6, 2025.

5

At December 29, 2023, sole voting power in respect of 16,180,147 shares and sole dispositive power in respect of 16,501,512 shares, as stated in a Schedule 13G/A filed with the SEC on February 9, 2024.

In addition, The Northern Trust Company, 333 S. Wabash Avenue, Chicago, Illinois 60604, has indicated that at the record date it held 3,933,502 shares, or approximately 1.4% of the outstanding shares, of Common Stock as the trustee of various employee savings plans sponsored by Goodyear.

80

BENEFICIAL OWNERSHIP OF COMMON STOCK

Ownership of Directors and Management

On February 18, 2025, each director and nominee, each named executive officer, and all directors, nominees and executive officers as a group, beneficially owned the number of shares of Common Stock set forth in the table below.

	Beneficial Ownership at February 18, 2025[1]
Name	Shares of Common Stock Owned Directly[2]		Shares of Common Stock Held in Savings Plan[3]	Shares of Common Stock Subject to Exercisable Options[4]	Deferred Share Equivalent Units and Restricted Stock Units		Percent of Class

Norma B. Clayton	-0-		-0-	-0-	54,499	[6]	*

James A. Firestone	-0-		-0-	-0-	164,014	[6]	*

Werner Geissler	50,000		-0-	-0-	134,588	[6]	*

Joseph R. Hinrichs	-0-		-0-	-0-	19,507	[6]	*

Laurette T. Koellner	26,000		-0-	-0-	118,551	[6]	*

Karla R. Lewis	-0-		-0-	-0-	50,802	[6]	*

John E. McGlade	31,408		-0-	-0-	116,397	[6]	*

Max H. Mitchell	67,000		-0-	-0-	23,221	[6]	*

Hera Siu	-0-		-0-	-0-	72,384	[6]	*

Michael R. Wessel	-0-		-0-	-0-	173,896	[6]	*

Roger J. Wood	-0-		-0-	-0-	19,507	[6]	*

Mark W. Stewart	198,732		-0-	-0-	364,944	[8]	*

Christina L. Zamarro	32,940		550	25,000	238,998	[8]	*

Christopher R. Delaney	178,782		-0-	537,177	204,142	[8]	*

David E. Phillips	5,159		-0-	150,000	79,000	[8]	*

Christopher P. Helsel	69,611		-0-	150,000	101,501	[8]	*

Richard J. Kramer[9]	866,254	[5]	-0-	1,530,707	486,795	[7,8]	*

Stephen R. McClellan[9]	240,976		-0-	571,879	130,476	[8]	*

All directors, nominees, named executive officers and all other executive officers as a group (23 persons)	1,860,199		8,561	3,139,763	2,765,635		1.7%

*	Less than 1%

1

The number of shares indicated as beneficially owned by each of the directors, nominees and named executive officers, and by all directors, nominees and executive officers as a group, and the percentage of Common Stock outstanding beneficially owned by each person and the group, has been determined in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934.

2	Unless otherwise indicated in a subsequent note, each person named and each member of the group has voting and investment power with respect to the shares of Common Stock shown.

3	Shares held in trust under Goodyear’s Employee Savings Plan for Salaried Employees.

4	Shares that may be acquired upon the exercise of options which are exercisable on or prior to April 19, 2025.

5	Includes 103,492 shares acquired under Restricted Stock Purchase Agreements.

6

Deferred share equivalent units and restricted stock units, each equivalent to a share of Common Stock, accrued to accounts of the director under Goodyear’s Outside Directors’ Equity Participation Plan. Deferred share equivalent units are payable in cash, and restricted stock units are payable in Common Stock, following retirement from the Board of Directors. See “Director Compensation Table” at page 73.

7

Includes 516 units, each equivalent to a share of Common Stock, deferred pursuant to performance awards earned, and payable in cash, shares of Common Stock, or any combination thereof, at the election of the executive officer.

81

BENEFICIAL OWNERSHIP OF COMMON STOCK

8	Restricted stock units, each equivalent to a share of Common Stock, that vest and convert into shares of Common Stock following a specified service period.

9	Mr. Kramer retired as Chairman, Chief Executive Officer, President and a director on January 29, 2024. Mr. McClellan retired as President, Americas on April 1, 2024.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our Common Stock, to file with the SEC reports of ownership of our securities on Form 3 and changes in reported ownership on Form 4 or Form 5, as applicable. Such directors, executive officers and greater than 10% shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the reports furnished to us, or written representations from reporting persons that all other reportable transactions were reported, we believe that during the year ended December 31, 2024, our directors, executive officers and greater than 10% shareholders timely filed all reports that they were required to file under Section 16(a), with the exception of one Form 4 that was unintentionally filed one day late on behalf of our officer, Mr. Delaney, in August 2024 for the purchase of 18,292 shares.

82

RELATED PERSON TRANSACTIONS

During 2024, Goodyear and its subsidiaries, in the ordinary course of their business and at competitive prices and terms, made sales to or purchases from, or engaged in other transactions with, corporations of which certain Goodyear directors are directors and/or executive officers. Goodyear does not consider the transactions to be material to its business and believes such transactions were not material in relation to the business of such other corporations or the interests of the directors concerned.

On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Under the “Board of Directors and Executive Officers Conflict of Interest Policy,” directors and executive officers are expected to promptly disclose actual and potential conflicts of interest to Goodyear’s General Counsel, who may consult with the Chairperson of the Governance Committee on matters of interpretation of the policy. Any waivers of the policy are required to be approved by the Board of Directors, and any such waivers will be promptly disclosed to shareholders.

83

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as Goodyear’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following table presents fees and expenses for services rendered by PwC for fiscal 2024 and 2023.

(IN THOUSANDS)

	2024	2023
Audit Fees and Expenses[1]	$11,874	$12,942
Audit-Related Fees and Expenses[2]	208	169
Tax Fees and Expenses[3]	865	781
All Other Fees and Expenses[4]	186	267

Total	$13,133	$14,159

1

Audit fees and expenses represent fees and expenses for professional services provided in connection with the audit of our financial statements and the effectiveness of internal control over financial reporting, the review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

2	Audit-related fees and expenses consist primarily of accounting consultations and other related services.

3	Tax fees and expenses consist primarily of assistance in the preparation of international tax returns and consultations on various tax matters worldwide.

4	All other fees and expenses principally include fees related to advisory services.

All audit, audit-related, tax and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Pre-Approval Policy provides for pre-approval of audit, audit-related, tax and all other fees on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. Under the policy, the Audit Committee delegates pre-approval authority to the Chairperson of the Committee. The Chairperson is to report any such pre-approval decisions to the Audit Committee at its next scheduled meeting.

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REPORT OF THE AUDIT COMMITTEE

Management has the primary responsibility for the integrity of Goodyear’s financial information and the financial reporting process, including the system of internal control over financial reporting. PricewaterhouseCoopers LLP (“PwC”), Goodyear’s independent registered public accounting firm, is responsible for conducting independent audits of Goodyear’s financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion on the financial statements and the effectiveness of internal control over financial reporting based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities by management and PwC.

As part of its oversight responsibility, the Audit Committee has reviewed and discussed the audited financial statements, the adequacy of financial controls and the effectiveness of Goodyear’s internal control over financial reporting with management and PwC. The Audit Committee also has discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC their independence from Goodyear.

Based on the review and discussions with management and PwC referred to above, the Audit Committee has recommended to the Board of Directors that Goodyear include the audited consolidated financial statements of Goodyear and subsidiaries for the year ended December 31, 2024 in Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2024 and in its 2024 Annual Report to Shareholders.

THE AUDIT COMMITTEE

John E. McGlade, Chairperson

Werner Geissler

Max H. Mitchell

Roger J. Wood

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PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE 2022 PERFORMANCE PLAN

At the Annual Meeting, we will ask our shareholders to approve an amendment to Goodyear’s 2022 Performance Plan (the “Amended 2022 Plan”). The amendment was adopted by our Board on February 25, 2025 based on the recommendation of the Compensation Committee and subject to approval of our shareholders at the Annual Meeting. If approved by our shareholders, the amendment would authorize an additional 12,400,000 shares of Common Stock for awards under the Amended 2022 Plan, with such amount subject to adjustment for certain corporate events and under the applicable share counting rules, and update certain tax withholding provisions.

The Amended 2022 Plan serves as a critical component of the overall compensation package that we offer our employees and non-employee Board members. Increasing the number of shares issuable under the Amended 2022 Plan is necessary in order to allow us to continue to utilize equity awards to retain and attract the services of key individuals essential to our long-term growth and financial success and to further align their interest with those of our shareholders. Additionally, we believe that such awards are necessary for us to remain competitive in retaining and attracting highly qualified individuals.

Share Request Background

Goodyear’s shareholders previously approved the 2022 Performance Plan at the 2022 annual meeting of shareholders. At the time, the 2022 Performance Plan initially authorized 21,000,000 shares for issuance. As of March 5, 2025, and excluding the new shares of Common Stock requested under the Amended 2022 Plan, 8,300,739 shares of Common Stock remained available for issuance or delivery under the 2022 Performance Plan. Based on our projected recruiting and retention needs, our historic grant rates, and the approximate current share price, we anticipate that Goodyear would no longer be able to grant equity awards under our long-term incentive program for employees and our non-employee director compensation program beyond 2025 unless we reserve additional shares of Common Stock for issuance under the Amended 2022 Plan.

In general, the 2022 Performance Plan authorizes Goodyear to grant stock options and stock appreciation rights (“SARs”), and to make restricted stock or restricted stock unit grants, performance grants, other stock-based grants and cash-based grants to officers and other employees of Goodyear and its subsidiaries and to directors of Goodyear.

The Board of Directors unanimously recommends that you vote to approve the Amended 2022 Plan. If the Amended 2022 Plan is approved by our shareholders at the Annual Meeting, it will be effective as of the day of the Annual Meeting, and future grants will be made on or after such date under the Amended 2022 Plan. If the Amended 2022 Plan is not approved by our shareholders, then it will not become effective, no awards will be granted under the Amended 2022 Plan, and the 2022 Performance Plan will continue in accordance with its terms as previously approved by our shareholders.

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PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE 2022 PERFORMANCE PLAN

The actual text of the Amended 2022 Plan is attached to this Proxy Statement as Exhibit C. The following description of the Amended 2022 Plan is only a summary of its principal terms and provisions and is qualified in its entirety by reference to the actual text as set forth in Exhibit C.

Why we believe you should support this Proposal

The Board of Directors believes that our future success depends, in large part, on our ability to attract, retain and reward highly qualified officers, other employees and directors. Equity compensation is a key component of our compensation program because it helps us to attract, retain and reward highly qualified officers, other employees and directors, to motivate them to achieve the business objectives established to promote Goodyear’s long-term growth, profitability and success, and to encourage their ownership of Common Stock. The Amended 2022 Plan is designed to advance these interests of Goodyear and its shareholders.

In order to maintain the flexibility to keep pace with our competitors and effectively attract, motivate and retain high-caliber employees and directors, we are asking our shareholders to authorize an additional 12,400,000 shares of Common Stock for issuance as awards under the Amended 2022 Plan. We intend to grant future equity awards under the Amended 2022 Plan in amounts that are reasonable and consistent with market data prepared by the Compensation Committee’s independent consultant. Based on our projected recruiting and retention needs, our historic grant rates, and the approximate current share price, we believe that the new shares requested under the Amended 2022 Plan would allow us to grant equity awards to employees and directors for approximately 3 more years. However, the additional shares could last for a different period if historical practice does not match our future needs, or if our share price changes materially.

In determining the size of this share request, the Compensation Committee considered, among other things, our outstanding equity awards, our burn rate, our stock price and volatility, our projected recruiting and retention needs, the potential dilution of our equity compensation program, the voting guidelines of certain institutional investors and proxy advisory firms, the advice of its independent compensation consultant, and competitive market practices. The results of this comprehensive analysis were presented to the Compensation Committee and the Board of Directors for its consideration. Certain of these factors are outlined below.

The Compensation Committee and your Board of Directors believe it is in the best interests of Goodyear and its shareholders to approve the Amended 2022 Plan. If shareholders do not approve the Amended 2022 Plan, we will continue to have the authority to grant equity-based awards under the 2022 Performance Plan after the Annual Meeting. However, we may be required to increase the cash components of our compensation programs to remain at competitive levels in the marketplace, which could significantly inhibit our ability to attract, retain and reward highly qualified officers and other employees and align their interests with those of our shareholders.

OUTSTANDING AWARDS

As of March 5, 2025, there were 4,225,691 shares of Common Stock subject to outstanding service-based restricted stock unit awards, 2,945,651 shares subject to outstanding performance share awards (calculated at target and including only the

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PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE 2022 PERFORMANCE PLAN

portion of the award payable in shares rather than cash) and 3,335,523 shares subject to outstanding stock options. As of that date, the weighted average exercise price of the outstanding stock options was $15.29, the weighted average remaining contractual term for the stock options was 3.92 years, the closing market price of a share of Common Stock as reported on The Nasdaq Stock Market was $8.72 per share. As of March 5, 2025, there were approximately 285,648,724 shares of Common Stock outstanding. Any shares of Common Stock that are subject to awards of stock options or SARs under the 2022 Performance Plan are counted as one share for each share granted for purposes of the remaining share reserve and any shares of Common Stock that are subject to any other awards are counted as 2.00 shares for each share granted for purposes of the remaining share limits.

BURN RATE

We use our burn rate to measure the potential life expectancy of our equity plan and shareholder dilution.

Our burn rate is calculated as the total amount of equity granted in any year, divided by the weighted average number of shares of Common Stock outstanding as of the end of each fiscal year. For purposes of this calculation (i) stock options and service-based restricted stock unit awards were counted in the year granted and (ii) performance share awards were counted in the year earned (and only to the extent earned and paid in shares of Common Stock rather than cash).

Our burn rate experience is summarized in the table below, which provides data on our share usage under our employee and non-employee director compensation programs for the last three completed fiscal years.

Fiscal Year	Stock Options Granted	Common Stock Issued	Service-Based RSUs Granted	Performance Shares Earned(1)	Total Shares	Burn Rate
2024	0	291,156	1,927,241	305,328	2,523,725	0.88%
2023	0	0	1,361,432	336,402	1,697,834	0.60%
2022	0	0	894,037	672,590	1,566,627	0.55%
3-year Average Burn Rate (2022-2024)						0.68%

(1)

The total amount of performance shares granted in each year was as follows (calculated at target and including only the portion of the award payable in shares rather than cash): (i) 1,231,366 in 2024, (ii) 381,169 in 2023, and (iii) 387,963 in 2022.

Our future burn rate will depend on a number of factors, including the number of participants in the Amended 2022 Plan, our stock price, changes to our compensation strategy, changes in business practices or industry standards, changes in our capital structure due to stock splits or similar events, the compensation practices of our competitors or changes in compensation practices in the market generally, and the methodology used to establish the equity award mix.

DILUTION AND OVERHANG

We measure the dilutive impact of our equity program by dividing (i) the number of shares of Common Stock subject to outstanding equity awards plus the number of shares available to be granted under our equity compensation plans (the “numerator”), by (ii) the total number of shares of Common Stock outstanding. As of March 5, 2025, our fully diluted overhang, excluding the additional shares requested under the Amended 2022 Plan, was approximately 6.18%. The 12,400,000

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PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE 2022 PERFORMANCE PLAN

additional shares of Common Stock being requested under the Amended 2022 Plan would bring our fully diluted overhang to approximately 9.85%, which we believe to be reasonable and within industry norms.

MATERIAL CHANGES FROM THE 2022 PERFORMANCE PLAN

The Amended 2022 Plan (i) increases the number of shares of Common Stock available for awards under the 2022 Performance Plan by 12,400,000 shares, subject to adjustment as provided below and the applicable share counting rules, (ii) correspondingly increases the limit on shares that may be issued or transferred upon the exercise of incentive stock options granted under the Amended 2022 Plan by 12,400,000 shares, and (iii) permits the Company to use the maximum statutory tax rates (rather than the minimum statutory rates) when calculating its tax withholding obligations. The Amended 2022 Plan also makes certain other conforming, clarifying or non-substantive changes to the terms of the 2022 Performance Plan. We are not proposing to make any other material changes to the terms of the 2022 Performance Plan.

SUMMARY OF THE AMENDED 2022 PLAN

The principal features of the Amended 2022 Plan are summarized below. The summary does not contain all information that may be important to you. You should read the complete text of the Amended 2022 Plan which is set forth as Exhibit C to this Proxy Statement.

Plan Administration. The Amended 2022 Plan will be administered by a committee (the “Committee”) of not less than three members of the Board of Directors who qualify as “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and as “independent directors” for purposes of the rules and regulations of The Nasdaq Stock Market. The Committee will have the sole authority to, among other things:

•	Construe and interpret the Amended 2022 Plan,

•	Make rules and regulations relating to the administration of the Amended 2022 Plan,

•	Select participants,

•	Establish the terms and conditions of awards, and

•	Reduce the amount of an award, without the consent of any participant.

The Compensation Committee of the Board of Directors will act as the Committee under the Amended 2022 Plan.

Eligibility. Any employee of Goodyear or any of its subsidiaries, including any officer of Goodyear, is eligible to receive grants of stock options, SARs, restricted stock, restricted stock units, and performance and other awards under the Amended 2022 Plan. Directors of Goodyear are also eligible to receive awards (other than performance awards) under the Amended 2022 Plan. Subject to the limits specified in the Amended 2022 Plan, the selection of participants and the nature and size of awards will be wholly within the discretion of the Committee. It is anticipated that all 11 non-employee directors of Goodyear and all 16 Board-appointed officers of Goodyear will receive various grants under the Amended 2022 Plan and approximately 1,200 other employees of Goodyear and its subsidiaries will participate in at least one feature of the Amended 2022 Plan. A participant must be an employee of the Company or a subsidiary or a director of the Company continuously from the date a grant is made through the date of vesting thereof, unless otherwise provided by the Committee.

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PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE 2022 PERFORMANCE PLAN

Shares Subject to the Amended 2022 Plan. A total of 33,400,000 shares of Common Stock may be issued under the Amended 2022 Plan. Any shares of Common Stock that are subject to awards of stock options or SARs will be counted as one share for each share granted for purposes of the aggregate share limit and any shares of Common Stock that are subject to any other awards will be counted as 2.00 shares for each share granted for purposes of the aggregate share limit. In addition, shares of Common Stock that are subject to awards issued under the Amended 2022 Plan (or any other prior equity compensation plan) that expire according to their terms or are forfeited, terminated, canceled or surrendered or are settled, or can be paid, only in cash, or are surrendered in payment of taxes associated with such awards (other than stock options or SARs) will be available for new awards under the Amended 2022 Plan as one share for each share subject to awards of stock options or SARs and 2.00 shares for each share subject to any other awards. In no event will (1) any shares of Common Stock subject to a stock option that is canceled upon the exercise of a tandem SAR, (2) any shares of Common Stock subject to awards that are surrendered in payment of the exercise price of a stock option or in payment of taxes associated with the exercise of a stock option or SAR, (3) any shares of Common Stock subject to a SAR that are not issued in connection with the stock settlement of the SAR upon the exercise thereof or (4) any shares of Common Stock reacquired by Goodyear on the open market or otherwise using cash proceeds from the exercise of stock options become available for grant under the Amended 2022 Plan.

Limits on Director Awards. The Amended 2022 Plan includes limits on awards to non-employee directors. In particular, the sum of (1) the aggregate grant date fair value of all awards granted in any single calendar year, plus (2) the aggregate amount of any cash retainers and fees payable in that calendar year, in each case, to any single non-employee director, shall not exceed $750,000.

Adjustments. The maximum number and kind of shares available for issuance under the Amended 2022 Plan is subject to appropriate adjustments to reflect certain events, such as a stock dividend, stock split, reorganization, recapitalization or business combination. Upon any of these events, similar equitable adjustments shall be made to the following, as determined by the Committee in order to prevent dilution or enlargement of the rights of participants:

•	The maximum number of shares which may be subject to any type of award or any outstanding award to any participant during any specified period.

•	The per share exercise price of any outstanding stock option or SAR and the number or kind of any units which are the subject of any other outstanding award.

Term, Amendment and Termination. If adopted, the Amended 2022 Plan will remain in effect until February 28, 2032, unless sooner terminated by the Board of Directors. Termination will not affect awards then outstanding. The Board of Directors may terminate or amend the Amended 2022 Plan at any time without shareholder approval, unless such approval is necessary to comply with the Securities Exchange Act of 1934, the Code, the rules and regulations of The Nasdaq Stock Market or other applicable law. In any event, shareholder approval will be required to, among other things, amend the Amended 2022 Plan to increase the maximum number of shares which may be issued pursuant to the Amended 2022 Plan or change the restrictions on the repricing of stock options or SARs.

Prohibition on Repricing. The repricing of stock options and SARs is expressly prohibited by the Amended 2022 Plan unless approved by shareholders. For purposes of the Amended 2022 Plan, “repricing” means (1) the cancellation of a stock option or SAR in exchange for another award under the Amended 2022 Plan if the exercise price of the new award is lower than the

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exercise price of the cancelled stock option or SAR, (2) a reduction in the exercise price of a stock option or SAR, or (3) the cancellation of a stock option or SAR in exchange for cash or another award under the Amended 2022 Plan.

Minimum Vesting Provisions. All awards granted under the Amended 2022 Plan that are settled in shares of Common Stock are subject to a minimum vesting requirement of at least one year, with an exception for awards covering up to 5% percent of the share reserve (up to 1,670,000 shares).

Stock Options. The Amended 2022 Plan will permit the Committee to grant stock options to officers and selected employees of Goodyear and its subsidiaries and directors of Goodyear. No more than 33,400,000 shares may be issued pursuant to incentive stock options. The per share exercise price for any stock option shall not be less than 100% of the fair market value of a share of Common Stock at the date of grant. Fair market value is defined as the closing market price of the Common Stock on The Nasdaq Stock Market on the relevant date. The closing price per share of Common Stock on March 5, 2025 was $8.72. The Amended 2022 Plan permits the Committee to establish the term (up to ten years) and the vesting schedule.

Incentive stock options, as defined in Code Section 422(b), may be granted to employees of Goodyear and its subsidiaries under the Amended 2022 Plan, each having a term of up to ten years from the date of grant. The amount of incentive stock options vesting in a particular year cannot exceed $100,000 per grantee, determined using the fair market value of the shares of Common Stock subject to such option or options on the date of grant.

Stock Appreciation Rights. SARs may be granted under the Amended 2022 Plan in tandem with, in relation to or independent of any other award under the Amended 2022 Plan.

A SAR entitles the holder to receive an amount equal to all, or some portion (as determined by the Committee), of the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of such share at the date of grant, multiplied by the number of shares as to which the holder is exercising the SAR. SARs may be paid in cash or in shares of Common Stock (at fair market value on the date of exercise), or a combination thereof, as determined by the Committee. The Committee will establish the term (up to ten years) and may also determine that a SAR shall be automatically exercised on one or more specified dates.

Restricted Stock and Restricted Stock Units. The Amended 2022 Plan authorizes the granting of restricted stock and restricted stock units to officers and other key employees of Goodyear and its subsidiaries and to directors of Goodyear. The Committee selects the grantees and determines the terms and conditions of each award.

Restricted stock and restricted stock units will be subject to a restriction period. During the restriction period, the recipient is not entitled to delivery of the shares or units, restrictions are placed on the transferability of the shares or units, and all or a portion of the shares or units will be forfeited if the recipient terminates employment or service for reasons other than as approved by the Committee. The Committee may also require that specified performance goals (as defined below) be attained during the restriction period. Upon expiration of the restriction period, the appropriate number of shares of Common Stock will be delivered to the grantee (or credited to the grantee’s account) free of all restrictions. During the restriction period for restricted shares, the grantee shall be entitled to vote restricted shares (but not restricted stock units).

Performance Grants. Under the Amended 2022 Plan, officers and key employees of Goodyear and its subsidiaries may be granted the contingent right, expressed in units (which may be equivalent to a share of Common Stock or other monetary

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PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE 2022 PERFORMANCE PLAN

value), to receive payments in shares of Common Stock, cash or any combination thereof (“performance grants”) based upon performance over a specified period (“performance period”). At the time of grant, the Committee shall also establish one or more performance criteria (the “performance measure”) applicable to the performance grant and targets that must be attained relative to the performance measure (“performance goals”). Performance measures that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (GAAP) or may be adjusted when established (or at any time thereafter) to include or exclude any items otherwise includable or excludable under U.S. GAAP. Performance measures may be calculated before or after taxes, interest, depreciation, amortization, discontinued operations, effect of accounting changes, acquisition expenses, restructuring expenses, items that are unusual in nature or infrequent in occurrence, extraordinary items, non-operating items or unusual charges, as determined by the Committee at the time the performance measures are established or at any time thereafter. Performance goals may be established on a corporate-wide basis, with respect to one or more business units, divisions, subsidiaries or business segments and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Performance goals may include a minimum, maximum and target level of performance, with the amount of award based on the level attained.

Other Stock-Based Grants. The Amended 2022 Plan permits other stock-based grants in shares of Common Stock, in Common Stock equivalents or in other stock-based units on such terms and conditions as the Committee determines. These grants may be made to officers and other key employees of Goodyear and its subsidiaries and to directors of Goodyear.

Restrictions on Dividends and Dividend Equivalents. During the restriction period or performance period for restricted stock, restricted stock units, stock-based performance grants and other stock-based grants (but not stock options and SARs), the grantee shall be entitled to receive dividends or dividend equivalents, unless the Committee otherwise provides, provided any such dividends and dividend equivalents will be accumulated or deemed reinvested in additional restricted stock or units until the applicable award becomes earned and vested. Currently, the Committee has not provided for dividend equivalents on stock-based performance grants. No dividend equivalents may be granted with respect to any stock options or SARs.

Recoupment of Awards. Amounts paid or payable pursuant to the Amended 2022 Plan may be subject to recoupment or claw-back pursuant to our Compensation Recovery Policy (as described on page 53), as amended from time-to-time.

Transferability. Awards under the Amended 2022 Plan will not be transferable other than by will or the laws of descent and distribution; except that the Committee may permit the transfer of an award (other than an incentive stock option) (i) by gift to the employee’s spouse, children and grandchildren, or to a trust or partnership (or similar legal entity) for the benefit of any one or more of them, or (ii) pursuant to a domestic relations order.

Deferrals. The Committee may defer the payment of any award, or permit participants to defer their receipt of payment, for such period or periods and on such terms and conditions as the Committee may specify. Deferrals may be in the form of Common Stock equivalents, which earn dividend equivalents, or in cash, which may earn interest at a rate or rates specified by the Committee.

Change in Control. The Amended 2022 Plan provides for “double-trigger” vesting of equity awards in connection with a Change in Control. This means that if (1) a participant’s employment is terminated other than for Cause or by the participant for Good Reason within two years of a Change in Control of Goodyear or (2) awards granted under the Amended 2022 Plan are not assumed, converted, replaced or continued by the resulting entity in connection with a Change in Control of Goodyear, then:

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PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE 2022 PERFORMANCE PLAN

(i) all stock options and SARs then outstanding under the Amended 2022 Plan become fully exercisable; (ii) all terms and conditions of all restricted stock grants then outstanding are deemed satisfied; and (iii) all performance grants and other stock-based grants shall be deemed to have been fully earned at the target amount of award opportunity.

“Cause” and “Change in Control” are defined in the Amended 2022 Plan in Exhibit C to this Proxy Statement, using a similar standard to that which is used in our Executive Severance Plan, described beginning on page 67. For purposes of the Amended 2022 Plan, “Good Reason” has the meaning specified in our Executive Severance Plan or our Continuity Plan for Salaried Employees, as applicable, for the respective participants in those plans.

U.S. Federal Income Tax Consequences. Based on the Code and existing regulations thereunder in effect as of the date of this Proxy Statement, the anticipated U.S. federal income tax consequences of the several types of awards under the Amended 2022 Plan are as described below. The discussion below, which is presented for the information of shareholders considering how to vote on this Proposal and not for plan participants, is general in nature and does not take into account all of the considerations that may apply and is not intended to serve as tax advice. Moreover, the income tax consequences under applicable state, local or foreign tax laws may not be the same as under U.S. federal income tax law.

Grant of Stock Options and SARs. An optionee will not recognize any taxable income at the time a stock option or SAR is granted.

Exercise of Incentive Stock Options. No ordinary income will be recognized by the holder of an incentive stock option at the time of exercise. However, the excess of the fair market value of the shares of Common Stock at the time of exercise over the aggregate option exercise price will be an adjustment to alternative minimum taxable income for purposes of the federal “alternative minimum tax” at the date of exercise. If the optionee holds the shares of Common Stock purchased for two years after the date the option was granted and one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long term capital gain or loss.

If the shares of Common Stock are disposed of in a sale, exchange or other “disqualifying disposition” within two years after the date of grant or within one year after the date of exercise, the optionee will realize taxable ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock purchased at the time of exercise over the aggregate option exercise price and (ii) the excess of the amount realized upon disposition of such shares over the option exercise price.

Exercise of Non-Qualified Stock Options. Taxable ordinary income will be recognized by the holder of a non-qualified stock option at the time of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock purchased at the time of such exercise over the aggregate option exercise price. On a subsequent sale of the shares, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of sale. The capital gain or loss will be short term or long term depending on the period of time the shares are held by the optionee following exercise.

Exercise of Stock Appreciation Rights. Upon the exercise of a SAR, the holder will realize taxable ordinary income on the amount of cash received and/or the then current fair market value of the shares of Common Stock acquired. The holder’s basis in any shares of Common Stock acquired will be equal to the amount of ordinary income upon which he or she was taxed.

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PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE 2022 PERFORMANCE PLAN

Upon any subsequent disposition of such Common Stock, any gain or loss realized will be a capital gain or loss (short term or long term depending on the period of time the shares are held by the participant following exercise of the SAR).

Restricted Stock. A participant receiving a grant of restricted stock will not recognize income when restricted shares of Common Stock are granted, unless the participant makes the Section 83(b) election described below.

When the restrictions on the shares of Common Stock are removed or lapse, the excess of fair market value of such shares on the date the restrictions are removed or lapse over the amount paid by the participant for the shares will be ordinary income to the participant. Upon disposition of the shares of Common Stock, the gain or loss recognized by the participant will be treated as a capital gain or loss. The capital gain or loss will be short term or long term depending upon the period of time the shares are held by the participant following the removal or lapse of the restrictions.

If a Section 83(b) election is filed by the participant with the Internal Revenue Service within 30 days after the date of grant, then the participant will recognize ordinary income and the participant’s holding period will commence as of the date of grant.

The amount of ordinary income recognized by the participant will equal the excess of the fair market value of the shares as of the date of grant over any amount paid by the participant for the shares of Common Stock. If such election is made and a participant thereafter forfeits the restricted shares of Common Stock, no refund or deduction will be allowed for the amount previously included in such participant’s income.

Restricted Stock Units and Performance Grants. A participant receiving a restricted stock unit grant or a performance grant will not recognize income at the time the grant is made. When a participant receives payment in cash or shares of Common Stock, the amount of cash and the fair market value of the shares of Common Stock received will be ordinary income to the participant.

Withholding Taxes. The Amended 2022 Plan provides that Goodyear shall have the right to deduct from any amount payable under the plan, including delivery of shares of Common Stock to be made under the plan, all federal, state, city, local or foreign taxes of any kind required by law to be withheld with respect to such payment and to take such other actions as may be necessary in the opinion of Goodyear to satisfy all obligations for the payment of such taxes. If shares of Common Stock are used to satisfy withholding taxes, then Goodyear will (i) value such shares for tax purposes as of the date when the withholding liability arises, and (ii) calculate the withholding taxes using the applicable minimum statutory withholding rates, or in Goodyear’s sole discretion, using a higher rate that does not exceed the maximum statutory individual tax rate in the jurisdictions applicable to the participant. We also retain the right to require a participant to pay cash to satisfy withholding taxes as a condition to the payment of any amount (whether in cash or shares of Common Stock) under the Amended 2022 Plan.

Federal Income Tax Consequences to Goodyear. To the extent that a participant recognizes ordinary income in the circumstances described above, Goodyear will be entitled to a corresponding federal income tax deduction provided that, among other things, the income (i) meets the test of reasonableness, is an ordinary and necessary business expense, and is not an “excess parachute payment” within the meaning of Section 280G of the Code; and (ii) is not disallowed by the $1 million limitation on executive compensation under Section 162(m) of the Code.

Registration with the SEC. Goodyear intends to file a Registration Statement on Form S-8 relating to the new shares of

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PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE 2022 PERFORMANCE PLAN

Common Stock reserved for issuance under the Amended 2022 Plan with the SEC pursuant to the Securities Act of 1933 after approval of the Amended 2022 Plan by our shareholders.

Other Information. Future benefits under the Amended 2022 Plan are not currently determinable, nor are the benefits that would have been granted for the last completed fiscal year had the Amended 2022 Plan then been in effect. However, current benefits granted to officers and all other employees likely would not have been increased if they had been made under the proposed Amended 2022 Plan.

Set forth in the table below is certain information regarding the number of shares of our Common Stock that were subject to outstanding stock options or other compensation plan awards at the dates indicated.

Equity Compensation Plan Information

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	3,837,588	$16.00	12,991,397	(1)
Equity compensation plans not approved by shareholders	—	—	—
Total at December 31, 2024	3,837,588	$16.00	12,991,397
Equity compensation plans approved by shareholders	3,335,523	$15.29	8,300,739	(2)
Equity compensation plans not approved by shareholders	—	—	—

Total at March 5, 2025	3,335,523	$15.29	8,300,739

*	Weighted Average Remaining Contractual Term at March 5, 2025 – 3.92 years

(1)

At December 31, 2024, under our equity compensation plans, up to a maximum of 1,815,533 performance shares in respect of performance periods ending on or subsequent to December 31, 2024, 103,492 shares of restricted stock, and 2,579,631 restricted stock units have been awarded. In addition, up to 516 shares of Common Stock may be issued in respect of the deferred payout of awards made under our equity compensation plans. The number of performance shares indicated assumes the maximum possible payout that may be earned during the relevant performance periods.

(2)

At March 5, 2025, under our equity compensation plans, up to a maximum of 3,412,023 performance shares in respect of performance periods ending subsequent to December 31, 2024, 103,492 shares of restricted stock, and 3,216,259 restricted stock units have been awarded. In addition, up to 516 shares of Common Stock may be issued in respect of the deferred payout of awards made under our equity compensation plans. The number of performance shares indicated assumes the maximum possible payout that may be earned during the relevant performance periods.

The following resolution will be presented by your Board of Directors at the Annual Meeting:

“RESOLVED, that the adoption of the amended and restated 2022 Performance Plan of The Goodyear Tire & Rubber Company, the complete text of which is set forth as Exhibit C to the Proxy Statement of the Company for the 2025 Annual Meeting of Shareholders be, and the same hereby is, approved.”

95

PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE 2022 PERFORMANCE PLAN

Adoption of the Plan requires the affirmative vote of a majority of our outstanding Common Stock. If the Plan is not approved by shareholders, the Plan will not be adopted and Goodyear will consider other alternatives available with respect to equity compensation.

Your Board of Directors unanimously recommends that shareholders vote FOR adoption of the amended and restated 2022 Performance Plan (Proposal 3).

96

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has the ultimate authority and responsibility to directly appoint, retain, compensate, oversee, evaluate, and, where appropriate, terminate the independent accountants. The Audit Committee has appointed PwC as the independent registered public accounting firm to audit Goodyear’s consolidated financial statements as of and for the fiscal year ending December 31, 2025 and its internal control over financial reporting as of December 31, 2025. During fiscal year 2024, PwC served as Goodyear’s independent registered public accounting firm and also provided audit-related, tax and other services. See “Principal Accountant Fees and Services” above.

PwC and its predecessor firms have been our independent auditors since 1898. The Audit Committee believes that our long-term engagement of PwC has several benefits:

•	Improved audit quality due to PwC’s in-depth understanding of our global business, accounting policies, practices and systems, and internal controls.

•	Improved audit efficiency and effectiveness due to PwC’s familiarity with the Company, which also results in a lower fee structure.

•	Elimination of time and expense inherent in on-boarding a new independent auditor.

The Audit Committee engages in an annual evaluation of the independent auditor’s qualifications, performance and independence and periodically considers the advisability and potential impact of selecting a different independent registered public accounting firm. In accordance with SEC rules and PwC’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to us. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. We select the Company’s lead audit partner pursuant to this rotation policy following meetings between the Chairperson of the Audit Committee and candidates for that role, as well as discussion by the full Committee and with management.

The members of the Audit Committee believe that the continued retention of PwC to serve as Goodyear’s independent registered public accounting firm is in the best interests of Goodyear and its shareholders. As a result, the following resolution will be presented by the Board of Directors at the Annual Meeting:

“RESOLVED, that the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2025 is hereby ratified.”

97

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of the appointment of PwC requires the affirmative vote of a majority of our outstanding Common Stock. In the event the appointment of PwC is not ratified by the shareholders, the adverse vote will be deemed to be an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for 2026.

Your Board of Directors unanimously recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025 (Proposal 4).

98

PROPOSAL 5 – SHAREHOLDER PROPOSAL

The proposal set forth below has been submitted by As You Sow, 2020 Milvia Street, Suite 500, Berkeley, California 94704, on behalf of Mr. John Chevedden, the beneficial owner of no fewer than 350 shares of Goodyear’s Common Stock.

WHEREAS: Plastic, with a lifecycle social cost at least ten times its market price, threatens the world’s oceans, wildlife, and public health.1 Of particular concern are microplastic particles smaller than 5 millimeters in size, which contribute to an estimated 11% of total plastic leakage. As of 2019, an estimated 171 trillion microplastic particles have been released into the world’s oceans.2 The largest source of microplastic leakage into the ocean is tire dust, constituting 78% of leakage mass.3

Studies looking into tire and road wear particles suggest that such chemicals and particles are polluting the air and leaching into bodies of water and surrounding environments. Six million tons of tire wear particles, which can contain toxic chemicals and heavy metals, are released globally each year.4 Large particles are transported by road runoff via rainwater, resulting in the leaching of toxic chemicals and environmental damage; micro and nanoscale tire particles may be small enough to become airborne and ingested.

Goodyear’s corporate responsibility report states that studies sponsored by the Tire Industry Project, a CEO-led initiative of ten of the world’s major tire companies, have found that tire and road wear particles are “unlikely to have a significant impact on human health and the environment.”5 However, a recent report from Imperial College London refers to “emerging evidence that tyre wear particles and other particulate matter may contribute to a range of negative health impacts including heart, lung, developmental, reproductive, and cancer outcomes.”6 In 2020, it was discovered that a chemical used in tire production, 6PPD-quinone, was responsible for a mass die-off of coho salmon on the U.S. West Coast.7 Another study found that such particles traveling on the wind are an even more significant source of ocean pollution than such particles travelling through rivers.8

To reduce growing reputational risk and mandatory regulations, tire companies should prioritize research and innovation on ways to reduce shedding. New European Commission Euro 7 emissions standards, currently under development, will be the first to regulate tire emissions. Competitor Michelin reports that its research into tire pollution helped it develop tires with 5% less wear emissions over a five-year period. Our Company should at least be able to match this.

RESOLVED: Shareholders request that the Board adopt policies that result in setting tire wear shedding reduction goals and timelines.

SUPPORTING STATEMENT: The policies should consider, at Board discretion:

•	Mounting evidence of harm to animals and human health from tire particles;

•	The reputational and financial risks of not moving to expeditiously set tire wear shedding goals;

•	Potential actions necessary to significantly reduce tire shedding.

1	https://wwfint.awsassets.panda.org/downloads/wwf_pctsee_report_english.pdf

2	https://journals.plos.org/plosone/article?id=10.1371/journal.pone.0281596

3	https://www.pewtrusts.org/-/media/assets/2020/07/breakingtheplasticwave_report.pdf

4	https://www.sciencedirect.com/science/article/pii/S0048969720313358

5	https://corporate.goodyear.com/content/dam/goodyear-corp/documents/responsibility/Goodyear_CRR_2023-FINAL.pdf

6

https://www.imperial.ac.uk/news/243333/prioritise-tackling-toxic-emissions-from-tyres/#:~:text=Tyre%20wear%20particles%20accumulate%20in,to%20this%20type%20of%20pollution; https://spiral.imperial.ac.uk/bitstream/10044/1/101707/9/Tyre%20wear%20particles%20are%20toxic%20for%20us%20and%2 0the%20environment%200223-2.pdf

7	https://www.science.org/doi/10.1126/science.abd6951

8	https://www.nature.com/articles/s41467-020-17201-9

99

PROPOSAL 5 – SHAREHOLDER PROPOSAL

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

The Board has carefully considered this proposal and concluded that its adoption is unnecessary and not in the best interests of the Company or our shareholders. If adopted, the proposal would negatively impact the Company’s product design process. The Board recommends voting AGAINST this proposal for the following reasons:

Product quality is the foundation of the Goodyear brand, and our management is best suited to address the myriad issues associated with implementing any changes in product design or development. We have robust processes in place to ensure our tires meet our high standards for quality and safety. Goodyear has always been at the forefront of tire technology and performance. Tire design and development is highly complex and involves, among other considerations, three interrelated properties known as the “magic triangle”: rolling resistance, abrasion and wet grip or wet skid resistance. These properties are mutually constrained (i.e., changing any one of these properties will impact the other two properties), and, in many cases, adjusting tire designs to improve one of these three key properties will adversely impact the other two properties. We have developed state-of-the-art technology in rubber compounding, tire construction and manufacturing to meet the increasing demand for lighter tires with low rolling resistance and continue to conduct research to bring new technologies, materials and innovations into the market. Tire and road wear particles (“TRWP”) are produced by the necessary friction to ensure grip between tires and road surfaces during the tire use phase and directly implicate the magic triangle. Requiring us to adopt policies relating to TRWP would impact our product design and development process, could result in products failing to meet our safety and quality standards, and could require us to incur significant additional costs.

Decisions relating to our product design and development must be based in science and take a holistic approach to understanding the direct and indirect impacts of choices we make when designing and producing our tires.

We are already prioritizing research and innovation as it relates to TRWP, and adoption of the requested policy is unnecessary, duplicative and would not provide meaningful benefits to shareholders. Goodyear is committed to investigating new and emerging tire technologies. As part of the Tire Industry Project (“TIP”), we sponsor research in the area of TRWP generation, pathways, fate and ecotoxicity. TIP has been studying the potential impacts of TRWP on human health and the environment since 2005. The early research launched by TIP has provided background in terms of identification, quantification and risk assessment of TRWP in different environmental compartments, including air, soil, sediment and water, through the development of new sample collection methods and analytical techniques. As a result of this research, TIP has published numerous peer-reviewed scientific studies on TRWP to date and continues to commission research on TRWP by independent research firms and consultants and that is guided by an advisory panel of academic experts. We disclose additional information regarding our philosophy, safety and innovation in our Corporate Responsibility Report, which is available on our website at www.goodyear.com. The continuation of our current approach to investigating TRWP and related new and emerging tire technologies is a more appropriate and effective use of company resources and management’s attention than the adoption of the requested policy.

The proposal also fails to consider the complex regulatory environment in which we operate. In formulating the design of and future developments for our tires, we must consider numerous applicable regulatory requirements, including those relating to vehicle and component emissions. For instance, the European Council recently adopted Euro 7, which

100

PROPOSAL 5 – SHAREHOLDER PROPOSAL

establishes new emissions standards for road vehicles in the European Union and includes regulations relating to tire abrasion, which directly relates to TRWP.

The performance limits and standards for such regulations are still being assessed and have not yet been finalized. As a member of the European Tyre & Rim Technical Organization, we are actively supporting efforts to develop a standardized test to quantify tire particle emissions for regulatory purposes, under the auspices of the United Nations Economic Commission for Europe. Any policies, goals and timelines relating to TRWP implemented by the Company will need to align with existing and evolving regulations and, if the Company is required to adopt new policies or goals before applicable regulations, such as Euro 7, are finalized, the Company may be required to revert to prior practices or to adopt new policies in order to comply with the final regulations, which could cause us to incur additional costs and harm our business.

Given the impact that adoption of this proposal would have on our tire design and development, current programs related to TRWP, research and innovation initiatives, and compliance with the requirements of the regulatory regimes to which we are subject, we believe the policies and related timelines and goals requested by this proposal are unnecessary, would not meaningfully benefit our ongoing efforts or our shareholders, are not in our shareholders’ best interests and are generally redundant to our current practices and initiatives.

Your Board of Directors unanimously recommends that shareholders vote AGAINST approval of this shareholder proposal (Proposal 5).

101

GENERAL INFORMATION

Goodyear’s executive offices are located at:

200 Innovation Way

Akron, Ohio 44316-0001

Our telephone number is: 330-796-2121

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Goodyear to be voted at the Annual Meeting, and at any adjournments thereof, for the purposes set forth in the accompanying notice.

Our Annual Report to Shareholders for the year ended December 31, 2024 is enclosed with this Proxy Statement. The Annual Report is not considered part of the proxy solicitation materials.

Shares Voting

Holders of Common Stock at the close of business on the record date are entitled to notice of, and to vote the shares of Common Stock they hold on the record date at, the Annual Meeting. As of the close of business on the record date, there were 285,114,491 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

Vote Required

In accordance with Goodyear’s Articles of Incorporation, a director nominee must receive, in an uncontested election of directors, a greater number of votes cast “for” his or her election than “against” his or her election. You may not vote cumulatively in the election of directors.

Under Ohio law, an incumbent director who is not re-elected will continue in office as a “holdover” director until his or her successor is elected by a subsequent shareholder vote, or his or her earlier resignation, removal from office or death. In order to address “holdover” terms for any incumbent directors who fail to be re-elected under our majority vote standard, our Corporate Governance Guidelines provide that if a director nominee does not receive a majority affirmative vote, he or she will promptly offer his or her resignation as a director to the Board of Directors. Within 90 days, the Board will decide, after taking into account the recommendation of the Governance Committee (in each case excluding the nominee(s) in question), whether to accept the resignation. The Governance Committee and the Board may consider any relevant factors in deciding whether to accept a director’s resignation. The Board’s explanation of its decision shall be promptly disclosed in a filing with the SEC.

The affirmative vote of at least a majority of the shares of Common Stock outstanding on the record date is required for a management or shareholder proposal, other than an advisory vote, to be adopted at the Annual Meeting. When considering the results of advisory votes, the Board of Directors intends to consider only those votes actually cast at the Annual Meeting.

102

GENERAL INFORMATION
Vote Required

Abstentions and “broker non-votes,” which occur when your broker does not have discretionary voting authority on a matter and you do not provide voting instructions, have the same effect as votes against any proposal voted upon by shareholders but have no effect on the election of directors or advisory votes.

VOTE REQUIREMENTS

Quorum To conduct business, at least a majority of shares entitled to vote must be represented, either in person or by proxy.

Voting for Proposals

PROPOSAL 2 — Advisory Vote on Executive Compensation

Majority of votes actually cast at the meeting

PROPOSAL 3 — Amendment of 2022 Performance Plan

Majority of our outstanding Common Stock

PROPOSAL 4 — Ratification of Appointment of Independent Registered Public Accounting Firm

Majority of our outstanding Common Stock

PROPOSAL 5 — Shareholder Proposal

Majority of our outstanding Common Stock

Voting for Director Nominees To serve on the Board, a greater number of votes must be cast for the nominee’s election than against.

Attending the Virtual Annual Meeting

We will hold the Annual Meeting in a virtual meeting format only, with attendance via the internet. You will not be able to attend the Annual Meeting in person.

The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/GT2025. In order to attend the Annual Meeting virtually, you will need to log-in using the control number found on your proxy card or voting instruction form that was mailed to you with this Proxy Statement. You may vote during the Annual Meeting by following the instructions available on the meeting website. In addition, you may submit questions and view the rules of conduct for the virtual Annual Meeting on the meeting website.

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in “Voting of Proxy” on page 104.

Adjourned Meeting

The holders of a majority of shares represented at the meeting, whether or not a quorum is present, may adjourn the meeting. If the time and place of the adjourned meeting is announced at the time adjournment is taken, no other notice need be given.

103

GENERAL INFORMATION
Voting Shares Held in Street Name

Voting Shares Held in Street Name

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares. If you do not return the voting instruction card, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote only on matters deemed to be routine, such as the ratification of the selection of an accounting firm (Proposal 4). The election of directors (Proposal 1), the executive compensation advisory vote (Proposal 2), the amendment to the 2022 Performance Plan (Proposal 3) and the shareholder proposal (Proposal 5) are not considered to be routine matters, and your broker will not have discretion to vote on those matters unless you specifically instruct your broker to do so by returning your signed voting instruction card. If you do not provide voting instructions to your broker, your shares will not be voted for any director nominee or on any matter on which your broker does not have discretionary authority (resulting in a broker non-vote).

Savings Plan Shares

A separate “Confidential Voting Instructions” card is being sent to each employee or former employee participating in the Goodyear Common Stock fund of certain employee savings plans. Shares of Common Stock held in the trusts for these plans will be voted by the trustee as instructed by the plan participants who participate in the Goodyear Common Stock fund. Shares held in the trusts for which voting instructions are not received will be voted by the trustee in the same proportion as it votes shares for which voting instructions were received from participants in the Goodyear Common Stock fund of the applicable trust.

Voting of Proxy

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on April 14, 2025:

The Proxy Statement, Proxy Card and Annual Report to Shareholders for the year ended December 31, 2024 are available at www.proxyvote.com.

David E. Phillips, Daniel T. Young and Christina L. Zamarro have been designated as proxies to vote shares of Common Stock in accordance with your instructions. You may give your instructions using the accompanying proxy card, via the internet or by telephone.

You may vote your shares using the internet by accessing the following web site: http://www.proxyvote.com or by making a toll-free telephone call within the United States of America or Canada using a touch-tone telephone to the toll-free number provided on your proxy card, or if you hold your shares in “street name,” on the voting instruction card provided by your broker, bank or nominee.

104

GENERAL INFORMATION
Voting of Proxy

Your shares will be voted for the twelve nominees identified at pages 15 through 21, unless your instructions are to vote against any one or more of the nominees.

Your Board of Directors anticipates that all of the nominees named will be available for election. In the event an unexpected vacancy occurs, your proxy may be voted for the election of a new nominee designated by the Board of Directors.

Proxies received and not revoked prior to the Annual Meeting will be voted in favor of Proposals 2, 3 and 4 and against Proposal 5, unless your instructions are otherwise.

Revocability of Proxy

You may revoke or revise your proxy (whether given by mail, via the internet or by telephone) by the delivery of a later proxy or by giving notice to Goodyear in writing or in open meeting. Your proxy revocation or revision will not affect any vote already taken. If you hold your shares in “street name” please refer to the information forwarded by your broker, bank or nominee who is considered the shareholder of record for procedures on revoking or changing your voting instructions.

Confidentiality

Your vote will be confidential except (a) as may be required by law, (b) as may be necessary for Goodyear to assert or defend claims, (c) in the case of a contested election of director(s), or (d) at your express request.

Shareholders Sharing the Same Address

Goodyear has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, Goodyear is delivering only one copy of the Annual Report and Proxy Statement to multiple shareholders who share the same address and have the same last name, unless Goodyear has received contrary instructions from an affected shareholder. This procedure reduces Goodyear’s printing costs, mailing costs and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

Goodyear will deliver promptly upon written or oral request a separate copy of the Annual Report and Proxy Statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the Annual Report or Proxy Statement, you may write or call Goodyear’s Investor Relations Department at The Goodyear Tire & Rubber Company, 200 Innovation Way, Akron, Ohio 44316-0001, Attention: Investor Relations, telephone (330) 796-3751. You may also access Goodyear’s Annual Report and Proxy Statement on the Investor Relations section of Goodyear’s website at www.goodyear.com or at www.proxyvote.com.

If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact Broadridge Financial Solutions, either by calling toll free at (866) 540-7095 or by writing to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

105

GENERAL INFORMATION
Shareholders Sharing the Same Address

Any shareholders of record who share the same address and currently receive multiple copies of Goodyear’s Annual Report and Proxy Statement who wish to receive only one copy of these materials per household in the future should contact Goodyear’s Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

Form 10-K

Goodyear will mail without charge, upon written request, a copy of Goodyear’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including the Consolidated Financial Statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: The Goodyear Tire & Rubber Company, 200 Innovation Way, Akron, Ohio 44316-0001, Attn: Investor Relations. The Annual Report on Form 10-K is also available at www.goodyear.com.

Costs of Solicitation

The costs of soliciting proxies will be borne by Goodyear. Goodyear has retained D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, to assist in distributing proxy materials and soliciting proxies for an estimated fee of $15,000, plus reimbursement of reasonable out-of-pocket expenses. D.F. King & Co. may solicit proxies from shareholders by mail, telephone or the internet. In addition, officers or other employees of Goodyear may, without additional compensation, solicit proxies in person or by telephone or the internet.

Submission of Shareholder Proposals and Nominations

If a shareholder desires to have a proposal included in the proxy materials of the Board of Directors for the 2026 Annual Meeting of Shareholders, such proposal shall conform to the applicable proxy rules of the SEC concerning the submission and content of proposals, including Rule 14a-8 under the Securities Exchange Act of 1934, and must be received by Goodyear prior to the close of business on November 10, 2025. If an eligible shareholder, or a group of up to 20 eligible shareholders, desires to have a candidate for election as a director included in the proxy materials of the Board of Directors (a “proxy access nominee”) for the 2026 Annual Meeting of Shareholders, such nomination shall conform to the applicable requirements set forth in Article II, Section 2A of the Company’s Code of Regulations and any applicable regulations of the SEC concerning the submission and content of proxy access nominations, and must be submitted to the Secretary at the principal executive offices of the Company not earlier than October 11, 2025 and not later than the close of business on November 10, 2025. In addition, if a shareholder intends to present a proposal or other business (not including a proposal submitted for inclusion in our proxy materials pursuant to Rule 14a-8) or to nominate a candidate for election as a director (not including a proxy access nominee) at the 2026 Annual Meeting of Shareholders, the shareholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company not earlier than December 15, 2025 and not later than the close of

106

GENERAL INFORMATION
Submission of Shareholder Proposals and Nominations

business on January 14, 2026. If notice of a proposal or a director nomination is not received by the Company in accordance with the dates specified pursuant to Rule 14a-8 or in the Code of Regulations, as the case may be, then the proposal or director nomination will be deemed untimely and we will have the right to exclude the proposal or director nomination from consideration at the meeting and/or to exercise discretionary voting authority and vote proxies returned to us with respect to such proposal or director nomination. Shareholder proposals or director nominations should be sent to the executive offices of Goodyear, 200 Innovation Way, Akron, Ohio 44316-0001, Attention: Office of the Secretary.

For a proposal or director nomination to be properly presented at an annual meeting of shareholders, a shareholder must comply with the deadlines described in the preceding paragraph, as well as all of the other requirements of the Code of Regulations. Goodyear reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal or director nomination that does not comply with these and other applicable requirements.

In addition, a shareholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide written notice that sets forth all information required by Rule 14a-19 to the attention of the Office of the Secretary no later than February 13, 2026 (or, if the 2026 Annual Meeting is called for a date that is not within 30 calendar days of the anniversary of the date of the 2025 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or by the close of business on the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made).

Other Business

Your Board of Directors does not intend to bring any other business before the Annual Meeting and is not aware of any other business intended to be presented by any other person.

After the conclusion of the matters described above, shareholders will have an opportunity to ask appropriate questions regarding Goodyear and its operations.

If any other matters properly come before the Annual Meeting, your proxy will be voted by Mr. Phillips, Mr. Young or Ms. Zamarro in such manner as they, in their discretion, deem appropriate.

March 10, 2025

By Order of the Board of Directors

Daniel T. Young

Secretary

107

EXHIBIT A

Use of Forward-Looking Statements

FORWARD-LOOKING INFORMATION—SAFE HARBOR STATEMENT

Certain information in this Proxy Statement (other than historical data and information) may constitute forward-looking statements regarding events and trends that may affect our future operating results and financial position. The words “estimate,” “expect,” “intend” and “project,” as well as other words or expressions of similar meaning, are intended to identify forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Proxy Statement. Such statements are based on current expectations and assumptions, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially from the forward-looking statements as a result of many factors, including:

•

if we do not successfully implement the Goodyear Forward plan and our other strategic initiatives, including the sales of the Dunlop brand and our chemical business, our operating results, financial condition and liquidity may be materially adversely affected;

•	we may not be able to consummate the sale of the Dunlop brand on a timely basis or at all, including failure to obtain the required regulatory approvals or to satisfy other conditions to closing;

•	we face significant global competition and our market share could decline;

•	raw material cost increases may materially adversely affect our operating results and financial condition;

•	we have experienced inflationary cost pressures, including with respect to wages, benefits and energy costs, that may materially adversely affect our operating results and financial condition;

•	delays or disruptions in our supply chain or in the provision of services, including utilities, to us could result in increased costs or disruptions in our operations;

•	a prolonged economic downturn or economic uncertainty could adversely affect our business and results of operations;

•

deteriorating economic conditions in any of our major markets, or an inability to access capital markets or third-party financing when necessary, may materially adversely affect our operating results, financial condition and liquidity;

•

if we experience a labor strike, work stoppage, labor shortage or other similar event at the Company or its joint ventures, our business, results of operations, financial condition and liquidity could be materially adversely affected;

•	financial difficulties, work stoppages, labor shortages, supply disruptions or economic conditions affecting our major original equipment customers, dealers or suppliers could harm our business;

•	our capital expenditures may not be adequate to maintain our competitive position and may not be implemented in a timely or cost-effective manner;

•	changes to tariffs, trade agreements or trade restrictions may materially adversely affect our operating results;

•	our international operations have certain risks that may materially adversely affect our operating results, financial condition and liquidity;

108

•	we have foreign currency translation and transaction risks that may materially adversely affect our operating results, financial condition and liquidity;

•

our long-term ability to meet our obligations, to repay maturing indebtedness or to implement strategic initiatives may be dependent on our ability to access capital markets in the future and to improve our operating results;

•	we have a substantial amount of debt, which could restrict our growth, place us at a competitive disadvantage or otherwise materially adversely affect our financial health;

•

any failure to be in compliance with any material provision or covenant of our debt instruments, or a material reduction in the borrowing base under our first lien revolving credit facility, could have a material adverse effect on our liquidity and operations;

•	our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly;

•	we have substantial fixed costs and, as a result, our operating income fluctuates disproportionately with changes in our net sales;

•	we may incur significant costs in connection with our contingent liabilities and tax matters;

•

our reserves for contingent liabilities and our recorded insurance assets are subject to various uncertainties, the outcome of which may result in our actual costs being significantly higher than the amounts recorded;

•

environmental issues, including climate change, or legal, regulatory or market measures to address environmental issues, may negatively affect our business and operations and cause us to incur significant costs;

•	we are subject to extensive government regulations that may materially adversely affect our operating results;

•

we may be adversely affected by any disruption in, or failure of, our information technology systems due to computer viruses, unauthorized access, cyber-attack, natural disasters or other similar disruptions;

•	we may not be able to protect our intellectual property rights adequately;

•	if we are unable to attract and retain key personnel, our business could be materially adversely affected; and

•

we may be impacted by economic and supply disruptions associated with events beyond our control, such as war, including the current conflicts between Russia and Ukraine and in the Middle East, acts of terror, political unrest, public health concerns, labor disputes or natural disasters.

It is not possible to foresee or identify all such factors. We will not revise or update any forward-looking statement or disclose any facts, events or circumstances that occur after the date hereof that may affect the accuracy of any forward-looking statement.

109

EXHIBIT B

Use of Non-GAAP Financial Measures

RECONCILIATION OF SEGMENT OPERATING INCOME & MARGIN

	Year Ended December 31,

(In millions)	2024	2023
Total Segment Operating Income	$1,318	$968
Less:
Goodwill and Intangible Asset Impairment	125	230
Rationalizations	86	502
Interest Expense	522	532
Other (Income) Expense	32	108
Asset Write-Offs, Accelerated Depreciation, and Accelerated Lease Costs, Net	146	36
Corporate Incentive Compensation Plans	62	70
Retained Expenses of Divested Operations	15	18
Other	175	149
Income (Loss) before Income Taxes	$155	$(677)
United States and Foreign Tax Expense	95	10
Less: Minority Shareholders' Net Income (Loss)	(10)	2
Goodyear Net Income (Loss)	$70	$(689)
Net Sales	$18,878	$20,066
Return on Net Sales	0.4%	-3.4%
Total Segment Operating Margin	7.0%	4.8%

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EXHIBIT C

2022 Performance Plan of The Goodyear Tire & Rubber Company (Amended and Restated as of  , 2025)

1. PURPOSE.

The purposes of the 2022 Performance Plan of The Goodyear Tire & Rubber Company (the “Plan”) are to advance the interests of the Company and its shareholders by strengthening the ability of the Company to attract, retain and reward highly qualified officers and other selected employees, to motivate officers and other selected employees to achieve business objectives established to promote the long term growth, profitability and success of the Company, and to encourage ownership of the Common Stock of the Company by participating officers, other selected employees and non-employee directors. The Plan authorizes performance-based stock and cash incentive compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance grants, and other stock-based grants.

2. DEFINITIONS.

For the purposes of the Plan, the following terms shall have the following meanings:

(a) “AWARD” means any Stock Option, Stock Appreciation Right, Restricted Stock Grant, Performance Grant or Stock-Based Grant granted pursuant to the Plan.

(b) “BOARD OF DIRECTORS” means the Board of Directors of the Company.

(c) “CHANGE IN CONTROL” has the meaning set forth in Section 14(b) hereof.

(d) “CODE” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, together with the published rulings, regulations and interpretations duly promulgated thereunder.

(e) “COMMITTEE” means the committee of the Board of Directors established and constituted as provided in Section 5 of the Plan.

(f) “COMMON STOCK” means the common stock, without par value, of the Company, or any security issued by the Company in substitution or exchange therefor or in lieu thereof.

(g) “COMMON STOCK EQUIVALENT” means a Unit (or fraction thereof, if authorized by the Committee) substantially equivalent to a hypothetical share of Common Stock, credited to a Participant and having a value at any time equal to the Fair Market Value of a share of Common Stock (or such fraction thereof) at such time.

(h) “COMPANY” means The Goodyear Tire & Rubber Company, an Ohio corporation, or any successor corporation.

(i) “DATE OF GRANT” means the date as of which an Award is determined to be effective as designated in a resolution by the Committee and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee.

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(j) “DIRECTOR” means any individual who is a member of the Board of Directors and who is not an Employee at the relevant time.

(k) “DIVIDEND EQUIVALENT” means, in respect of a Common Stock Equivalent, Performance Grant, Stock-Based Grant or Restricted Stock Unit and with respect to each dividend payment date for the Common Stock, an amount equal to the cash dividend on one share of Common Stock payable on such dividend payment date. No Dividend Equivalents shall relate to, or be granted with respect to, shares of Common Stock underlying a Stock Option or Stock Appreciation Right.

(l) “EMPLOYEE” means any individual, including any officer of the Company, who is on the active payroll of the Company or a Subsidiary at the relevant time.

(m) “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended and in effect from time to time, including all rules and regulations promulgated thereunder.

(n) “FAIR MARKET VALUE” means, in respect of any date on or as of which a determination thereof is being or to be made, the closing market price of the Common Stock reported on the Nasdaq Global Select Market on such date, or, if the Common Stock was not traded on such date, on the next preceding day on which sales of shares of the Common Stock were reported on the Nasdaq Global Select Market.

(o) “INCENTIVE STOCK OPTION” means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an “incentive stock option” within the meaning of Section 422(b) of the Code.

(p) “NON-QUALIFIED STOCK OPTION” means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

(q) “PARTICIPANT” means any Employee or Director who receives an Award under the Plan.

(r) “PERFORMANCE AWARD” has the meaning set forth in Section 9(a) hereof.

(s) “PERFORMANCE GOALS” mean, with respect to any Award granted pursuant to the Plan, the one or more targets, goals or levels of attainment required to be achieved in terms of the specified Performance Measure during the specified Performance Period, all as set forth in the related grant agreement.

(t) “PERFORMANCE GRANT” means an Award granted pursuant to Section 9 of the Plan which is contingent on the achievement of specific Performance Goals during a Performance Period, determined using a specific Performance Measure, all as specified in the grant agreement relating thereto.

(u) “PERFORMANCE MEASURE” means, with respect to any applicable Award granted pursuant to the Plan, one or more of the criteria selected by the Committee pursuant to Section 11 of the Plan for the purpose of establishing, and measuring attainment of, Performance Goals for a Performance Period in respect of such Award, as provided in the related grant agreement.

(v) “PERFORMANCE PERIOD” means, with respect to any applicable Award granted pursuant to the Plan, the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select during which the

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attainment of one or more Performance Goals will be measured to determine whether, and the extent to which, a Participant is entitled to receive payment of such Award.

(w) “PLAN” means this 2022 Performance Plan of the Company, as set forth herein and as may be amended, or amended and restated, from time to time in accordance with the terms hereof. This Plan was last amended and restated effective as of [•], 2025.

(x) “PRIOR AWARD” means any award or grant made pursuant to a Prior Plan that is outstanding and unexercised on the effective date of the Plan.

(y) “PRIOR PLAN” means the Company’s 2008 Performance Plan, 2013 Performance Plan or 2017 Performance Plan, as amended from time to time in accordance with the terms thereof.

(z) “RESTRICTED STOCK” means shares of Common Stock issued pursuant to a Restricted Stock Grant under Section 8 of the Plan, for so long as such shares remain subject to the restrictions and conditions specified in the grant agreement pursuant to which such Restricted Stock Grant is made.

(aa) “RESTRICTED STOCK GRANT” means an Award granted pursuant to the provisions of Section 8 of the Plan.

(bb) “RESTRICTED STOCK UNIT” means a Unit issued pursuant to a Restricted Stock Grant under Section 8 of the Plan, for so long as such Unit remains subject to the restrictions and conditions specified in the grant agreement pursuant to which such Restricted Stock Grant is made and until payment thereof.

(cc) “STOCK APPRECIATION RIGHT” means an Award in the form of a right to benefit from the appreciation of the Common Stock made pursuant to Section 7 of the Plan.

(dd) “STOCK-BASED GRANT” has the meaning set forth in Section 10(a) hereof.

(ee) “STOCK OPTION” means and includes any Non-Qualified Stock Option and any Incentive Stock Option granted pursuant to Section 6 of the Plan.

(ff) “SUBSIDIARY” means any corporation or entity in which the Company directly or indirectly owns or controls securities having a majority of the voting power of such corporation or entity; provided, however, that (i) for purposes of determining whether any Employee may be a Participant with respect to any Award of Incentive Stock Options, the term “Subsidiary” means a “subsidiary corporation” (within the meaning of Section 424(f) of the Code); and (ii) for purposes of determining whether any individual may be a Participant with respect to any Award of Stock Options or Stock Appreciation Rights that are intended to be exempt from Section 409A of the Code, the term “Subsidiary” means any corporation or other entity as to which the Company is an “eligible issuer of service recipient stock” (within the meaning of Section 409A of the Code).

(gg) “SUBSTITUTE AWARDS” means Awards that are granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired directly or indirectly by the Company or with which the Company directly or indirectly combines.

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(hh) “UNIT” means a bookkeeping entry used by the Company to record and account for the grant, settlement or, if applicable, deferral of an Award until such time as such Award is paid, canceled, forfeited or terminated, as the case may be, which, except as otherwise specified by the Committee, shall be equal to one Common Stock Equivalent.

3. EFFECTIVE DATE; TERM.

(a) EFFECTIVE DATE. The Plan was approved by the Board of Directors on March 1, 2022 and became effective on April 11, 2022, which is the date that the shareholders of the Company initially approved the Plan. The Board of Directors approved an amendment and restatement of the Plan, as set forth herein, on February 25, 2025, which amended and restated Plan shall become effective as of the date it is approved by the shareholders of the Company at the 2025 annual meeting of shareholders or any adjournments thereof.

(b) TERM. The Plan shall remain in effect through February 28, 2032, unless sooner terminated by the Board of Directors. Termination of the Plan shall not affect Awards then outstanding.

4. SHARES OF COMMON STOCK SUBJECT TO PLAN.

(a) MAXIMUM NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN. The maximum aggregate number of shares of Common Stock which may be granted pursuant to Awards under the Plan, subject to Sections 4(b) and 4(c) of the Plan, shall be 33,400,000. Any shares of Common Stock that are subject to Awards of Stock Options or Stock Appreciation Rights shall be counted against this limit as one (1) share of Common Stock for every one (1) share of Common Stock granted. Any shares of Common Stock that are subject to Awards other than Stock Options or Stock Appreciation Rights shall be counted against this limit as 2.00 shares of Common Stock for every one (1) share of Common Stock granted. The shares of Common Stock which may be issued under the Plan may be authorized and unissued shares or issued shares reacquired by the Company. No fractional share of Common Stock shall be issued under the Plan. Awards of fractional shares of Common Stock, if any, shall be settled in cash.

Of the maximum aggregate number of shares of Common Stock which may be granted pursuant to Awards under the Plan, a total of 1,670,000 shares of Common Stock may be granted pursuant to Awards that are not subject to the minimum vesting requirements set forth in Sections 6(e), 7(c), 8(c), 9(a) or 10(c) of the Plan (which number equals 5% of the total number of shares of Common Stock reserved for issuance or delivery under Section 4(a) of the Plan).

(b) CHARGING OF SHARES. Shares of Common Stock subject to an Award or a Prior Award (other than a Substitute Award) that expires according to its terms or is forfeited, terminated, canceled or surrendered, in each case, without having been exercised or is settled, or can be paid only, in cash, and any shares of Common Stock subject to an Award or a Prior Award (other than a Stock Option or Stock Appreciation Right) that is surrendered in payment of the taxes associated with the vesting or settlement of such Award or Prior Award, will be available again for grant under the Plan, without reducing the number of shares of Common Stock that may be subject to Awards or that are available for the grant of Awards under the Plan and, with respect to Prior Awards under a Prior Plan, will become available for grant under the Plan, thereby increasing the number of shares of Common Stock that may be subject to Awards or that are available for the grant of Awards under the Plan. In no event shall (i) any shares of Common Stock subject to a Stock Option that is canceled upon the exercise of a tandem Stock Appreciation Right granted under the Plan or a Prior Plan,

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(ii) any shares of Common Stock subject to an Award or a Prior Award that is surrendered in payment of the exercise price of a Stock Option or in payment of taxes associated with the exercise of Stock Options or Stock Appreciation Rights granted under the Plan or a Prior Plan, (iii) any shares of Common Stock subject to a Stock Appreciation Right granted under the Plan or a Prior Plan that are not issued in connection with the stock settlement of the Stock Appreciation Right upon the exercise thereof, or (iv) any shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Stock Options under the Plan or a Prior Plan, become available for grant under the Plan pursuant to this paragraph. Any shares of Common Stock that become available for grant pursuant to this paragraph shall be added back (i) as one (1) share of Common Stock if such shares were subject to Stock Options or Stock Appreciation Rights granted under the Plan or were subject to stock options or stock appreciation rights granted under a Prior Plan, and (ii) as 2.00 shares of Common Stock if such shares were subject to Awards other than Stock Options or Stock Appreciation Rights granted under the Plan or were subject to Prior Awards other than stock options or stock appreciation rights granted under a Prior Plan.

Any Substitute Awards granted by the Company will not reduce the number of shares of Common Stock available for Awards under the Plan and will not count against the limits specified in Section 4(a) above. Available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan (subject to applicable stock exchange requirements) and do not reduce the maximum number of shares under the Plan.

Units that represent deferred compensation, and shares of Common Stock issued in payment of deferred compensation, will not reduce the number of shares of Common Stock that may be subject to Awards or that are available for the grant of Awards under the Plan, except to the extent of matching or other related grants by the Company or any discount in the price used to convert the deferred compensation into Units or shares of Common Stock.

(c) ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE. In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board of Directors may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to prevent dilution or enlargement of the rights of Participants to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the various maximum share limitations applicable to certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of shares of Common Stock subject to outstanding Awards; and (D) the exercise price of outstanding Stock Options and Stock Appreciation Rights. In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, recapitalization or similar event affecting the capital structure of the Company (each, a “Share Change”), the Committee or the Board of Directors shall make such equitable substitutions or adjustments to prevent dilution or enlargement of the rights of Participants to (A) the aggregate number and kind of shares of Common Stock reserved for issuance and delivery under the Plan, (B) the various maximum share limitations applicable to certain types of Awards and upon the grants to individuals of certain types of Awards, (C) the number and kind of shares of Common Stock subject to outstanding Awards; and (D) the exercise price of outstanding Stock Options and Stock Appreciation Rights. In the case of Corporate Transactions, such adjustments may include, without limitation, the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an

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aggregate value equal to the value of such Awards, as determined by the Committee or the Board of Directors in its sole discretion. In no event shall any adjustment be required under this Section 4(c) if the Committee determines that such action could cause an Award to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A of the Code or otherwise could subject a Participant to the additional tax imposed under Section 409A in respect of an outstanding Award. For the avoidance of doubt, any action permitted under this Section 4(c) may be taken without the need for the consent of any Participant.

(d) LIMIT ON AWARDS TO DIRECTORS. Notwithstanding any other provision of the Plan to the contrary, the sum of (i) the aggregate grant date fair value (computed as of the Date of Grant in accordance with applicable financial accounting rules) of all Awards granted to any single Director during any single calendar year, plus (ii) the aggregate amount of any cash retainers and fees payable during such calendar year to the Director pursuant to the Company’s Director compensation program in effect from time to time, shall not exceed $750,000.

5. ADMINISTRATION.

(a) THE COMMITTEE. The Plan shall be administered by the Human Capital and Compensation Committee appointed from time to time by the Board of Directors and comprised of not less than three of the then members of the Board of Directors who qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act and as “independent directors” for purposes of the rules and regulations of the Nasdaq Global Select Market. The Company shall make and administer Awards under the Plan in accordance with the terms and conditions specified by the Committee, which terms and conditions shall be set forth in grant agreements and/or other instruments in such forms as the Committee shall approve.

(b) COMMITTEE POWERS. The Committee shall have full power and authority to operate and administer the Plan in accordance with its terms. The powers of the Committee include, but are not limited to, the power to: (i) select Participants from among the Employees and Directors (it being understood that no Employee or Director shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards); (ii) establish the types of, and the terms and conditions of, all Awards made under the Plan, subject to any applicable limitations set forth in, and consistent with the express terms of, the Plan; (iii) make grants of and pay or otherwise effect Awards subject to, and consistent with, the express provisions of the Plan; (iv) establish Performance Goals, Performance Measures and Performance Periods, subject to, and consistent with, the express provisions of the Plan; (v) reduce the amount of any Award, without the consent of any Participant; (vi) prescribe the form or forms of grant agreements and other instruments evidencing Awards under the Plan; (vii) pay and to defer payment of Awards on such terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall determine; (viii) direct the Company to make conversions, accruals and payments pursuant to the Plan; (ix) construe and interpret the Plan and make any determination of fact incident to the operation of the Plan; (x) promulgate, amend and rescind rules and regulations relating to the implementation, operation and administration of the Plan; (xi) adopt such modifications, procedures and subplans as may be necessary or appropriate to comply with the laws of other countries with respect to Participants or prospective Participants employed in such other countries; (xii) delegate to other persons the responsibility for performing administrative or ministerial acts in furtherance of the Plan; (xiii) delegate to one or more officers (as that term is defined in Rule 16a-1(f) under the Exchange Act) of the Company the ability to make Awards under the Plan,

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provided that no such Awards may be made to officers or Directors; (xiv) engage the services of persons and firms, including banks, consultants and insurance companies, in furtherance of the Plan’s activities; and (xv) make all other determinations and take all other actions as the Committee may deem necessary or advisable for the administration and operation of the Plan. The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or individuals who are eligible to receive, Awards.

(c) COMMITTEE’S DECISIONS FINAL. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan, and of any grant agreement, shall be final, conclusive and binding upon all Participants, and all persons claiming through Participants, affected thereby.

(d) ADMINISTRATIVE ACCOUNTS. For the purpose of accounting for Awards deferred as to payment, the Company shall establish bookkeeping accounts expressed in Units bearing the name of each Participant receiving such Awards. Each account shall be unfunded, unless otherwise determined by the Committee in accordance with Section 16(e) of the Plan.

(e) AUTHORITY OF THE BOARD OF DIRECTORS. The Board of Directors may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board of Directors has reserved any such authority or responsibility or during any time that the Board of Directors is acting as administrator of the Plan, the Board of Directors shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 5(e)) shall include the Board of Directors. To the extent that any action of the Board of Directors under the Plan conflicts with any action taken by the Committee, the action of the Board of Directors shall control.

6. STOCK OPTIONS.

(a) IN GENERAL. Options to purchase shares of Common Stock may be granted under the Plan and may be Incentive Stock Options or Non-Qualified Stock Options. All Stock Options shall be subject to the terms and conditions of this Section 6 and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall determine. Stock Options may be granted in addition to, or in tandem with or independent of, Stock Appreciation Rights or other Awards under the Plan.

(b) ELIGIBILITY AND LIMITATIONS. Any Employee or Director may be granted Stock Options. The Committee shall determine, in its discretion, the Employees and Directors to whom Stock Options will be granted, the timing of such Awards, and the number of shares of Common Stock subject to each Stock Option granted, provided that (i) the maximum aggregate number of shares of Common Stock which may be issued and delivered upon the exercise of Incentive Stock Options shall be 33,400,000, (ii) Incentive Stock Options may only be granted to Employees, and (iii) in respect of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option becomes exercisable for the first time by an Employee during any calendar year shall not exceed $100,000, or such other limit as may be required by the Code, except that, if authorized by the Committee and provided for in the related grant agreement, any portion of any Incentive Stock Option that cannot be exercised as such because of this limitation will be converted into and exercised as

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a Non-Qualified Stock Option. In no event, without the approval of the Company’s shareholders, shall any Stock Option (i) be granted to a Participant in exchange for the Participant’s agreement to the cancellation of one or more Stock Options then held by such Participant if the exercise price of the new Award is lower than the exercise price of the Award to be cancelled, (ii) be amended to reduce the exercise price, or (iii) be cancelled in exchange for another Award or a cash payment. The immediately preceding sentence is intended to prohibit the repricing of “underwater” Stock Options without shareholder approval and will not be construed to prohibit the adjustments provided for in Section 4(c) of the Plan.

(c) OPTION EXERCISE PRICE. The per share exercise price of each Stock Option granted under the Plan shall be determined by the Committee prior to or at the time of grant, but in no event shall the per share exercise price of any Stock Option be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant of such Stock Option, except for Substitute Awards provided for in Section 16(b) of the Plan.

(d) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, except that in no event shall the term of any Stock Option exceed ten years from the Date of Grant.

(e) EXERCISABILITY. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the Date of Grant. Except for Substitute Awards, upon a Change in Control, and in certain limited situations (including the death, disability or retirement of the Participant) as designated by the Committee in the applicable grant agreement, Stock Options shall be subject to a minimum vesting period of at least one (1) year measured from the Date of Grant; provided that this minimum vesting provision shall not apply to Stock Options that are counted against the sub-limit set forth in the last paragraph of Section 4(a) of the Plan. No Stock Option may be exercised unless the holder thereof is at the time of such exercise an Employee or Director and has been continuously an Employee or Director since the Date of Grant, except that the Committee may permit the exercise of any Stock Option for any period following the Participant’s termination of employment or service not in excess of the original term of the Stock Option on such terms and conditions as it shall deem appropriate and specify in the related grant agreement.

(f) METHOD OF EXERCISE. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the exercise price in cash or through any other method(s) of payment approved by the Committee, as set forth in the applicable grant agreement.

7. STOCK APPRECIATION RIGHTS.

(a) IN GENERAL. Stock Appreciation Rights in respect of shares of Common Stock may be granted under the Plan alone, in tandem with, in addition to or independent of a Stock Option or other Award under the Plan. Except for Substitute Awards provided for in Section 16(b) of the Plan, a Stock Appreciation Right entitles a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Date of Grant of the Stock Appreciation Right, or such other higher price as may be set by the Committee, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

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(b) ELIGIBILITY AND LIMITATIONS. Any Employee or Director may be granted Stock Appreciation Rights. The Committee shall determine, in its discretion, the Employees and Directors to whom Stock Appreciation Rights will be granted, the timing of such Awards and the number of shares of Common Stock in respect of which each Stock Appreciation Right is granted. In no event, without the approval of the Company’s shareholders, shall any Stock Appreciation Right (i) be granted to a Participant in exchange for the Participant’s agreement to the cancellation of one or more Stock Appreciation Rights then held by such Participant if the exercise price of the new Award is lower than the exercise price of the Award to be cancelled, (ii) be amended to reduce the exercise price, or (iii) be cancelled in exchange for another Award or a cash payment. The immediately preceding sentence is intended to prohibit the repricing of “underwater” Stock Appreciation Rights without shareholder approval and will not be construed to prohibit the adjustments provided for in Section 4(c) of the Plan.

(c) TERM; EXERCISABILITY; EXERCISE; FORM OF PAYMENT. The term of each Stock Appreciation Right shall be fixed by the Committee; except that in no event shall the term of any Stock Appreciation Right exceed ten years from the Date of Grant. A Stock Appreciation Right may be exercised by a Participant at such time or times and in such manner as shall be authorized by the Committee and set forth in the related grant agreement. Except for Substitute Awards, upon a Change in Control, and in certain limited situations (including the death, disability or retirement of the Participant) as designated by the Committee in the applicable grant agreement, Stock Appreciation Rights shall be subject to a minimum vesting period of at least one (1) year measured from the Date of Grant; provided that this minimum vesting provision shall not apply to Stock Appreciation Rights that are counted against the sub-limit set forth in the last paragraph of Section 4(a) of the Plan. The Committee may provide that a Stock Appreciation Right shall be automatically exercised on one or more specified dates. No Stock Appreciation Right may be exercised unless the holder thereof is at the time of exercise an Employee or Director and has been continuously an Employee or Director since the Date of Grant, except that the Committee may permit the exercise of any Stock Appreciation Right for any period following the Participant’s termination of employment or service not in excess of the original term of the Stock Appreciation Right on such terms and conditions as it shall deem appropriate and specify in the related grant agreement. A Stock Appreciation Right may be exercised, in whole or in part, by giving the Company a written notice specifying the number of shares of Common Stock in respect of which the Stock Appreciation Right is to be exercised. Stock Appreciation Rights may be paid upon exercise in cash, in shares of Common Stock, or in any combination of cash and shares of Common Stock as determined by the Committee. With respect to any Stock Appreciation Rights granted in tandem with a Stock Option, the tandem Stock Appreciation Rights may be exercised only at a time when the related Stock Option is also exercisable and at a time when the “spread” is positive, and by surrender of the related Stock Option for cancellation.

8. RESTRICTED STOCK GRANTS.

(a) IN GENERAL. A Restricted Stock Grant is the issue of shares of Common Stock or Units in the name of an Employee or Director, which issuance is subject to such terms and conditions as the Committee shall deem appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares or Units and the requirement that the Employee or Director forfeit such shares or Units back to the Company (i) upon termination of employment or service for specified reasons within a specified period of time, (ii) if any specified Performance Goals are not achieved during a specified Performance Period, or (iii) if such other conditions as the Committee may specify are not satisfied.

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(b) ELIGIBILITY AND TERMS. Any Employee or Director may receive a Restricted Stock Grant. The Committee, in its sole discretion, shall determine whether a Restricted Stock Grant shall be made, the Employee or Director to receive the Restricted Stock Grant, whether the Restricted Stock Grant will consist of Restricted Stock or Restricted Stock Units, or both, and the conditions and restrictions imposed on the Restricted Stock Grant.

(c) RESTRICTION PERIOD. Restricted Stock Grants shall provide that in order for a Participant to receive shares of Common Stock or Units free of restrictions, the Participant must remain an Employee or Director of the Company or its Subsidiaries for a period of time specified by the Committee (the “Restriction Period”). The Committee may also establish one or more Performance Goals that are required to be achieved during one or more Performance Periods within the Restriction Period as a condition to the lapse of the restrictions. Except for Substitute Awards, upon a Change in Control, and in certain limited situations (including the death, disability or retirement of the Participant) as designated by the Committee in the applicable grant agreement, Restricted Stock Grants shall be subject to a minimum Restriction Period of at least one (1) year measured from the Date of Grant; provided that this minimum vesting provision shall not apply to Restricted Stock Grants that are counted against the sub-limit set forth in the last paragraph of Section 4(a) of the Plan.

(d) RESTRICTIONS. The following restrictions and conditions shall apply to each Restricted Stock Grant during the Restriction Period: (i) the Participant may not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of or realize on the shares of Common Stock or Units subject to the Restricted Stock Grant; and (ii) the shares of the Common Stock issued as Restricted Stock or the Restricted Stock Units shall be forfeited to the Company if the Participant for any reason ceases to be an Employee or Director prior to the end of the Restriction Period, except due to circumstances specified in the related grant agreement or otherwise approved by the Committee. Unless otherwise directed by the Committee, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares of Common Stock, or (ii) all uncertificated shares of Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock. The Committee may, in its sole discretion, include such other restrictions and conditions as it may deem appropriate.

(e) PAYMENT. Upon expiration of the Restriction Period and if all conditions have been satisfied and any applicable Performance Goals attained, the shares of the Restricted Stock will be made available to the Participant or the Restricted Stock Units will be converted to an equivalent number of shares of Common Stock and reflected in the account of the Participant, free of all restrictions; provided, that the Committee may, in its discretion, require (i) the further deferral of any Restricted Stock Units beyond the initially specified Restriction Period, and (ii) that the Participant receive a cash payment in lieu of delivery of shares of Common Stock under Restricted Stock Units.

(f) RIGHTS AS A SHAREHOLDER. A Participant shall have, with respect to shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and, except as otherwise provided herein, to receive any cash dividends paid thereon. A Participant shall not have, with respect to Restricted Stock Units, any voting or other rights of a shareholder of the Company, but unless otherwise determined by the Committee shall have the right to receive Dividend Equivalents. Notwithstanding the foregoing, any dividends or Dividend Equivalents with respect to any Restricted Stock Grants shall be accumulated or deemed reinvested in additional Restricted Stock or Restricted Stock Units until the applicable Award is earned and vested, and such dividends or Dividend Equivalents shall not be paid if the applicable Performance Goals, if any, and other vesting conditions are not satisfied.

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9. PERFORMANCE GRANTS.

(a) ELIGIBILITY AND TERMS. The Committee may grant to Employees the prospective contingent right, expressed in Units, to receive payments of shares of Common Stock, cash or any combination thereof, with each Unit equivalent in value to one share of Common Stock, or equivalent to such other value or monetary amount as may be designated or established by the Committee (“Performance Grants”), based upon the achievement of Performance Goals over a specified Performance Period. The Committee shall, in its sole discretion, determine the Employees eligible to receive a Performance Grant and establish the applicable Performance Periods, Performance Measures and Performance Goals in respect of such Performance Grant. Except for Substitute Awards, upon a Change in Control, and in certain limited situations (including the death, disability or retirement of the Participant) as designated by the Committee in the applicable grant agreement, Performance Grants that are settled in shares of Common Stock shall be subject to a minimum vesting period of at least one (1) year measured from the Date of Grant; provided that this minimum vesting provision shall not apply to Performance Grants that are counted against the sub-limit set forth in the last paragraph of Section 4(a) of the Plan. The number of shares of Common Stock and/or the amount of cash earned and payable in settlement of a Performance Grant shall be determined at the end of the Performance Period (a “Performance Award”). The Committee may, in its sole discretion, provide for the payment of Dividend Equivalents with respect to Performance Grants; provided that any such Dividend Equivalents shall be accumulated or deemed reinvested in additional Units until the applicable Award is earned and vested, and such Dividend Equivalents shall not be paid if the Performance Goals and any other applicable vesting conditions are not satisfied.

(b) FORM OF GRANTS. Performance Grants may be made on such terms and conditions not inconsistent with the Plan, and in such form or forms, as the Committee may from time to time approve. Performance Grants may be made alone, in addition to, in tandem with, or independent of other Awards under the Plan. Subject to the terms of the Plan, the Committee shall, in its discretion, determine the number of Units subject to each Performance Grant made to a Participant and the Committee may impose different terms and conditions on any particular Performance Grant made to any Participant. The Performance Goals, the Performance Period or Periods, and the Performance Measures applicable to a Performance Grant shall be set forth in the relevant grant agreement.

(c) PAYMENT OF AWARDS. Each Participant shall be entitled to receive payment in an amount equal to the aggregate Fair Market Value (if the Unit is equivalent to a share of Common Stock), or such other value as the Committee shall specify, of the Units earned in respect of such Performance Award. Payment in settlement of a Performance Award may be made in shares of Common Stock, in cash, or in any combination of Common Stock and cash, and at such time or times, as the Committee, in its discretion, shall determine.

10. OTHER STOCK-BASED GRANTS.

(a) IN GENERAL. The Committee may grant other Awards pursuant to which Common Stock is, or in the future may be, acquired by Participants, and other Awards to Participants denominated in Common Stock Equivalents or other Units (“Stock-Based Grants”). Such Stock-Based Grants may be made alone, in addition to, in tandem with, or independent of other Awards under the Plan, including, without limitation, unrestricted shares of Common Stock. The Committee may make Stock-Based Grants as a bonus or in lieu of other compensation to a Participant, or may make Stock-Based Grants

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in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property (including Common Stock) under a deferred compensation plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee in a manner that complies with Section 409A of the Code.

(b) ELIGIBILITY AND TERMS. The Committee may make Stock-Based Grants to Employees or Directors. Subject to the provisions of the Plan, the Committee shall have authority to determine the Employees and Directors to whom, and the time or times at which, Stock-Based Grants will be made, the number of shares of Common Stock, if any, to be subject to or covered by each Stock-Based Grant, and any and all other terms and conditions of each Stock-Based Grant. The Committee may, in its sole discretion, provide for the payment of Dividend Equivalents with respect to Stock-Based Grants, provided that any Dividend Equivalents with respect to Stock-Based Grants shall be accumulated or deemed reinvested in additional Common Stock Equivalents or Units until the applicable Award is earned and vested, and such Dividend Equivalents shall not be paid if the applicable Performance Goals, if any, and other vesting conditions are not satisfied.

(c) RESTRICTION PERIOD. Except for Substitute Awards, upon a Change in Control, and in certain limited situations (including the death, disability or retirement of the Participant) as designated by the Committee in the applicable grant agreement, Stock-Based Grants that are settled in shares of Common Stock shall be subject to a minimum vesting period of at least one (1) year measured from the Date of Grant; provided that this minimum vesting provision shall not apply to Stock-Based Grants that are counted against the sub-limit set forth in the last paragraph of Section 4(a) of the Plan.

(d) FORM OF GRANTS; PAYMENT OF AWARDS. Stock-Based Grants may be made in such form or forms and on such terms and conditions, including the attainment of specific Performance Goals, as the Committee, in its discretion, shall approve. Payment of Stock-Based Awards may be made in cash, in shares of Common Stock, or in any combination of cash and shares of Common Stock, and at such time or times, as the Committee, in its discretion, shall determine.

11. AWARDS SUBJECT TO THE ATTAINMENT OF PERFORMANCE GOALS.

Each Performance Grant and each other Award subject to the attainment of Performance Goals shall specify the Performance Goals, Performance Period and Performance Measures to which such Award is subject. The Performance Goals and Performance Period shall be established by the Committee in its sole discretion. The Committee shall establish one or more Performance Measures for each Performance Period for determining the portion of the Award which will be earned or forfeited based on the extent to which the Performance Goals are achieved or exceeded. The term Performance Measures includes one or more of the criteria established pursuant to the Plan for Participants who have received Performance Grants or other Awards subject to the attainment of Performance Goals. Any Performance Measures that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established (or at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP. The Performance Measures may be calculated before or after taxes, interest, depreciation, amortization, discontinued operations, effect of accounting changes, acquisition expenses, restructuring expenses, items that are unusual in nature or infrequent in occurrence, extraordinary items, non-operating items or unusual charges, as determined by the Committee at the time the Performance Measures are established (or at any time thereafter). Performance Goals may be established on a corporate-wide basis, with respect to one or more business

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units, divisions, subsidiaries or business segments and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Performance Goals may include minimum, maximum and target levels of performance, with the size of the Performance Award or other payout of the Award based on the level attained. In the event of a Corporate Transaction or a Share Change (as such terms are defined in Section 4(c)), the Committee may make such adjustments to the Performance Goals and Performance Measures applicable to outstanding Awards as it deems appropriate and equitable without Participant consent.

12. DEFERRALS.

To the extent permitted by Section 409A of the Code, the Committee may, whether at the time of grant or at any time thereafter prior to payment or settlement, require a Participant to defer, or permit (subject to such conditions as the Committee may from time to time establish) a Participant to elect to defer, receipt of all or any portion of any payment of cash or shares of Common Stock that would otherwise be due to such Participant in payment or settlement of any Award under the Plan. If any such deferral is required by the Committee (or is elected by the Participant with the permission of the Committee), the Committee shall establish rules and procedures for such payment deferrals. The Committee may provide for the payment or crediting of interest, at such rate or rates as it shall in its discretion deem appropriate, on such deferred amounts credited in cash and the payment or crediting of Dividend Equivalents in respect of deferred amounts credited in Common Stock Equivalents or Restricted Stock Units. Deferred amounts may be paid in a lump sum or in installments in the manner and to the extent permitted, and in accordance with rules and procedures established, by the Committee. This Section 12 shall not apply to any grant of Stock Options or Stock Appreciation Rights that are intended to be exempt from Section 409A of the Code.

13. NON-TRANSFERABILITY OF AWARDS.

No Award under the Plan, and no right or interest therein, shall be (a) assignable, alienable or transferable by a Participant, except by will or the laws of descent and distribution, (b) subject to any obligation, or the lien or claims of any creditor, of any Participant, or (c) subject to any lien, encumbrance or claim of any party made in respect of or through any Participant, however arising. During the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by, and shares of Common Stock issued upon the exercise of Stock Options and Stock Appreciation Rights or in settlement of other Awards will be issued only to, and other payments in settlement of any Award will be payable only to, the Participant or his or her legal representative. The Committee may, in its sole discretion, authorize written designations of beneficiaries and authorize Participants to designate beneficiaries with the authority to exercise Stock Options and Stock Appreciation Rights granted to a Participant in the event of his or her death. Notwithstanding the foregoing, the Committee may, in its sole discretion and on and subject to such terms and conditions as it shall deem appropriate, which terms and conditions shall be set forth in the related grant agreement: (i) authorize a Participant to transfer all or a portion of any Award other than an Incentive Stock Option made to such Participant; provided, that in no event shall any transfer be made to any person or persons other than such Participant’s spouse, children or grandchildren, or a trust or partnership (or other legal entity which the Committee may approve) for the exclusive benefit of one or more such persons, which transfer must be made as a gift and without any consideration; and (ii) provide for the transferability of a particular Award other than an Incentive Stock Option pursuant to a domestic relations order. All

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other transfers and any retransfer by any permitted transferee are prohibited and any such purported transfer shall be null and void. Each Award which becomes the subject of a permitted transfer (and the Participant to whom it was granted by the Company) shall continue to be subject to the same terms and conditions as were in effect immediately prior to such permitted transfer. The Participant shall remain responsible to the Company for the payment of all withholding taxes incurred as a result of any exercise of such Award. In no event shall any permitted transfer of an Award create any right in any party in respect of any Award, other than the rights of the qualified transferee in respect of such Award specified in the related grant agreement.

14. CHANGE IN CONTROL.

(a) EFFECT ON GRANTS. The Committee may, in its sole discretion and without the consent of Participants, either by the terms of the applicable grant agreement or by resolution adopted prior to the occurrence of the Change in Control, determine whether and to what extent outstanding Awards under the Plan shall be assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, whether such Awards shall be continued by the Company), in each case subject to equitable adjustments in accordance with Section 4(c) of the Plan.

(1)

To the extent outstanding Awards granted under this Plan are not assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are not continued by the Company) in accordance with this Section 14(a), then effective immediately prior to the Change in Control: (i) all Stock Options and Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable; (ii) all restrictions and conditions in respect of all Restricted Stock Grants then outstanding shall be deemed satisfied as of the date of the Change in Control; and (iii) all Performance Grants and Stock-Based Grants shall be deemed to have been fully earned, at the target amount of the award opportunity specified in the grant agreement, as of the date of the Change in Control.

(2)

To the extent outstanding Awards granted under this Plan are assumed, converted or replaced by the resulting entity in the event of a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are continued by the Company) in accordance with this Section 14(a), then all Awards shall continue to vest during the applicable vesting period, if any, in accordance with their terms, subject to the immediately following sentence. In the event of a Severance (as defined below) of a Participant, and notwithstanding any other provision of the Plan or a grant agreement to the contrary (unless the grant agreement provides otherwise with specific reference to this Section): (i) all Stock Options and Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Severance, whether or not then exercisable; (ii) all restrictions and conditions in respect of all Restricted Stock Grants then outstanding shall be deemed satisfied as of the date of the Severance; and (iii) all Performance Grants and Stock-Based Grants shall be deemed to have been fully earned, at the target amount of the award opportunity specified in the grant agreement, as of the date of the Severance.

(b) DEFINITIONS. As used in the Plan, the following terms shall have the following meanings (unless otherwise prescribed by the Committee in a grant agreement):

(1)	“Affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

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(2)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(3)

“Cause” means (i) the continued failure by the Participant to substantially perform the Participant’s duties with the Company or a Subsidiary (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), (ii) the engaging by the Participant in conduct which is demonstrably injurious to the Company, monetarily or otherwise, (iii) the Participant committing any felony or any crime involving fraud, breach of trust or misappropriation or (iv) any breach or violation of any agreement relating to the Participant’s employment with the Company or a Subsidiary where the Company or a Subsidiary, in its discretion, determines that such breach or violation materially and adversely affects the Company.

(4)	A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i)

any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company other than securities acquired by virtue of the exercise of a conversion or similar privilege or right unless the security being so converted or pursuant to which such right was exercised was itself acquired directly from the Company) representing 20% or more of (A) the then outstanding shares of Common Stock of the Company or (B) the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii)

the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors (the “Incumbent Board”): individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, without limitation, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)

there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation, other than a merger or consolidation pursuant to which (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation will continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) no Person will become the Beneficial Owner, directly or indirectly, of securities of the Company or such surviving entity or any parent thereof representing 20% or more of the outstanding shares of common stock or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such merger or consolidation) and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation (or any parent thereof) resulting from such merger or consolidation; or

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(iv)

the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, (A) more than 50% of the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of which (or of any parent of such entity) is owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, (B) in which (or in any parent of such entity) no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the outstanding shares of common stock resulting from such sale or disposition or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such sale or disposition) and (C) in which (or in any parent of such entity) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors.

(5)	“Effective Date” means the date set forth in Section 3(a) hereof.

(6)

“Good Reason” as a reason for a Participant’s termination of employment shall have the meaning assigned such term, if any, under (i) The Goodyear Tire & Rubber Company Executive Severance and Change in Control Plan, as amended from time to time, or any successor plan, but only if he or she participates in that plan immediately prior to the Severance, or (ii) under The Goodyear Tire & Rubber Company Continuity Plan for Salaried Employees, as amended from time to time, or any successor plan, but only if he or she participates in that plan (and that plan defines “Good Reason” for purposes of his or her termination of employment) immediately prior to the Severance.

(7)

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(8)

“Severance” means from the date of a Change in Control until the second anniversary of the Change in Control, the termination of a Participant’s employment with the Company or a Subsidiary (i) by the Company or a Subsidiary, other than for Cause or pursuant to mandatory retirement policies of the Company or a Subsidiary that existed prior to the Change in Control or (ii) by the Participant for Good Reason, but only if he or she either participates in The Goodyear Tire & Rubber Company Executive Severance and Change in Control Plan, as amended from time to time, or any successor plan, or participates in The Goodyear Tire & Rubber Company Continuity Plan for Salaried Employees, as amended from time to time, or any successor plan (and that plan defines “Good Reason” for purposes of his or her termination of employment), immediately prior to the date of termination.

A Participant will not be considered to have incurred a Severance if his or her employment is discontinued by reason of the Participant’s death or a physical or mental condition causing such Participant’s inability to substantially perform his or her duties with the Company or a Subsidiary, including, without limitation, such condition entitling him or her to benefits under any sick pay or disability income policy or program of the Company or a Subsidiary.

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15. AMENDMENT AND TERMINATION.

The Board of Directors may terminate the Plan at any time, except with respect to grants then outstanding. The Board of Directors may amend the Plan at any time and from time to time in such respects as the Board of Directors may deem necessary or appropriate without approval of the shareholders, unless such approval is necessary in order to comply with applicable laws, including the Exchange Act and the Code, or the rules and regulations of any securities exchange on which the Common Stock is listed. Subject to Section 4(c) hereof, in no event may the Board of Directors amend the Plan without the approval of the shareholders to (i) increase the maximum number of shares of Common Stock which may be issued pursuant to the Plan, (ii) reduce the minimum exercise price for Stock Options and Stock Appreciation Rights as set forth in the Plan, or (iii) change the restrictions on the repricing of Stock Options or Stock Appreciation Rights contained in the penultimate sentence of Sections 6(b) or 7(b) of the Plan.

Subject to provisions of Sections 6(b) and 7(b) hereof prohibiting repricing of Stock Options and Stock Appreciation Rights without shareholder approval, the Committee may amend the terms of any Award granted under the Plan prospectively or retroactively. Except as specifically provided otherwise herein, no amendment shall materially impair the rights of any Participant without his or her consent; provided, however, that the Committee may modify an Incentive Stock Option held by a Participant to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.

16. MISCELLANEOUS.

(a) WITHHOLDING TAXES. All Awards under the Plan will be made subject to any applicable withholding for taxes of any kind. The Company shall have the right to deduct from any amount payable under the Plan, including delivery of shares of Common Stock to be made under the Plan, all federal, state, city, local or foreign taxes of any kind required by law to be withheld with respect to such payment and to take such other actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If shares of Common Stock are used to satisfy withholding taxes, the Company shall (i) value such shares for tax purposes as of the date when the withholding liability arises, and (ii) calculate the withholding taxes using the applicable minimum statutory withholding rates, or in the Company’s sole discretion, using a higher rate that does not exceed the maximum statutory individual tax rate in the jurisdiction(s) applicable to the Participant. The Company shall have the right to require a Participant to pay cash to satisfy withholding taxes as a condition to the payment of any amount (whether in cash or shares of Common Stock) under the Plan.

(b) SUBSTITUTE AWARDS FOR AWARDS GRANTED BY OTHER ENTITIES. Substitute Awards may be granted under the Plan for grants or awards held by employees of a company or entity who become Employees as a result of the acquisition, merger or consolidation of the employer company by or with the Company or a Subsidiary. Except as otherwise provided by applicable law and notwithstanding anything in the Plan to the contrary, the terms, provisions and benefits of the Substitute Awards so granted may vary from those set forth in or required or authorized by this Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or part, to the terms, provisions and benefits of the grants or awards in substitution for which they are granted.

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(c) NO RIGHT TO EMPLOYMENT. Neither the adoption of the Plan nor the grant of any Award shall confer upon any Employee any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Employee at any time, with or without cause.

(d) UNFUNDED PLAN. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

(e) PAYMENTS TO TRUST. The Committee is authorized to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

(f) ENGAGING IN COMPETITION WITH COMPANY. To the extent permitted under applicable law, in the event that a Participant’s employment with the Company or a Subsidiary terminates for any reason whatsoever (whether voluntarily or involuntarily), and within eighteen (18) months after the date thereof the Participant accepts employment with any competitor of, or otherwise engages in competition with, the Company, the Committee, in its sole discretion, may require such Participant to return, or (if not received) to forfeit, to the Company the economic value of any Award which is realized or obtained (measured at the date of exercise, vesting or payment) by such Participant (i) at any time after the date which is six months prior to the date of such termination of the Participant’s employment with the Company or a Subsidiary or (ii) during such other period as the Committee may determine.

(g) COMPENSATION RECOVERY POLICY. Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy maintained by the Company from time to time, including without limitation The Goodyear Tire & Rubber Company Compensation Recovery Policy, as amended, supplemented or replaced from time to time, whether or not such policy was in place or effective at the time of grant of the Award.

(h) OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any pension or other employee benefit plan or similar arrangement provided by the Company or any Subsidiary, unless (i) expressly so provided by such other plan or arrangement or (ii) the Committee expressly determines that an Award or a portion thereof should be included as recurring compensation. Nothing contained in the Plan shall prohibit the Company or any Subsidiary from establishing other special awards, incentive compensation plans, compensation programs and other similar arrangements providing for the payment of performance, incentive or other compensation to Employees or Directors. Payments and benefits provided to any Employee or Director under any other plan, including, without limitation, any stock option, stock award, restricted stock, deferred compensation, savings, retirement or other benefit plan or arrangement, shall be governed solely by the terms of such other plan.

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(i) SECURITIES LAW RESTRICTIONS. In no event shall the Company be obligated to issue or deliver any shares of Common Stock if such issuance or delivery shall constitute a violation of any provisions of any law or regulation of any governmental authority or securities exchange on which the Common Stock is listed. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable federal and state securities laws and regulations and all requirements of any securities exchange on which the Common Stock is listed.

(j) GRANT AGREEMENTS. Each grant of an Award under the Plan shall be evidenced by a grant agreement, in a form specified by the Committee, which shall set forth the terms and conditions of the Award and such related matters as the Committee shall, in its sole discretion, determine consistent with this Plan. A grant agreement may be in an electronic medium, may be limited to a notation on the books and records of the Company and, unless determined otherwise by the Committee, need not be signed by a representative of the Company or a Participant.

(k) FOREIGN EMPLOYEES. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals, or who are subject to applicable laws of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of applicable laws of other countries in which the Company or its Subsidiaries operate or have employees.

(l) SEVERABILITY. In the event any provision of the Plan shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of the Plan.

(m) GOVERNING LAW. The Plan and each Award granted under the Plan shall be governed by and construed in accordance with the laws of the State of Ohio, without references to principles of conflicts of laws. By accepting an Award hereunder, the Company and each Participant irrevocably submit to the exclusive jurisdiction of the state and federal courts of the State of Ohio, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by any of them in connection with this Plan or an Award shall be brought in either the Common Pleas Court of Summit County, Ohio, or the United States District Court for the Northern District of Ohio.

(n) COMPLIANCE WITH SECTION 409A OF THE CODE. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the grant agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any grant agreement (unless the grant agreement provides otherwise with specific reference to this Section), an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United

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States law. Neither the Company, its Subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through the Participant) for any tax, interest or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any Award under the Plan.

Notwithstanding anything in the Plan or any Award agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

Notwithstanding anything in the Plan or any Award agreement to the contrary, unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award that would otherwise be considered “deferred compensation” subject to Section 409A of the Code would be accelerated upon the occurrence of (i) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (ii) a disability, no such acceleration shall be permitted unless the disability also satisfies the definition of “disability” pursuant to Section 409A of the Code.

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THE GOODYEAR TIRE & RUBBER COMPANY 200 Innovation Way Akron, Ohio 44316

Goodyear is one of the world’s leading tire companies, with operations in most regions of the world. Goodyear develops, manufactures, distributes and sells tires for most applications. It also manufactures and sells rubber-related chemicals for various applications. Goodyear is one of the world’s largest operators of commercial truck service and tire retreading centers. It operates approximately

800 retail outlets where it offers its products for sale to consumer and commercial customers and provides repair and other services. Goodyear manufactures its products in 53 facilities in 20 countries. It has marketing operations in almost every country around the world. It employs approximately 68,000 people worldwide.

GOOD YEAR C/O COMPUTERSHARE TRUST COMPANY, N.A. P.O. BOX 43078 PROVIDENCE, RI 02940-3078 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 13, 2025. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting Go to www.virtualshareholdermeeting.com/GT2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 13, 2025. Have your voting instruction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Goodyear Tire & Rubber Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote via the Internet or by phone, please do not mail your card. Your vote is important. Please vote immediately. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V63983-P25127 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHExN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY THE GOODYEAR TIRE & RUBBER COMPANY The Board of Directors recommends that you vote FOR the election of all Nominees. 1. Election of Directors Nominees: For Against Abstain 1a. Norma B. Clayton 1b. James A. Firestone 1c. Werner Geissler 1d. Joseph R. Hinrichs 1e. Laurette T. Koellner 1f. Karla R. Lewis 1g. John E. McGlade 1h. Max H. Mitchell 1i. Hera K. Siu 1j. Mark W. Stewart For Against Abstain 1k. Michael R. Wessel 1l. Roger J. Wood The Board of Directors recommends that you vote FOR For Against Abstain proposals 2, 3 and 4: 2. Advisory vote to approve executive compensation. 3. Approval of an amendment to the 2022 Performance Plan. 4. Ratification of appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm. The Board of Directors recommends that you vote AGAINST proposal 5: For Against Abstain 5. Shareholder proposal regarding tire and road wear particle goals and timelines. Please sign name exactly as it appears above. Each joint owner should sign. Please indicate title if you are signing as executor, administrator, trustee, custodian, guardian or corporate officer. The undersigned hereby acknowledges receipt of the Notice of 2025 Annual Meeting of Shareholders and Proxy Statement. Signature [PLEASE SIGN WITHIN BOX] Date Yes No Please indicate if you plan to attend this meeting. Signature (Joint Owners) Date

Annual Meeting of Shareholders The Goodyear Tire & Rubber Company April 14, 2025 4:30 P.M.Virtual Shareholder Meeting www.virtualshareholdermeeting.com/GT2025 PLEASE VOTE — YOUR VOTE IS IMPORTANT Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2025 Notice and Proxy Statement and 2024 Annual Report are available at www.proxyvote.com. V63984-P25127 GOOD YEAR THE GOODYEAR TIRE & RUBBER COMPANY PROXY FOR 2025 ANNUAL MEETING OF SHAREHOLDERS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, a holder (or designated proxy) of shares of the Common Stock of The Goodyear Tire & Rubber Company, hereby appoints David E. Phillips, Christina L. Zamarro and Daniel T. Young and each or any of them, the proxies or proxy of the undersigned, with full power of substitution, to represent the undersigned, and to vote all of the shares of Common Stock that the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held in a virtual format at www.virtualshareholdermeeting.com/GT2025 on Monday, April 14, 2025, at 4:30 P.M., Eastern time, and at any and all adjournments thereof; with the power to vote said shares for the election of twelve Directors of the Company, upon the other matters listed on the reverse side hereof and upon all other matters as may properly come before the meeting or any adjournment thereof. This Proxy is given and is to be construed according to the laws of the State of Ohio. If you sign and return this card without marking, this proxy card will be treated as being FOR the election of Directors and FOR proposals 2, 3 and 4 and AGAINST proposal 5. If you plan to attend the 2025 ANNUAL MEETING, please mark the box indicated on the reverse side. THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

GOOD YEAR C/O COMPUTERSHARE TRUST COMPANY, N.A. P.O. BOX 43078 PROVIDENCE, RI 02940-3078 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET efore The Meeting Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 9, 2025. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting Go to www.virtualshareholdermeeting.com/GT2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 9, 2025. Have your voting instruction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Goodyear Tire & Rubber Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote via the Internet or by phone, please do not mail your card. Your vote is important. Please vote immediately. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V63985-P25127 KEEP THIS PORTION FOR YOUR RECORDS THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RET URN THIS PORTION ONLY THE GOODYEAR TIRE & RUBBER COMPANY The Board of Directors recommends that you vote OR the election of all Nominees. 1. Election of Directors Nominees: For Against Abstain 1a. Norma B. Clayton 1b. James A. Firestone 1c. Werner Geissler 1d. Joseph R. Hinrichs 1e. Laurette T. Koellner 1f. Karla R. Lewis 1g. John E. McGlade 1h. Max H. Mitchell 1i. Hera K. Siu !1j. Mark W. Stewart Authorization: I acknowledge receipt of the Notice of 2025 Annual Meeting of Shareholders and Proxy Statement. I hereby instruct the rustee to vote by proxy, in the form solicited by the Board of Directors, the number of full shares in this Plan account(s) as specified above, or, if not specified above, as recommended by the Board of Directors. Signature [PLEASE SIGN WITHIN BOX] Date For Against Abstain 1k. Michael R. Wessel 1l. Roger J. Wood The Board of Directors recommends that you vote FOR For Against Abstain proposals 2, 3 and 4: 2. Advisory vote to approve executive compensation. 3. Approval of an amendment to the 2022 Performance Plan. 4. Ratification of appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm. The Board of Directors recommends that you vote AGAINST proposal 5: For Against Abstain 5. Shareholder proposal regarding tire and road wear particle goals and timelines. Yes No Please indicate if you plan to attend this meeting. Signature (Joint Owners) Date

GOOD YEAR AnnuAl Meeting of ShAreholderS the goodyeAr tire & rubber CoMpAny April 14, 2025 4:30 p.M. VirtuAl ShAreholderS Meeting www.VirtuAlShAreholderMeeting.CoM/gt2025 pleASe Vote — your Vote iS iMportAnt Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2025 Notice and Proxy Statement and 2024 Annual Report are available at www.proxyvote.com. V63986-P25127 CONFIDENTIAL VOTING INSTRUCTIONS 2025 ANNUAL MEETING OF SHAREHOLDERS FOR EMPLOYEE SAVINGS AND OTHER PLANS Solicited on Behalf of the Board of Directors April 14, 2025 The proxy soliciting materials furnished by the Board of Directors of The Goodyear Tire & Rubber Company in connection with the Annual Meeting of Shareholders to be held on Monday, April 14, 2025, are delivered herewith. Under each employee savings or similar plan in which you participate, you have the right to give written instructions to the trustee for such plan to vote as you specify the number of full shares of Common Stock of The Goodyear Tire & Rubber Company representing your proportionate interest in each such plan on February 18, 2025. As a participant in and a named fiduciary (i.e., the responsible party identified in the voting section of each Plan Document) under an employee savings plan or other similar plan, you have the right to direct The Northern Trust Company, as trustee, how to vote the shares of Common Stock of The Goodyear Tire & Rubber Company allocated to this account under such plan as well as a portion of any shares for which no timely voting instructions are received from other participants. Each savings plan provides that the trustee will vote the shares for which voting instructions have not been received in the same proportion as it votes the shares for which it has received such instructions unless to do so would be inconsistent with the trustee’s duties. If you wish to have the shares allocated to this account under the plan as well as a portion of any shares for which no timely voting instructions are received from other participants voted by the trustee in accordance with your instructions, please sign the authorization on the reverse side of this card and return it in the enclosed envelope or give your instructions by telephone or via the Internet. I hereby instruct the trustee to vote (or cause to be voted) all shares of Common Stock of The Goodyear Tire & Rubber Company credited to this account under each plan on February 18, 2025, at the Annual Meeting of Shareholders to be held on April 14, 2025, and at any adjournment thereof as indicated on the reverse side hereof and upon all other matters as may properly come before the meeting or any adjournment thereof. Unless otherwise specified on the reverse side, if you give your instructions by signing and returning this card, or by telephone or via the Internet, the Trustee will vote FOR the election of Directors and FOR proposals 2, 3 and 4 and AGAINST proposal 5. If you plan to attend the 2025 ANNUAL MEETING, please mark the box indicated on the reverse side. THIS CONFIDENTIAL VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE. PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.